                                                                    EXHIBIT 10.1

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                  by and among

                         CPT OPERATING PARTNERSHIP L.P.,
                                   as Borrower

                         CORRECTIONAL PROPERTIES TRUST,
                                  as Guarantor

                              BANK OF AMERICA, N.A.
                      as Administrative Agent and as Lender

                         BANC OF AMERICA SECURITIES LLC,
                                as Lead Arranger

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                             as Documentation Agent

                     SOCIETE GENERALE, as Syndication Agent

                                       and

                   THE LENDERS PARTY HERETO FROM TIME TO TIME

                                November 25, 2003

                                TABLE OF CONTENTS

                                                                                                       PAGE
                                                 ARTICLE I
                                  ASSIGNMENT AND ALLOCATIONS; DEFINITIONS

1.1      Assignment and Allocations.............................................................         3
1.2      Definitions............................................................................         4
1.3      Rules of Interpretation................................................................        35

                                                 ARTICLE II
                                       THE REVOLVING CREDIT FACILITY

2.1      Revolving Loans........................................................................        37
2.2      Payment of Interest....................................................................        39
2.3      Payment of Principal...................................................................        39
2.4      Manner of Payment......................................................................        40
2.5      Notes..................................................................................        40
2.6      Pro Rata Payments......................................................................        41
2.7      Reductions.............................................................................        41
2.8      Conversions and Elections of Subsequent Interest Periods...............................        41
2.9      Discretionary Increase in Total Revolving Credit Commitment and/or Term Loan B
         Facility...............................................................................        42
2.10     Unused Fee.............................................................................        46
2.11     Deficiency Advances; Failure to Purchase Participations................................        47
2.12     Use of Proceeds........................................................................        48
2.13     Mandatory Prepayments..................................................................        48
2.14     Swing Line.............................................................................        49

                                                ARTICLE III
                                             LETTERS OF CREDIT

3.1      The Letter of Credit Commitment........................................................        51
3.2      Procedures for Issuance and Amendment of Letters of Credit.............................        52
3.3      Drawings and Reimbursements; Funding of Participations.................................        53
3.4      Repayment of Participations............................................................        54
3.5      Obligations Absolute...................................................................        55
3.6      Role of Issuing Bank...................................................................        55
3.7      Cash Collateral........................................................................        56
3.8      Applicability of ISP98 and UCP.........................................................        56
3.9      Letter of Credit Fees..................................................................        56
3.10     Fronting Fee and Documentary and Processing Charges Payable to Issuing Bank............        57
3.11     Conflict with Application and Agreement for Letter of Credit...........................        57

                               TABLE OF CONTENTS

                                                                                                       PAGE
                                                 ARTICLE IV
                                                  SECURITY

4.1      Security...............................................................................        58
4.2      Further Assurances.....................................................................        58
4.3      Information Regarding Collateral.......................................................        58
4.4      Pledge Pool............................................................................        58

                                                 ARTICLE V
                                             FACILITY GUARANTY

5.1      Facility Guaranty......................................................................        61
5.2      Payment................................................................................        61
5.3      Guaranty Absolute......................................................................        61
5.4      Reinstatement..........................................................................        62
5.5      Waiver; Subrogation....................................................................        62
5.6      Set-Off and Waiver.....................................................................        63

                                                 ARTICLE VI
                                   TAXES, YIELD PROTECTION AND ILLEGALITY

6.1      Taxes..................................................................................        64
6.2      Illegality.............................................................................        65
6.3      Inability to Determine Rates...........................................................        65
6.4      Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate
         Loans..................................................................................        65
6.5      Funding Losses.........................................................................        66
6.6      Matters Applicable to all Requests for Compensation....................................        66
6.7      Survival...............................................................................        66

                                                ARTICLE VII
                                        CONDITIONS TO EFFECTIVENESS

7.1      Conditions to Effectiveness............................................................        67
7.2      Conditions of Loans and Letter of Credit...............................................        69

                                                ARTICLE VIII
                                       REPRESENTATIONS AND WARRANTIES

8.1      Organization and Authority.............................................................        71
8.2      Loan Documents.........................................................................        71
8.3      Solvency...............................................................................        72
8.4      Subsidiaries and Stockholders..........................................................        72
8.5      Ownership Interests....................................................................        72
8.6      Financial Condition....................................................................        72
8.7      Title to Properties....................................................................        73

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                               TABLE OF CONTENTS

                                                                                                       PAGE
8.8      Taxes..................................................................................        73
8.9      Other Agreements.......................................................................        73
8.10     Litigation.............................................................................        73
8.11     Margin Stock...........................................................................        73
8.12     Investment Company.....................................................................        74
8.13     Patents, Etc...........................................................................        74
8.14     No Untrue Statement....................................................................        74
8.15     No Consents, Etc.......................................................................        74
8.16     Employee Benefit Plans.................................................................        74
8.17     No Default.............................................................................        75
8.18     Environmental Laws.....................................................................        75
8.19     Employment Matters.....................................................................        76
8.20     RICO...................................................................................        76
8.21     REIT Status............................................................................        76
8.22     Leases; Appraised Value................................................................        76
8.23     Governmental/Operating Agreements......................................................        77
8.24     Tax Shelter Regulations................................................................        77

                                                 ARTICLE IX
                                           AFFIRMATIVE COVENANTS

9.1      Financial Reports, Etc.................................................................        78
9.2      Maintain Properties....................................................................        80
9.3      Existence, Qualification, Etc..........................................................        80
9.4      Regulations and Taxes..................................................................        80
9.5      Insurance..............................................................................        80
9.6      True Books.............................................................................        80
9.7      Right of Inspection....................................................................        81
9.8      Observe all Laws.......................................................................        81
9.9      Governmental Licenses..................................................................        81
9.10     Covenants Extending to Other Persons...................................................        81
9.11     Officer's Knowledge of Default.........................................................        81
9.12     Suits or Other Proceedings.............................................................        81
9.13     Notice of Environmental Complaint or Condition.........................................        81
9.14     Environmental Compliance...............................................................        82
9.15     Indemnification........................................................................        82
9.16     Further Assurances.....................................................................        82
9.17     Employee Benefit Plans.................................................................        83
9.18     Continued Operations...................................................................        83
9.19     New Subsidiaries.......................................................................        83
9.20     REIT Status............................................................................        84
9.21     Use of Proceeds........................................................................        84
9.22     Ownership of Borrower..................................................................        84
9.23     Interest Rate Hedging..................................................................        85
9.24     Notices................................................................................        85

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                               TABLE OF CONTENTS

                                                                                                       PAGE
                                                 ARTICLE X
                                             NEGATIVE COVENANTS

10.1     Financial Covenants....................................................................        86
10.2     Acquisitions...........................................................................        86
10.3     Capital Expenditures...................................................................        87
10.4     Liens..................................................................................        88
10.5     Indebtedness...........................................................................        89
10.6     Transfer of Assets.....................................................................        90
10.7     Investments............................................................................        90
10.8     Merger or Consolidation................................................................        90
10.9     Restricted Payments....................................................................        91
10.10    Transactions with Affiliates...........................................................        91
10.11    Compliance with ERISA..................................................................        91
10.12    Fiscal Year............................................................................        92
10.13    Dissolution, etc.......................................................................        92
10.14    Limitations on Sales and Leasebacks....................................................        92
10.15    Change of Control......................................................................        92
10.16    [Reserved].............................................................................        92
10.17    Negative Pledge Clauses................................................................        92
10.18    Unrestricted Subsidiaries..............................................................        92

                                                 ARTICLE XI
                                     EVENTS OF DEFAULT AND ACCELERATION

11.1     Events of Default......................................................................        94
11.2     Agent to Act...........................................................................        97
11.3     Cumulative Rights......................................................................        97
11.4     No Waiver..............................................................................        97
11.5     Allocation of Proceeds.................................................................        97

                                                ARTICLE XII
                                                 THE AGENT

12.1     Appointment and Authorization of Agent.................................................        99
12.2     Delegation of Duties...................................................................        99
12.3     Liability of Agent.....................................................................        99
12.4     Reliance by Agent......................................................................       100
12.5     Notice of Default......................................................................       100
12.6     Credit Decision; Disclosure of Information by Agent....................................       100
12.7     Indemnification of Agent...............................................................       101
12.8     Agent in its Individual Capacity.......................................................       101
12.9     Successor Agent........................................................................       102
12.10    Agent May File Proofs of Claim.........................................................       102
12.11    Collateral and Guaranty Matters........................................................       103

                               TABLE OF CONTENTS

                                                                                                       PAGE
12.12    Other Agents...........................................................................       103

                                                ARTICLE XIII
                                               MISCELLANEOUS

13.1     Successors and Assigns.................................................................       105
13.2     Notices................................................................................       108
13.3     Right of Set-off; Adjustments..........................................................       110
13.4     Survival of Representations and Warranties.............................................       111
13.5     Attorney Costs, Expenses and Taxes.....................................................       111
13.6     Amendments and Waivers.................................................................       111
13.7     Counterparts...........................................................................       113
13.8     Termination............................................................................       113
13.9     Indemnification by the Borrower........................................................       114
13.10    Severability...........................................................................       114
13.11    Entire Agreement.......................................................................       115
13.12    Agreement Controls.....................................................................       115
13.13    Usury Savings Clause...................................................................       115
13.14    Payments...............................................................................       115
13.15    Confidentiality........................................................................       116
13.16    Tax Forms..............................................................................       116
13.17    Governing Law; Waiver of Jury Trial....................................................       118
13.18    USA Patriot Act Notice.................................................................       119

EXHIBITS

EXHIBIT A-1        Applicable Revolving Commitment Percentages
EXHIBIT A-2        Applicable Term Loan B Commitment Percentages
EXHIBIT B          Assignment and Assumption
EXHIBIT C          Notice of Appointment (or Revocation) of Authorized
                   Representative
EXHIBIT D-1        Form of Borrowing Notice
EXHIBIT D-2        Form of Borrowing Notice -- Swing Line Loans
EXHIBIT E-1        Form of Revolving Loan Interest Rate Selection Notice
EXHIBIT E-2        Form of Term Loan B Interest Rate Selection Notice
EXHIBIT F-1        Form of Revolving Note -- Promissory Note
EXHIBIT F-2        Form of Swing Line Note -- Promissory Note
EXHIBIT F-3        Form of Term Loan Note
EXHIBIT G-1        Form of Opinion of Borrower's Counsel
EXHIBIT G-2        Form of Opinion of Local Counsel
EXHIBIT H          Form of Compliance Certificate
EXHIBIT I          Form of Facility Guaranty
EXHIBIT J          Form of Borrowing Base Certificate
EXHIBIT K          Form of Mortgage
EXHIBIT L          Form of Eligible Property Compliance Certificate
EXHIBIT M          Form of Estoppel Certificate
EXHIBIT N          Form of Consent to Assignment
EXHIBIT O          Form of Subordination, Non-Disturbance and Attornment
                   Agreement
EXHIBIT P-1        Form of Amendment Agreement for Total Revolving Credit
                   Commitment Increase
EXHIBIT P-2        Form of Amendment Agreement for Discretionary Commitment
                   providing for Term Loan B Facility
EXHIBIT Q          Certificate regarding compliance with Governmental Contracts

SCHEDULES

Schedule 4.1       Mortgages for Initial Properties
Schedule 4.3       Information Regarding Collateral; Pledged Properties; Pledge
                   Pool
Schedule 4.4       Appraisal Requirements
Schedule 8.4       Subsidiaries and Investments in Other Persons
Schedule 8.6       Indebtedness
Schedule 8.7       Liens
Schedule 8.8       Tax Matters
Schedule 8.10      Litigation

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

         THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 25, 2003 (this "Agreement"), is made by and among:

         CPT OPERATING PARTNERSHIP L.P., a Delaware limited partnership having its principal place of business in Palm Beach Gardens, Florida (the "Borrower"); and

         CORRECTIONAL PROPERTIES TRUST, a Maryland real estate investment trust having its principal place of business in Palm Beach Gardens, Florida ("CPV"); and

         BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, in its capacity as a Lender ("Bank of America"), and each other financial institution executing and delivering a signature page hereto and each other financial institution which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section 13.1 (hereinafter such financial institutions may be referred to individually as a "Lender" or collectively as the "Lenders"); and

         WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as documentation agent for the Lenders; and

         SOCIETE GENERALE, in its capacity as syndication agent for the Lenders; and

         BANK OF AMERICA, N.A., in its capacity as administrative agent for the Lenders (in such capacity, and together with any successor agent appointed in accordance with the terms of Section 12.9, the "Agent");

                              W I T N E S S E T H:

         WHEREAS, the Borrower, CPV, the lenders party thereto and Bank of America, formerly known as NationsBank, National Association, as administrative agent, are parties to that certain Credit Agreement, dated as of October 2, 1998 (as amended from time to time prior to the date hereof, the "Original Credit Agreement"), pursuant to which such lenders originally agreed to provide the Borrower with a revolving credit facility of up to $150,000,000, including a letter of credit subfacility of up to $10,000,000 and a swingline subfacility of up to $5,000,000; and

         WHEREAS, the Borrower and CPV have requested that the Original Credit Agreement be amended and restated in order to, among other things, extend the maturity date of the revolving credit facility, increase the potential maximum amount of the revolving credit facility from the amount in effect as of the date hereof under the Original Credit Agreement, provide for the Borrower, at its option, to add a term loan facility of up to $100,000,000 secured on a pari passu basis with the Collateral, as defined herein, increase the maximum amount of the swingline subfacility, modify the revolving commitments of the Lenders, and make certain other amendments to the Original Credit Agreement (the "Restatement"); and

         WHEREAS, the Borrower, the Lenders, and the Agent have agreed to and desire to amend and restate the Original Credit Agreement on the terms and conditions set forth in this Agreement to accomplish such amendments, including but not limited to making available to the Borrower a revolving credit facility of up to $95,000,000, which includes a letter of credit subfacility and a swingline subfacility, and providing for an increase in the maximum amount of the revolving credit facility from $150,000,000 to $200,000,000 at any time pursuant to Section 2.9, and providing for the addition of a term loan facility of up to $100,000,000 pursuant to Section 2.9 (provided that the Total Commitments hereunder, including Total Revolving Credit Commitment and Total Term Loan B Commitment, shall not exceed, after giving effect to any increase in or addition to the credit facilities hereunder, $200,000,000), so long as no Default or Event of Default exists, without further action or approval of the Lenders.

         NOW, THEREFORE, the Borrower, CPV, the Lenders and the Agent hereby agree as follows:

                                   ARTICLE I

                     ASSIGNMENT AND ALLOCATIONS; DEFINITIONS

         1.1 Assignment and Allocations. In order to facilitate the Restatement and otherwise to effectuate the desires of the Borrower, the Agent and the Lenders:

         (a) The Parties hereto agree that each of the Revolving Credit Commitments as defined in the Original Credit Agreement shall, subject to the terms hereof, constitute a Revolving Credit Commitment hereunder. As of the close of business on November 20, 2003, such Revolving Credit Commitment, the pro rata percentage of the Total Revolving Credit Commitment of the Lenders and the principal amount of the Loans outstanding under the Original Credit Agreement were as follows:

                                                                 Lender's pro
                                                               rata percentage
                                                              of Total Revolving     Portion of
                                          Revolving Credit          Credit             Loans
             Lender                          Commitment           Commitment         outstanding
             ------                       ----------------    ------------------    -------------
Bank of America, N.A.                     $     10,000,000       33.333333334       $  666,666.68
Wachovia Bank, National Association       $     10,000,000       33.333333333       $  666,666.66
SouthTrust Bank                           $     10,000,000       33.333333333       $  666,666.66


TOTAL                                     $  30,000,000.00                100%      $2,000,000.00
                                          ================       ============       =============

         (b) Simultaneously with the Effective Date, the parties hereby agree that the Revolving Credit Commitments shall be as set forth in Exhibit
A-1 and the Revolving Credit Outstandings under the Original Credit Facility shall be reallocated in accordance with such Revolving Credit Commitments and the requisite assignments shall be deemed to be made in such amounts by and between the Lenders and from each Lender to each other Lender, with the same force and effect as if such assignments were evidenced by applicable Assignments and Acceptances (as defined in the Original Credit Agreement) under the Original Credit Agreement. Notwithstanding anything to the contrary in Section 13.1 of the Original Credit Agreement or Section 13.1 of this Agreement, no other documents or instruments, including any Assignment and Assumption, shall be executed in connection with these assignments (all of which requirements are hereby waived), and such assignments shall be deemed to be made with all applicable representations, warranties and covenants as if evidenced by an Assignment and Acceptance. On the Effective Date, the Lenders shall make full cash settlement with each other either directly or through the Agent, as the Agent may direct or approve, with respect to all assignments, reallocations and other changes in Revolving Credit Commitments (as such term is defined in the Original Credit Agreement) such that after giving effect to such settlements each Lender's Applicable Revolving Commitment Percentage for the Revolving Credit Facility shall be as set forth on Exhibit A-1.

         (c) The Borrower, CPV, the Guarantors, the Agent and the Lenders hereby agree that upon the effectiveness of this Agreement, the terms and provisions of the Original Credit Agreement which in any manner govern or evidence the Obligations, the rights and interests of the Agent and the Lenders and any terms, conditions or matters related to any thereof, shall be and hereby are amended and restated in their entirety by the terms, conditions and provisions of this Agreement, and the terms and provisions of the Original Credit Agreement, except as otherwise expressly provided herein, shall be superseded by this Agreement.

         (d) Notwithstanding this amendment and restatement of the Original Credit Agreement, including anything in this Section 1.1, and in any related "Loan Documents" (as such term is defined in the Original Credit Agreement and referred to herein, individually or collectively, as the "Prior Loan Documents"), (i) all of the indebtedness, liabilities and obligations owing by any Person under the Original Credit Agreement and other Prior Loan Documents shall continue as Obligations hereunder, and (ii) each of this Agreement and the Notes and any other Loan Document (as defined herein) that is amended and restated in connection with this Agreement is given as a substitution of, and not as a payment of, the indebtedness, liabilities and obligations of the Borrower, CPV and the Guarantors under the Original Credit Agreement or any Prior Loan Document and neither the execution and delivery of such documents nor the consummation of any other transaction contemplated hereunder is intended to constitute a novation of the Original Credit Agreement or of any of the other Prior Loan Documents or any obligations thereunder. Upon the effectiveness of this Agreement, all Loans owing by the Borrower, and outstanding under the Original Credit Agreement shall continue as Loans hereunder and shall constitute advances hereunder, and all Letters of Credit outstanding under the Original Credit Agreement and any of the Prior Loan Documents shall continue as Letters of Credit hereunder. Base Rate Loans under the Original Credit Agreement shall accrue interest at the Base Rate hereunder and the parties hereto agree that the Interest Periods for all Eurodollar Rate Loans outstanding under the Original Credit Agreement on the Effective Date, shall remain in effect without renewal, interruption or extension as Eurodollar Rate Loans under this Agreement and accrue interest at the Eurodollar Rate hereunder; provided that if any Loans outstanding under the Original Credit Agreement are assigned or terminated pursuant to this Section 1.1 on a day other than the last day of an Interest Period, the Borrower shall compensate the Lenders pursuant to Section 6.5; provided, further that on and after the Effective Date, the Applicable Margin applicable to any Loan or Letter of Credit hereunder shall be as set forth in the definition of Applicable Margin below, without regard to any margin applicable thereto under the Original Credit Agreement prior to the Effective Date.

         1.2      Definitions

         "Acquisition" means the acquisition of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person or a line or lines of business conducted by such Person so long as such Person is in the business of owning or leasing Qualifying Property or such assets are Qualifying Property.

         "Additions or Enhancements" means with respect to any Qualifying Property any improvements, expansions, additions, alterations, betterments or appurtenances thereto.

         "Advance" means a borrowing under the Revolving Credit Facility consisting of a Base Rate Loan or a Eurodollar Rate Loan, or a borrowing under the Term Loan B Facility.

         "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Borrower or CPV; or (ii) which beneficially owns or holds 5% or more of the Partnership Units of the Borrower or 5% or more of any class of the outstanding voting stock of CPV; or 5% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Borrower and/or CPV. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of partnership interests, voting stock, by contract or otherwise.

         "Agent" or "Administrative Agent" means Bank of America, N.A., as administrative agent for the Lenders hereunder, together with its successors and assigns in such capacity.

         "Agent-Related Persons" means the Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Amendment Agreement" means an amendment to this Agreement providing for a Total Revolving Credit Commitment Increase, in the form of Exhibit P-1 hereto, or a Discretionary Commitment providing for the Term Loan B Facility, in the form of Exhibit P-2 hereto.

         "Annualized EBITDA" means, with respect to any Qualifying Property, the sum of, without duplication, (i) net income, (ii) interest expense, (iii) taxes on income, (iv) amortization and (v) depreciation, all determined in accordance with GAAP applied on a Consistent Basis, which amount shall be determined (a) if such Qualifying Property has been owned or leased by CPV, the Borrower or any Subsidiary for at least four calendar quarters, on a four calendar quarter basis, (b) if such Qualifying Property has been owned or leased by CPV, the Borrower or any Subsidiary for one quarter, such quarter's results shall be multiplied by four; if owned for two quarters, such quarters' results shall be multiplied by two; and if owned for three quarters, such quarters' results shall be multiplied by 4/3 and (c) if such Qualifying Property has been owned or leased by the Borrower or any Subsidiary for less than one quarter, based upon a pro forma annualized estimate of EBITDA prepared by the Borrower and acceptable to the Agent, which, together with the assumptions upon which such estimate is made is set forth on Schedule II to Exhibit H.

         "Applicable Lending Office" means, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and/or maintained.

         "Applicable Margin" means, with respect to the Revolving Credit Facility, that percent per annum set forth below, which shall be based upon the ratio of Consolidated Total Liabilities to Consolidated Total Assets for the most recently ended fiscal quarter (or as of the effective date of the most recent Acquisition or Disposition, as applicable) as specified below:

Pricing             Consolidated Total Liabilities to                    Revolving Credit Facility
 Level                  Consolidated Total Assets                            Applicable Margin
 -----              ---------------------------------                    -------------------------
                                                                               Letter of
                                                                              Credit and
                                                                    Base      Eurodollar
                                                                    Rate         Rate        Unused Fee
                                                                    ----      ----------     ----------
   I.        Less than or equal to 35%                              0.00%        2.75%          0.35%

  II.        Less than or equal to 45% but greater than 35%         0.25%        3.00%          0.40%

 III.        Less than or equal to 50% but greater than 45%         0.50%        3.25%          0.45%

  IV.        Less than or equal to 55% but greater than 50%*        0.75%        3.50%          0.50%

* If greater than 55%, the Applicable Margin shall be Pricing Level IV plus the Default Rate.

         The Applicable Margin for the Revolving Credit Facility shall be established at the end of each fiscal quarter of CPV and upon the effective date of any Acquisition or Disposition (each, a "Determination Date") to be applicable until the next following Determination Date; provided that at all times from the Effective Date up to and including the Determination Date immediately following the Effective Date, the Applicable Margin shall be determined based upon the computations set forth in the Compliance Certificate delivered pursuant to Section 7.1(a)(xi). Any change in the Applicable Margin following each Determination Date shall be determined based upon the computations set forth in the Compliance Certificate furnished to the Agent pursuant to Section 9.1(a)(ii) and Section 9.1(b)(ii), or the certificate furnished to the Agent pursuant to Section 9.1(j), as applicable, in each case subject to review and approval of such computations by the Agent, and shall be effective commencing on the first Business Day following the date such certificate is received until the first Business Day following the date on which a new certificate is delivered or is required to be delivered, whichever shall first occur; provided however, if the Borrower shall fail to deliver any such Compliance Certificate or certificate required under Section 9.1(j) within the time period required by Section 9.1, then the Applicable Margin shall be that shown for Pricing Level IV plus the Default Rate until the appropriate Compliance Certificate is so delivered.

         The Applicable Margin with respect to the Term Loan B Facility shall be as provided in the Supplemental Credit Documents relating thereto.

         "Applicable Revolving Commitment Percentage" means, with respect to each Lender at any time, a fraction, the numerator of which shall be such Lender's Revolving Credit

Commitment and the denominator of which shall be the Total Revolving Credit Commitment, which Applicable Revolving Commitment Percentage for each Lender as of the Effective Date is as set forth in Exhibit A-1; provided that the Applicable Revolving Commitment Percentage of each Lender shall be increased or decreased from time to time to reflect any increase in the Revolving Credit Commitments of Lenders effected pursuant to Section 2.9 or any assignments of Revolving Credit Commitments to or by such Lender effected in accordance with
Section 13.1.

         "Applicable Term Loan B Commitment Percentage" means, with respect to each Term Loan B Lender at any time, a fraction, the numerator of which shall be such Term Loan B Lender's Term Loan B Commitment and the denominator of which shall be the Total Term Loan B Commitment, which Applicable Term Loan B Commitment Percentage for each Term Loan B Lender as of the effective date of the Term Loan B Facility shall be set forth in Exhibit A-2; provided that the Applicable Term Loan B Commitment Percentage of each Term Loan B Lender shall be increased or decreased from time to time to reflect any assignments of Term Loan B Outstandings to or by such Term Loan B Lender effected in accordance with
Section 13.1.

         "Applications and Agreements for Letters of Credit" means, collectively, the Applications and Agreements for Letters of Credit, or similar documentation, executed by the Borrower from time to time and delivered to the Issuing Bank to support the issuance of Letters of Credit.

         "Appraisal Requirements" means, collectively, those standards, policies, requirements and provisions regarding valuation of Pledged Properties set forth in Schedule 4.4, as it may be amended from time to time.

         "Appraised Value" means, with respect to any Qualifying Property, the lesser of its (i) Leased Fee Value and (ii) Fee Simple Value, as determined by a Qualified Appraiser; provided, however, if any entity shall have a contractual right to purchase any Pledged Property from Borrower or any Guarantor, the Appraised Value of such Qualifying Property shall be deemed to be the purchase price under such option, but only to the extent such purchase price is less than the Appraised Value as determined under clause (i) or (ii), as appropriate.

         "Arranger" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

         "Assigned Interests" has the meaning given to such term in the Pledge Agreement.

         "Assignment and Assumption" shall mean an Assignment and Assumption in the form of Exhibit B (with blanks appropriately filled in) delivered to the Agent in connection with an assignment of a Lender's interest under this Agreement pursuant to Section 13.1.

         "Assignment of Leases" means, collectively, the Assignments of Leases from Borrower, CPV or any Subsidiary to the Agent for the benefit of the Secured Parties, including (without limitation of the provisions of Section 1.3(k)), the amendment thereto as of the date hereof with respect to the Initial Properties, pursuant to which Borrower, CPV or any Subsidiary has assigned its rights in the Security Leases to the Agent.

         "Attorney Costs" means and includes all fees, expenses and disbursements of any law firm or other external counsel and, without duplication, the allocated cost of internal legal services and all expenses and disbursements of internal counsel.

         "Attributable Indebtedness" means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

         "Authorized Representative" means any Person expressly designated by the Borrower (or the appropriate committee thereof) as an Authorized Representative of the Borrower, as set forth from time to time in a certificate in the form of Exhibit C.

         "Bank of America" means Bank of America, N.A. and its successors.

         "Base Rate" means, for any day, the rate per annum equal to the sum of
(a) the higher of (i) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and (ii) the Prime Rate for such day plus (b) the Applicable Margin. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

         "Base Rate Loan" means a Loan (including a Segment) for which the rate of interest is determined by reference to the Base Rate.

         "Base Rate Refunding Loan" means a Base Rate Loan or Swing Line Loan made either to (i) satisfy Reimbursement Obligations arising from a drawing under a Letter of Credit or (ii) pay Bank of America in respect of Swing Line Outstandings.

         "Base Rate Segment" means a Segment bearing interest or to bear interest at the Base Rate.

         "Board" means the Board of Governors of the Federal Reserve System (or any successor body).

         "Borrower's Account" means a demand deposit account number 375-104-2327 or any successor account with the Agent, which may be maintained at one or more offices of the Agent or an agent of the Agent.

         "Borrowing Base" means, as of the date of determination thereof, the lesser of (i) 50% of the aggregate Historical Cost of all Pledged Properties in the Pledge Pool or (ii) 50% of the aggregate Appraised Value of all Pledged Properties in the Pledge Pool.

         "Borrowing Notice" means the notice delivered by an Authorized Representative in connection with an Advance under the Revolving Credit Facility or a Swing Line Loan, in the forms of Exhibits D-1 and D-2, respectively.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Agent's Principal Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

         "CCA" means Corrections Corporation of America, Inc., a Maryland corporation.

         "CCC" means Community Corrections Corporation, a Delaware corporation, or, upon the filing by such corporation of a legal name change with the Delaware Secretary of State, Community Education Centers, Inc.

         "Capital Expenditures" means, with respect to CPV and its Subsidiaries, for any period the sum of (without duplication) (i) all expenditures (whether paid in cash or accrued as liabilities) by CPV or any Subsidiary during such period for items that would be classified as "property, plant or equipment" or comparable items on the consolidated balance sheet of CPV and its Subsidiaries, including without limitation all transactional costs incurred in connection with such expenditures provided the same have been capitalized, excluding, however, the amount of any Capital Expenditures paid for with proceeds of casualty insurance as evidenced in writing and submitted to the Agent together with any Compliance Certificate delivered pursuant to Section 9.1(a) or (b), and (ii) with respect to any Capital Lease entered into by CPV or any Subsidiary during such period, the present value of the lease payments due under such Capital Lease over the term of such Capital Lease applying a discount rate equal to the interest rate provided in such lease (or in the absence of a stated interest rate, that rate used in the preparation of the financial statements described in
Section 9.1(a)), all the foregoing in accordance with GAAP applied on a Consistent Basis.

         "Capital Leases" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

         "Cash Available for Distribution" means Funds from Operations, adjusted by subtracting (a) recurring tenant improvements and capital expenditures necessary to maintain in good condition and repair any Qualifying Property and
(b) the straight-lining of rents adjustment in accordance with GAAP.

         "Cash Collateralize" means to pledge and deposit with or deliver to the Agent, for the benefit of the Issuing Bank and the Revolving Lenders, as collateral for the Letter of Credit Outstandings plus all fees accrued or to be incurred in connection therewith, cash, deposit accounts and all balances therein, in an amount not less than the sum of such Letter of Credit Outstandings and fees and all proceeds of the foregoing pursuant to documentation in form and substance satisfactory to the Agent and the Issuing Bank (which documents are hereby consented to by the Revolving Lenders) and to take all such other action as shall be necessary for the Agent to have "control" thereof within the meaning of the Uniform Commercial Code applicable thereto. Derivatives of such term shall have corresponding meaning. The Borrower hereby grants the Agent, for the benefit of the Issuing Bank and the Revolving Lenders, a Lien on all such cash, deposit accounts and deposit account balances. Cash collateral shall be maintained in blocked deposit accounts at Bank of America or other institutions satisfactory to it, pursuant to the LC Account Agreement. "Cash Collateral" shall have a correlative meaning.

         "Change of Control" means, at any time:

                           (i) any "person" or "group" (each as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) either (A) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act ), directly or indirectly, of Voting Stock of CPV (or securities convertible into or exchangeable for such Voting Stock) representing 10% or more of the combined voting power of all Voting Stock of CPV (on a fully diluted basis) or
                  (B) otherwise has the ability, directly or indirectly, to elect a majority of the board of trustees of CPV;

                           (ii) during any period of up to 24 consecutive months, commencing on the Effective Date, individuals who at the beginning of such 24-month period were trustees of CPV shall cease for any reason (other than the death, disability or retirement of an officer of CPV that is serving as a trustee at such time so long as another officer of CPV replaces such Person as a trustee) to constitute a majority of the board of trustees of CPV;

                           (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence on the management or policies of the Borrower;

                           (iv) any Person other than CPV shall become the general partner of the Borrower;

                           (v) CPV shall at any time be the beneficial owner, directly or indirectly, of less than 66 2/3% of the Partnership Units of the Borrower; or

                           (vi) CPT Limited Partner Inc. shall own less than 1% of the Partnership Units of the Borrower.

         "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

         "Collateral" means, collectively, all property of CPV, the Borrower, any Subsidiary or any other Person in which the Agent or any Lender is granted a Lien as security for all or any portion of the Obligations under any Security Instrument.

         "Compliance Certificate" means a certificate of an Authorized Representative demonstrating compliance with the covenants contained in Sections 10.1, 10.3, 10.5(f)-(i), 10.7(e), 10.9 and 10.18, as of the date of such certificate, substantially in the form of Exhibit H.

         "Consistent Basis" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of CPV referred to in Section 8.6(a).

         "Consolidated Adjusted EBITDA" means, with respect to CPV and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) taxes on income, (iv) amortization, and (v) depreciation, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis less the amount of actual cash expenditures by CPV and its Subsidiaries for maintenance-related Capital Expenditures during such Four-Quarter Period; provided, however, with respect to a Qualifying Property that is not owned or leased by CPV, the Borrower or any Subsidiary for such entire Four-Quarter Period, Consolidated Adjusted EBITDA shall be based on Annualized EBITDA for such Qualifying Property; provided further, however, that with respect to any Acquisition, Consolidated Adjusted EBITDA shall include the results of operations of such Person or assets (other than Qualifying Properties) so acquired, which amounts shall be determined on a historical pro forma basis as if such Acquisition had been consummated as a "pooling of interests"; provided further, however, that with respect to any Disposition of a Qualifying Property during the applicable Four-Quarter Period, Consolidated Adjusted EBITDA shall be determined on a historical pro forma basis to exclude the results of operations of the Qualifying Property so disposed; provided further, however, that the calculation of Consolidated Adjusted EBITDA shall exclude (x) the results of operations of Qualifying Properties financed with Non-Recourse Indebtedness and (y) the results of operations of Qualifying Properties that are leased (pursuant to a ground lease or otherwise) by CPV, the Borrower or any Subsidiary for which the remaining leasehold interest is for a period of less than fifty-five (55) years.

         "Consolidated Adjusted EBITDAR" means, with respect to CPV and its Subsidiaries for any Four-Quarter Period ended on the date of computation thereof, the sum of Consolidated Adjusted EBITDA for such period plus Consolidated Rental Expense for such period.

         "Consolidated Fixed Charges" means, with respect to CPV and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Interest Expense,
(ii) current maturities of Consolidated Funded Indebtedness, (iii) Restricted Payments paid or accrued during such period in respect of any preferred stock, and (iv) Consolidated Rental Expense, all determined on a consolidated basis in accordance with GAAP; provided that, fixed charges relating to Qualifying Properties financed with Non-Recourse Indebtedness shall not be included in the calculation of Consolidated Fixed Charges.

         "Consolidated Fixed Charges Coverage Ratio" means, as of the date of computation thereof, the ratio of (i) Consolidated Adjusted EBITDAR (determined as of such date) to (ii) Consolidated Fixed Charges (for the Four-Quarter Period ending on (or most recently ended prior to) such date).

         "Consolidated Funded Indebtedness" means, as of any date of determination, for CPV and its Subsidiaries on a consolidated basis, the sum of
(a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, including without limitation all direct or Contingent Obligations of such

Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments, (b) all purchase money Indebtedness, (c) Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations, (d) all obligations to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), and (e) without duplication, all Contingent Obligations with respect to Indebtedness of the types specified in subsections (a) through (d) above of Persons other than CPV or any Subsidiary. For all purposes hereof, the Consolidated Funded Indebtedness of CPV or any Subsidiary shall include the foregoing Indebtedness in (a) through (e) above of any partnership or joint venture (other than a joint venture that is itself a corporation or a limited liability company) in which CPV or any Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to CPV or such Subsidiary.

         "Consolidated Interest Coverage Ratio" means, as of the date of computation thereof, the ratio of (i) Consolidated Adjusted EBITDA (determined as at such date) to (ii) Consolidated Interest Expense (for the Four-Quarter Period ending on (or most recently ended prior to) such date); provided, that, interest expense relating to Non-Recourse Indebtedness shall not be included in the calculation of Consolidated Interest Expense.

         "Consolidated Interest Expense" means, with respect to any period of computation thereof, the gross interest expense of CPV and its Subsidiaries, including without limitation (i) the current amortized portion of debt discounts to the extent included in gross interest expense, (ii) the current amortized portion of all fees (including fees payable in respect of any Swap Agreement) payable in connection with the incurrence of Indebtedness to the extent included in gross interest expense, (iii) the portion of any payments made in connection with Capital Leases and Synthetic Lease Obligations allocable to interest expense, and (iv) interest expense during the construction of any facilities as permitted under Section 10.3(d), all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; provided, however, that with respect to a Qualifying Property that is not owned or leased by CPV, the Borrower or any Subsidiary for such entire Four-Quarter Period, the interest expense attributable to any Indebtedness relating to such Qualifying Property shall be determined on an annualized basis so that if such Qualifying Property has been owned by CPV, the Borrower or any Subsidiary (a) for one full quarter, the interest expense attributable to such Qualifying Property for such quarter shall be multiplied by four; (b) for two full quarters, the interest expense attributable to such Qualifying Property for such two quarters shall be multiplied by two; (c) for three full quarters, the interest expense attributable to such Qualifying Property for such three quarters shall be multiplied by 4/3 and (d) for less than one full quarter, the interest expense attributable to such Qualifying Property shall be based upon a pro forma annualized estimate of such interest expense acceptable to the Agent; provided further, however, that with respect to any Disposition of a Qualifying Property during the applicable Four-Quarter Period, the interest expense attributable to Indebtedness relating to such Qualifying Property shall be excluded from the calculation of Consolidated Interest Expense.

         "Consolidated Net Income" means, for any period of computation thereof, the gross revenues from operations of CPV and its Subsidiaries (including payments received by CPV and its Subsidiaries of (i) interest income, and (ii) dividends and distributions made in the ordinary course of their businesses by Persons in which investment is permitted pursuant to this

Agreement and not related to an extraordinary event), less all operating and non-operating expenses of CPV and its Subsidiaries including taxes on income, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; but excluding (for all purposes other than compliance with Section 10.1(a) hereof as income: (i) net gains on the sale, conversion or other disposition of capital assets, (ii) net gains on the acquisition, retirement, sale or other disposition of capital stock and other securities of CPV or any Subsidiary, (iii) net gains on the collection of proceeds of life insurance policies, (iv) any write-up of any asset, and (v) any other net gain or credit of an extraordinary nature as determined in accordance with GAAP applied on a Consistent Basis.

         "Consolidated Net Worth" means, as of any date on which the amount thereof is to be determined, Consolidated Shareholders' Equity minus (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) all reserves (other than contingency reserves not allocated to any particular purpose), including without limitation reserves for depreciation, depletion, amortization, obsolescence, deferred income taxes, insurance and inventory valuation, all as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

         "Consolidated Rental Expense" means, for any period for CPV and its Subsidiaries, on a consolidated basis, the aggregate base rental payments to lessors or their assignees by such Persons for such period under agreements to rent or lease any real property (excluding payments in respect of Capital Leases but including payments in respect of Qualifying Properties) as recorded in accordance with GAAP applied on a Consistent Basis; provided, however, that with respect to a property that is not leased by CPV, the Borrower or any Subsidiary for such entire Four-Quarter Period, the rental expense attributable to any lease relating to such property shall be determined on an annualized basis so that if such property has been leased by CPV, the Borrower or any Subsidiary (a) for one full quarter, the rental expense attributable to such property for such quarter shall be multiplied by four; (b) for two full quarters, the rental expense attributable to such property for such two quarters shall be multiplied by two; (c) for three full quarters, the rental expense attributable to such property for such three quarters shall be multiplied by 4/3 and (d) for less than one full quarter, the rental expense attributable to such property shall be based upon a pro forma annualized estimate of such rental expense acceptable to the Agent; provided further, however, that with respect to any Disposition of a Qualifying Property during the applicable Four-Quarter Period, the rental expense attributable to such Qualifying Property shall be excluded from the calculation of Consolidated Rental Expense.

         "Consolidated Secured Indebtedness" means, with respect to CPV and its Subsidiaries, as of any date on which the amount thereof is to be determined, all Indebtedness of CPV and its Subsidiaries at such date that is secured by a Lien on any property of CPV or any Subsidiary at such date (other than Non-Recourse Indebtedness) whether or not such Indebtedness is assumed, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

         "Consolidated Shareholders' Equity" means, as of any date on which the amount thereof is to be determined, the sum of the following in respect of CPV and its Subsidiaries (determined on a consolidated basis and excluding any upward adjustment after the Effective Date due to revaluation of assets): (i) the amount of issued and outstanding share capital, plus (ii) the amount of additional paid-in capital and retained earnings (or, in the case of a deficit, minus the amount of such deficit), plus (iii) the amount of any foreign currency translation adjustment (if positive, or, if negative, minus the amount of such translation adjustment), minus (iv) the amount of any treasury stock, all as determined in accordance with GAAP applied on a Consistent Basis.

         "Consolidated Total Assets" means the net book value of all assets of CPV and its Subsidiaries, on a consolidated basis determined in accordance with GAAP.

         "Consolidated Total Indebtedness" means, with respect to CPV and its Subsidiaries, as of any date on which the amount thereof is to be determined, the sum of (i) Indebtedness of CPV and its Subsidiaries at such date (other than Non-Recourse Indebtedness) and (ii) the face amount of all outstanding Letters of Credit issued for the account of CPV or any Subsidiary and all obligations arising under such Letters of Credit, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

         "Consolidated Total Liabilities" means all liabilities of CPV and its Subsidiaries (including all Indebtedness and the face amount of all outstanding Letters of Credit issued for the account of CPV or any Subsidiary and all obligations arising under such Letters of Credit), all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis. For the avoidance of doubt, Consolidated Total Liabilities includes Non-Recourse Indebtedness.

         "Consolidated Total Value" means, as of any date on which the amount thereof is to be determined, the lesser of (a) the aggregate Historical Cost of the Pledged Properties in the Pledge Pool or (b) the aggregate Appraised Value of the Pledged Properties in the Pledge Pool.

         "Contingent Obligation" of any Person means all contingent liabilities required (or which, upon the creation or incurring thereof, would be required) to be included in the financial statements (including footnotes) of such Person in accordance with GAAP applied on a Consistent Basis, including Statement No. 5 of the Financial Accounting Standards Board, (but excluding any litigation, environmental claim or other occurrence required to be included in the footnotes but that the Borrower reasonably determines is not likely to result in a Material Adverse Effect) and any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including obligations of such Person however incurred:

                           (1) to purchase such Indebtedness or other obligation or any property or assets constituting security therefor;

                           (2) to advance or supply funds in any manner (i) for the purchase or payment of such Indebtedness or other obligation, or (ii) to maintain a minimum working capital, net worth or other balance sheet condition or any income statement condition of the primary obligor;

                           (3) to grant or convey any lien, security interest, pledge, charge or other encumbrance on any property or assets of such Person to secure payment of such Indebtedness or other obligation;

                           (4) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner or holder of such

                  Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or other obligation; or

                           (5) otherwise to assure the owner of the Indebtedness or such obligation of the primary obligor against loss in respect thereof.

         "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 2.8 hereof of a Eurodollar Rate Loan of one Type as a Eurodollar Rate Loan of the same Type from one Interest Period to the next Interest Period.

         "Contract Party" means a Person who is a Governmental Authority and who contracts with WCC, CCA or another Lease Party or the Borrower with respect to the management and operation of a Pledged Property.

         "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 2.8 or Article III of one Type of Loan into another Type of Loan.

         "Credit Party" means, collectively, the Borrower and each Guarantor.

         "Debtor Relief Law" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

         "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder.

         "Default Rate" means (i) with respect to each Eurodollar Rate Loan, until the end of the Interest Period applicable thereto, a rate of two percent (2%) above the Eurodollar Rate applicable to such Loan, and thereafter at a rate of interest per annum which shall be two percent (2%) above the Base Rate, (ii) with respect to Base Rate Loans and Reimbursement Obligations, at a rate of interest per annum which shall be two percent (2%) above the Base Rate and (iii) in any case, the maximum rate permitted by applicable law, if lower.

         "Determination Date" shall have the meaning ascribed thereto in the definition of "Applicable Margin".

         "Delaney Hall Property" means that certain correctional and detentional facility known as Delaney Hall and located at 451-479 Doremus Avenue, Newark, New Jersey.

         "Discretionary Commitment" means the commitment of any Discretionary Facility Lender to increase the Total Revolving Credit Commitments or to establish the Term Loan B Facility, each pursuant to Section 2.9.

         "Discretionary Commitment Effective Date" shall have the meaning set forth in Section 2.9(c) hereof.

         "Discretionary Commitment Notice" shall have the meaning set forth in
Section 2.9(c) hereof.

         "Discretionary Commitment Request" shall have the meaning set forth in
Section 2.9(b) hereof.

         "Discretionary Facility" means the increase in the Total Revolving Credit Commitments pursuant to Section 2.9 or the Term Loan B Facility, or both as the context may require.

         "Discretionary Facility Lenders" shall have the meaning set forth in
Section 2.9(e) hereof.

         "Disposition" means any disposition, whether in a single transaction or in a series of related transactions, by CPV, the Borrower or any other Credit Party of assets, including Qualifying Properties, having a value, in the aggregate, in excess of $5,000,000.

         "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

         "Effective Date" means the date as of which this Agreement is executed by the Borrower, CPV, the Lenders and the Agent and on which the conditions set forth in Section 7.1 have been satisfied.

         "Eligible Assignee" has the meaning assigned thereto in Section 13.1.

         "Eligible Property" means, as of any date of determination, any Qualifying Property, including the real property upon which it is situated, in which the Borrower or any Guarantor has a fee simple interest or a leasehold interest for a remaining term exceeding that of the related Security Lease and of at least 55 years in length, and which, as evidenced in an Eligible Property Compliance Certificate, is:

                  (a) located in the United States or one of its territories; and

                  (b) unencumbered by any Liens, encumbrances, easements, restrictions or other matters of record except for Permitted Encumbrances and the related Security Lease; and

                  (c) free of structural defects and has passed a structural inspection by an architect or engineer engaged or approved by the Agent, the results of which have been detailed in writing and are satisfactory to the Agent in its reasonable discretion; and

                  (d) in compliance with all Environmental Laws as evidenced by a Phase I environmental assessment (and, if required or recommended by the results of the Phase I environmental assessment, a Phase II environmental assessment) in form and substance satisfactory to the Agent, addressed to the Agent, and (i) dated not earlier than nine months prior to the date of such Eligible Property Compliance Certificate or (ii) supplemented by a "bring-down" letter dated not earlier than nine months prior to the date of such Eligible Property Compliance Certificate if such environmental assessment is dated an earlier date; and

                  (e) subject to a Security Lease containing terms and provisions acceptable to the Agent as of the date such Qualifying Property is added to the Pledge Pool; and

                  (f) in full compliance with the terms and conditions contained in the related Security Lease, which Security Lease is with a Lease Party; and

                  (g) in full compliance with the material terms and conditions contained in the management or operating agreement relating to such facility between such Lease Party and the related Contract Party (unless such Qualifying Property is being leased to a Pre-Approved Lessee that is a Governmental Authority, in which case no management or operating agreement shall be required); provided, however, that (I) in the event that any Eligible Property, after becoming a part of the Pledge Pool, becomes vacant such property shall continue to be an "Eligible Property" so long as the Security Lease with respect to such property is in full force and effect and the inclusion of such property in the Pledge Pool would not cause the sum of the Appraised Values of all vacant properties in the Pledge Pool to exceed 20% of the Consolidated Total Value and (II) in the case of Qualifying Properties located in New Jersey only, full compliance by all parties with the material terms and conditions contained in both
         (i) in the case of the Delaney Hall Property, the Support Services Provider Agreement dated August 7, 1996, or, in the case of other Qualifying Properties located in New Jersey, a similar operating agreement, between CCC and Education & Health Centers of America, Inc. or a similar not-for-profit institution (the "Conduit Party") relating to such Qualifying Property, and (ii) the management or operating agreement between the Conduit Party and the related Contract Party shall satisfy the requirements of this subsection (g); or

                  (h) otherwise acceptable to the Required Lenders in their sole and absolute discretion.

         "Eligible Property Compliance Certificate" means a certificate of the Borrower, dated the date of submission to the Agent of the items required thereby, evidencing the compliance by a particular Eligible Property with items
(a) through (g) of the definition of "Eligible Property", or, with respect to an Eligible Property qualifying as such under item (h) of the definition of "Eligible Property," evidencing compliance with those items required by the Required Lenders, in the form of Exhibit L.

         "Eligible Securities" means the following obligations and any other obligations previously approved in writing by the Agent:

                  (a)      Government Securities;

                  (b) obligations of any corporation organized under the laws of any state of the United States of America or under the laws of any other nation, payable in the United States of America, expressed to mature not later than 92 days following the date of issuance thereof and rated in an investment grade rating category by S&P and Moody's;

                  (c) interest bearing demand or time deposits issued by any Lender or certificates of deposit maturing within one year from the date of issuance thereof and issued by a bank or trust company organized under the laws of the United States or of any state thereof having capital surplus and undivided profits aggregating at least $400,000,000 and being rated "A-" or better by S&P or "A-3" or better by Moody's;

                  (d)      Repurchase Agreements;

                  (e)      Municipal Obligations;

                  (f)      Pre-Refunded Municipal Obligations;

                  (g) shares of mutual funds which invest in obligations described in paragraphs (a) through (f) above, the shares of which mutual funds are at all times rated "AAA" by S&P;

                  (h) tax-exempt or taxable adjustable rate preferred stock issued by a Person having a rating of its long term unsecured debt of "A-" or better by S&P or "A-3" or better by Moody's; and

                  (i) asset-backed remarketed certificates of participation representing a fractional undivided interest in the assets of a trust, which certificates are rated at least "A-1" by S&P and "P-1" by Moody's.

         "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (i) is maintained for employees of the Borrower, CPV or any of its or their ERISA Affiliates or is assumed by the Borrower, CPV or any of its or their ERISA Affiliates in connection with any Acquisition or (ii) has at any time been maintained for the Borrower, CPV or any current or former ERISA Affiliate.

         "Environmental Laws" means any federal, state or local statute, law, ordinance, code, rule, regulation, order, decree, permit or license regulating, relating to, or imposing liability or standards of conduct concerning, any environmental matters or conditions, environmental protection or conservation, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; together with all regulations promulgated thereunder, and any other "Superfund" or "Superlien" law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

         "ERISA Affiliate", as applied to the Borrower and CPV, means any Person or trade or business which is a member of a group which is under common control with the Borrower or CPV, who together with the Borrower or CPV, is treated as a single employer within the meaning of Section 414(b) and (c) of the Code.

         "Eurodollar Rate Loan" means a Loan (including a Segment) for which the rate of interest is determined by reference to the Eurodollar Rate.

         "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined by the Agent pursuant to the following formula:
                           Eurodollar Base Rate
Eurodollar Rate  =   ------------------------------------  + Applicable Margin
                     1.00 - Eurodollar Reserve Percentage

                  Where,

                  "Eurodollar Base Rate" means, for such Interest Period:

                  (a) the rate per annum equal to the rate determined by the Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

         "Eurodollar Rate Segment" means a Segment bearing interest or to bear interest at the Eurodollar Rate.

         "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

         "Event of Default" means any of the occurrences set forth as such in
Section 11.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

         "Facility Guaranty" means the guaranty by CPV of the Borrower's Obligations set forth in Article V, the Amended and Restated Guaranty Agreement of CPT Limited Partner Inc. dated as of the Effective Date, and each Guaranty Agreement in the form of Exhibit I between one or more Guarantors and the Agent for the benefit of the Agent and the Lenders, delivered pursuant to Section 9.19, as each of the same may be amended, modified or supplemented.

         "Facility Termination Date" means such date as all of the following shall have occurred: (a) the Borrower shall have permanently terminated the Revolving Credit Facility by payment in full of all Revolving Credit Outstandings and Letter of Credit Outstandings, together with all accrued and unpaid interest thereon, except for such issued and undrawn Letters of Credit as have been fully Cash Collateralized in a manner consistent with the terms of
Section 12.1(l)(B) or other arrangements with respect thereto satisfactory to the Agent and Issuing Bank shall have been made, (b) the Borrower shall have permanently terminated the Term Loan B Facility, if any, by payment in full of all Term Loan B Outstandings, together with all accrued and unpaid interest and premium, if any, thereon, (c) all Swap Agreements to which any Secured Party is a party shall have been terminated, expired or Cash Collateralized or other arrangements with respect thereto satisfactory to the Agent and the counterparties shall have been made, (d) all Revolving Credit Commitments, Letter of Credit Commitments and Term Loan B Commitments, if any, shall have terminated or expired and (e) the Borrower shall have fully, finally and irrevocably paid and satisfied in full all Obligations (other than Obligations consisting of continuing indemnities and other contingent Obligations of the Borrower or any Guarantor that may be owing to the Lenders pursuant to the Loan Documents and expressly survive termination of this Agreement).

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

         "Fee Simple Value" means the appraised value of a property for which the owner has absolute ownership, unencumbered by any other interest or estate subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power and escheat.

         "Fiscal Year" means the twelve month fiscal period of CPV and its Subsidiaries commencing on January 1 of each calendar year and ending on December 31 of each calendar year.

         "Foreign Lender" has the meaning specified in Section 13.16(a)(i).

         "Four-Quarter Period" means a period of four full consecutive fiscal quarters of CPV and its Subsidiaries, taken together as one accounting period.

         "Funds from Operations" means Consolidated Net Income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures, as such definition may be changed from time to time in the NAREIT White Paper on Funds from Operations.

         "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

         "Government Securities" means direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America.

         "Governmental Authority" shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

         "Guaranties" means all obligations of CPV or any Subsidiary directly or indirectly guaranteeing, or in effect guaranteeing, any Indebtedness or other obligation of any other Person.

         "Guarantors" means, at any date, CPV, CPT Limited Partner, Inc. and each Subsidiary now or hereafter existing, which has executed a Facility Guaranty as required by Section 9.19.

         "Hazardous Material" means and includes any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including without limitation petroleum products, asbestos-containing materials and lead), the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.

         "Historical Cost" means with respect to any Qualifying Property, the sum of (i) the purchase price of such Qualifying Property, plus (ii) reasonable pre-acquisition due diligence expenditures, plus (iii) reasonable and customary closing costs and real estate commissions paid to third parties with respect to such Qualifying Property, plus (iv) any other reasonable and customary expenses incurred in connection with the acquisition of such Qualifying Property, all incurred by the Borrower or other Credit Party with respect to such Qualifying Property and all verified in writing to the Agent, plus (v) the cost of any Additions or Enhancements made to such Qualifying Property as evidenced in writing in a manner satisfactory to the Agent; provided, however, that the sum of the amounts described in (ii), (iii) and (iv) above may not exceed 5% of the amount described in (i) above.

         "Indebtedness" means with respect to any Person, without duplication, all Indebtedness for Money Borrowed, all indebtedness of such Person for the acquisition of property or arising under Rate Hedging Obligations, all indebtedness secured by any Lien on the property of such Person whether or not such indebtedness is assumed, all liability of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business), all Contingent Obligations and Guaranties, that portion of obligations with respect to Capital Leases and Synthetic Lease Obligations and other items which in accordance with GAAP are required to be classified as a liability on a balance sheet; and any other items which are treated as debt by Moody's or S&P but excluding all accounts payable in the ordinary course of business so long as payment therefor is due within one year; provided that in no event shall the term Indebtedness include surplus and retained earnings, lease obligations (other than pursuant to Capital Leases and Synthetic Lease Obligations), reserves for deferred income taxes and investment credits, other deferred credits or reserves.

         "Indebtedness for Money Borrowed" means with respect to any Person, without duplication, all indebtedness in respect of money borrowed, including without limitation all Capital Leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money (including conditional sales or similar title retention agreements), other than trade payables incurred in the ordinary course of business.

         "Initial Properties" means those properties identified as such in
Schedule 4.3.

         "ISP 98" shall have the meaning set forth in Section 3.7.

         "Interest Period" means, for each Eurodollar Rate Loan, a period commencing on the date such Eurodollar Rate Loan is made or Converted and ending, at the Borrower' option, on the date one, two, three, six or nine months thereafter as notified to the Agent by the Authorized Representative three (3) Business Days prior to the beginning of such Interest Period; provided, that,

         (i) if the Authorized Representative fails to notify the Agent of the length of an Interest Period three (3) Business Days prior to the first day of such Interest Period, the Eurodollar Rate Loan for which such Interest Period was to be determined shall be deemed to be a Base Rate Loan as of the first day thereof;

         (ii) if an Interest Period for a Eurodollar Rate Loan would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day);

         (iii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

         (iv)     no Interest Period shall extend past the Stated Termination
                  Date;

         (v) there shall not be more than eight (8) Interest Periods in effect on any day, with respect to Revolving Loans and not more than three (3) or such fewer number of Interest Periods as shall be specified in the applicable Supplemental Credit Documents with respect to the Term Loan B; and

         (vi) provided further, that, notwithstanding anything to the contrary contained in this Agreement, the Agent may in its discretion require that, during the period of fourteen days after the Discretionary Commitment Effective Date for the Term Loan B Facility, the Interest Period for each Eurodollar Rate Segment to be a portion of the initial Borrowing of the Term Loan B Facility, and each Conversion to or Continuation of a Eurodollar Rate Segment made during such fourteen day period, may only be for a period beginning on the date such Eurodollar Rate Segment is initially advanced, or on the date any Segment is Continued as or Converted into a Eurodollar Rate Segment, and ending on the date that is one week thereafter.

         "Interest Rate Selection Notice" means the written notice delivered by an Authorized Representative in connection with the election, with respect to a Loan, of a subsequent Interest Period for any Eurodollar Rate Loan or the Conversion of any Eurodollar Rate Loan into a Base Rate Loan or the Conversion of any Base Rate Loan into a Eurodollar Rate Loan, in the form of Exhibit E-1, with respect to Revolving Loans, and Exhibit E-2, with respect to Segments.

         "Issuing Bank" means initially Bank of America and thereafter any Lender which is successor to Bank of America as issuer of Letters of Credit under Article III.

         "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

         "LC Account Agreement" means the Amended and Restated LC Account Agreement dated as of the date hereof between the Borrower and the Agent, as amended, modified or supplemented from time to time.

         "Lease Party" means any Person who is a lessee of a Pledged Property pursuant to a Security Lease; provided that (i) no Person that is not a Pre-Approved Lessee shall be a Lease Party with respect to any Pledged Property that would result in the Pledged Properties leased to such Person having Appraised Values aggregating more than 25% of Consolidated Total Value, and (ii) no Person that is not a Pre-Approved Lessee shall be a Lease Party with respect to any Pledged Property that would result in the aggregate Appraised Value of all Pledged Properties which are leased to Persons other than Pre-Approved Lessees to exceed 60% of Consolidated Total Value.

         "Lease Party Documents" means, with respect to any Pledged Property constituting a part of the Pledge Pool, an Estoppel Certificate in the form attached hereto as Exhibit M, a Consent to Assignment in the form attached hereto as Exhibit N, a Subordination, Non-Disturbance and Attornment Agreement in the form attached hereto as Exhibit O, and a Certificate Regarding Compliance with Governmental Contracts in the form attached hereto as Exhibit Q. With respect to the Initial Properties, the Subordination, Non-Disturbance and Attornment Agreements are being amended by modifications thereto.

         "Leased Fee Value" means the appraised value to the lessee thereof of a property for which the owner has conveyed by lease the rights of use and occupancy of such property to such lessee.

         "Letter of Credit" means a standby or commercial letter of credit issued by the Issuing Bank pursuant to Article III hereof for the account of the Borrower in favor of a Person advancing credit or securing an obligation on behalf of such Borrower.

         "Letter of Credit Commitment" means, with respect to each Lender, the obligation of such Lender to acquire Participations in respect of Letters of Credit and Reimbursement Obligations up to an aggregate amount at any one time outstanding equal to such Lender's Applicable Revolving Commitment Percentage of the Total Letter of Credit Commitment as the same may be increased or decreased from time to time pursuant to this Agreement.

         "Letter of Credit Expiration Date" means the day that is seven days prior to the Revolving Credit Stated Termination Date (or if such day is not a Business Day, the next preceding Business Day).

         "Letter of Credit Facility" means the facility described in Article III hereof providing for the issuance by the Issuing Bank for the account of the Borrower of Letters of Credit in an aggregate stated amount at any time outstanding not exceeding the Total Letter of Credit Commitment.

         "Letter of Credit Outstandings" means, as of any date of determination, the aggregate amount available to be drawn under all Letters of Credit plus Reimbursement Obligations then outstanding, less the amount of Cash Collateral held by the Agent on such date with respect to the undrawn amount of any Letters of Credit.

         "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, Borrower, CPV and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

         "Loan" or "Loans" means any Revolving Loan made under the Revolving Credit Facility, any Swing Line Loan made under the Swing Line Facility and the Term Loan B, if any, including a Segment.

         "Loan Documents" means this Agreement, the Notes, the Security Instruments, the Facility Guaranties, the Supplemental Credit Documents, the Lease Party Documents, the Owner's Affidavits delivered for each Pledged Property, the LC Account Agreement, the Applications and Agreements for Letters of Credit, the Agent's fee letter dated August 29, 2003 and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender or the Agent in connection with the Loans made and transactions contemplated under this Agreement, as the same may be amended, supplemented or replaced from the time to time.

         "Majority Lenders" means, as of any date of determination, Lenders whose Voting Percentages (determined with respect to the Total Commitments) aggregate more than 50% of the Voting Percentages of all the Lenders on such date.

         "Majority Revolving Lenders" means, as of any date of determination, Revolving Lenders whose Voting Percentages (determined with respect to the Total Revolving Credit Commitment) aggregate more than 50% of the Voting Percentages of all the Revolving Lenders on such date.

         "Master Lease" means that certain Master Agreement to Lease dated April 28, 1998 between the Borrower, as landlord, and WCC, as tenant, as the same may be amended, supplemented or replaced from time to time, as approved by the Agent.

         "Material Adverse Effect" means a material adverse effect on (i) the business, properties, operations, condition or prospects, financial or otherwise, of Borrower, CPV and its Subsidiaries taken as a whole, (ii) the ability of any Credit Party to pay or perform its respective obligations, liabilities and indebtedness under the Loan Documents as such payment or performance becomes due in accordance with the terms thereof, or (iii) the rights, powers and remedies of the Agent or any Lender under any Loan Document or the validity, legality or enforceability thereof.

         "Maximum Discretionary Commitment" means an aggregate principal amount (subject to reduction or cancellation) of $105,000,000.

         "Mortgage" means, collectively, for the Initial Properties, each of the mortgages listed on Schedule 4.1, as modified by the modifications listed on
Schedule 4.1, together with each of the
instruments entitled Credit Line Deed of Trust, Mortgage, Open-End Mortgage, Deed of Trust, Deed to Secure Debt, Leasehold Mortgage, Open-End Leasehold Mortgage, Leasehold Deed of Trust, Leasehold Deed to Secure Debt, Security Agreement, Fixture Filing, Assignment of Leases and Rents and Financing Statement in substantially the form of Exhibit K, and such other mortgages, deeds of trust and deeds to secure debt executed by the Borrower, CPV, or any other Guarantor granting a Lien to the Agent (or a trustee for the benefit of the Agent) for the benefit of the Lenders in the Pledged Properties, as such documents may be amended, modified, supplemented or restated from time to time.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) Fiscal Years.

         "Municipal Obligations" means general obligations issued by, and supported by the full taxing authority of, any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated in the highest investment rating category by both S&P and Moody's.

         "NAREIT" means the National Association of Real Estate Investment
Trusts.

         "Net Proceeds" (a) from any equity offering means cash payments received therefrom as and when received, net of all legal, accounting, banking and underwriting fees and expenses, commissions, discounts and other issuance expenses incurred in connection therewith and all taxes required to be paid or accrued as a consequence of such issuance; and (b) from any disposition of a Pledged Property means cash payments received by the Borrower or other Credit Party therefrom (including any cash payments received pursuant to any note or other debt security received in connection with such disposition) as and when received, net of (i) all legal fees and expenses and other commissions and fees and expenses paid to third parties and incurred in connection therewith and (ii) all taxes required to be paid or accrued as a consequence of such sale.

         "New Lender" shall have the meaning set forth in Section 2.9(b).

         "Non-Conforming Investments" means any of the following:

                  (a)      undeveloped real property;

                  (b)      non-income producing real property; and

                  (c)      real property that is not a Qualifying Property.

         Non-Conforming Investments shall not include Capital Expenditures made pursuant to Section 10.3(d).

         "Non-Recourse Indebtedness" means Indebtedness of Unrestricted Subsidiaries incurred to finance the acquisition of a Qualifying Property for which the recourse for payment is limited to the assets securing such Indebtedness, with no liability of any Person, other than the maker of such Indebtedness, for any deficiency between the proceeds derived from liquidation of such asset and the amount owed.

         "Notes" means, collectively, the Revolving Notes, the Swing Line Notes and the Term Loan B Notes (if any).

         "Obligations" means the obligations, liabilities and Indebtedness of the Borrower with respect to (i) the principal and interest on the Loans as evidenced by the Notes, (ii) the Reimbursement Obligations and otherwise in respect of the Letters of Credit, (iii) all liabilities of any Credit Party to any Lender or an affiliate of a Lender which arise under a Swap Agreement, and
(iv) the payment and performance of all other obligations, liabilities and Indebtedness of the Borrower to the Lenders, the Agent or BAS hereunder, under any one or more of the other Loan Documents or with respect to the Loans, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against CPV, the Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

         "Operating Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement or other applicable documents relating to the operation, governance or management of such entity.

         "Organizational Action" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, any corporate, organizational or partnership action (including any required shareholder, member or partner action), or other similar official action, as applicable, taken by such entity.

         "Organizational Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership or other applicable organizational or charter documents relating to the creation of such entity.

         "Other Taxes" shall have the meaning set forth in Section 6.1.

         "Outstandings" means, collectively, at any date, the Letter of Credit Outstandings, Swing Line Outstandings, Revolving Credit Outstandings and Term Loan B Outstandings on such date.

         "Participation" means, (i) with respect to any Lender (other than the Issuing Bank) and a Letter of Credit, the extension of credit represented by the participation of such Lender hereunder in the liability of the Issuing Bank in respect of a Letter of Credit issued by the Issuing

Bank in accordance with the terms hereof and (ii) with respect to any Lender (other than Bank of America) and a Swing Line Loan, the extension of credit represented by the participation of such Lender hereunder in the liability of Bank of America in respect of a Swing Line Loan made by Bank of America in accordance with the terms hereof.

         "Partnership Interests" shall have the meaning therefor provided in the Pledge Agreement.

         "Partnership Units" means with respect to the Borrower, and with respect to each class of partnership, those units representing an equal undivided fractional share of each item of the Borrower's income, gain and loss and in distribution of the Borrower's assets.

         "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

         "Pension Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (i) is maintained for employees of the Borrower or CPV or any of its or their ERISA Affiliates or is assumed by the Borrower or CPV or any of its or their ERISA Affiliates in connection with any Acquisition or (ii) has at any time been maintained for the employees of the Borrower or CPV or any current or former ERISA Affiliate.

         "Permitted Encumbrances" means with respect to each Eligible Property such title exceptions which are shown as specific exceptions to title on the title commitment for such Eligible Property and which have been reviewed and approved by the Agent in its sole discretion; provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

         "Person" means an individual, partnership, corporation, limited liability company, limited liability partnership, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

         "Pledge Agreement" means that certain Amended and Restated Collateral Assignment of Partnership Interests dated as of the date hereof between CPV and the Agent for the benefit of the Agent and the Lenders, as hereafter amended, supplemented or replaced from time to time.

         "Pledge Pool" means, collectively, those Pledged Properties identified as constituting the Pledge Pool on Schedule 4.3 as it may be updated, amended or replaced from time to time, in accordance with the terms hereof. Notwithstanding the granting of a lien of a Mortgage with respect to any Pledged Property, such Pledged Property shall only be deemed to constitute part of the Pledge Pool so long as such Pledged Property continues to meet the requirements set forth in the definition of "Eligible Property".

         "Pledged Property" or "Pledged Properties" means individually or collectively as the context indicates, any Eligible Property or Eligible Properties subject to the Mortgage.

         "Pre-Approved Lessee" means (as at any date of determination thereof, including any date of determination of Eligible Properties) WCC, CCA or a Governmental Authority whose unsecured long-term Indebtedness is rated BBB-/Baa3 or better by S&P and Moody's.

         "Pre-Refunded Municipal Obligations" means obligations of any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated, based on the escrow, in the highest investment rating category by both S&P and Moody's and which have been irrevocably called for redemption and advance refunded through the deposit in escrow of Government Securities or other debt securities which are (i) not callable at the option of the issuer thereof prior to maturity, (ii) irrevocably pledged solely to the payment of all principal and interest on such obligations as the same become due and (iii) in a principal amount and bear such rate or rates of interest as shall be sufficient to pay in full all principal of, interest, and premium, if any, on such obligations as the same become due as verified by a nationally recognized firm of certified public accountants.

         "Prime Rate" means the per annum rate of interest established from time to time by Bank of America as its prime rate, which rate may not be the lowest rate of interest charged by Bank of America to its customers.

         "Principal Office" means the principal office of Bank of America, presently located at One Independence Center, 101 North Tryon Street, 15th Floor, NC1 001-15-04, Charlotte, North Carolina 28255, Attention: Agency Management, or such other office and address as the Agent may from time to time designate.

         "Qualified Appraiser" means a MAI appraiser selected by the Agent or, with respect to Qualifying Properties acquired with Indebtedness pursuant to
Section 10.5(g) or Section 10.5(h), a MAI appraiser reasonably acceptable to the Agent.

         "Qualifying Property" means any (i) correctional or detention facility, or (ii) other improved real property used for any other purpose approved by the Required Lenders, as to which, in either case, a final certificate of occupancy has been issued by the applicable Governmental Authority, if such real property is located in a jurisdiction where such certificates are issued, or if not so located, an equivalent certificate relating to such real property's fitness for occupancy or use as a correctional or detention facility or other approved purpose, as applicable, has been issued by the applicable Governmental Authority.

         "Rate Hedging Obligations" means any and all obligations of CPV or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; and (ii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

         "Registration Statement" means the Registration Statement of CPV on Form S-11, Registration No. 333-46681, as filed by CPV with the Securities and Exchange Commission on February 20, 1998, and the Registration Statement of CPV on Form S-3 Registration No. 333-

90364, as supplemented by a Prospectus Supplement filed on July 18, 2003, together with any amendments thereto.

         "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

         "Regulatory Change" means any change effective after the Effective Date in United States federal or state laws or regulations (including Regulation D and capital adequacy regulations) or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, which includes any of the Lenders, under any United States federal or state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy, including those relating to "highly leveraged transactions," whether or not having the force of law, and whether or not failure to comply therewith would be unlawful and whether or not published or proposed prior to the date hereof.

         "Reimbursement Obligation" shall mean at any time, the obligation of the Borrower with respect to any Letter of Credit to reimburse the Issuing Bank and the Lenders to the extent of their respective Participations (including by the receipt by the Issuing Bank of proceeds of Loans pursuant to Section 3.2) for amounts theretofore paid by the Issuing Bank pursuant to a drawing under such Letter of Credit.

         "REIT" means a real estate investment trust qualified for treatment as such for federal income tax purposes under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended.

         "Repurchase Agreement" means a repurchase agreement entered into with any financial institution whose debt obligations are rated "A" or better by either of S&P or Moody's, or whose commercial paper is rated "A-1" or better by S&P or "P-1" by Moody's.

         "Required Lenders" means, as of any date of determination, Lenders whose Voting Percentages aggregate at least 66-2/3% of the Voting Percentages of all Lenders.

         "Required Revolving Lenders" means, as of any date of determination, Revolving Lenders whose Voting Percentages (determined solely with respect to Revolving Credit Commitments and Revolving Credit Outstandings (including Participations in Letters of Credit and Swing Line Loans) under the Revolving Credit Facility) aggregate at least 66-2/3% of the Voting Percentages (similarly determined) of all Revolving Lenders.

         "Required Term Loan B Lenders" means, as of any date of determination, Term Loan B Lenders whose Voting Percentages (determined solely with respect to Term Loan B Outstandings) aggregate at least 66-2/3% (or such other percentage as shall be specified in the Supplemental Credit Documents) of the Voting Percentages (similarly determined) of all Term Loan B Lenders.

         "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of CPV or any of its Subsidiaries (other than those payable or distributable solely to CPV, the Borrower or to any Subsidiary other than an Unrestricted Subsidiary) now or hereafter outstanding, except a dividend payable solely in shares of a class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of CPV or any of its Subsidiaries (other than those payable or distributable solely to CPV) now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of CPV or any of its Subsidiaries now or hereafter outstanding; and (d) any issuance and sale of capital stock of any Subsidiary of CPV (or any option, warrant or right to acquire such stock) other than to CPV.

         "Revolving Credit Commitment" means, with respect to each Revolving Lender, the obligation of such Revolving Lender to make Revolving Loans to the Borrower up to an aggregate principal amount at any one time outstanding equal to such Revolving Lender's Applicable Revolving Commitment Percentage of the Total Revolving Credit Commitment.

         "Revolving Credit Facility" means the facility described in Article II hereof providing for Revolving Loans to the Borrower by the Revolving Lenders in the aggregate principal amount of the Total Revolving Credit Commitment.

         "Revolving Credit Outstandings" means, as of any date of determination, the aggregate principal amount of all Revolving Loans then outstanding.

         "Revolving Credit Stated Termination Date" means November 24, 2006.

         "Revolving Credit Termination Date" means (i) the Revolving Credit Stated Termination Date or (ii) such earlier date of termination of Revolving Lenders' obligations pursuant to Section 11.1 upon the occurrence of an Event of Default, or (iii) such date as the Borrower may voluntarily and permanently terminate the Revolving Credit Facility by payment in full of all Revolving Credit Outstandings, Swing Line Outstandings and Letter of Credit Outstandings and cancellation of all Letters of Credit, together with all accrued and unpaid interest thereon.

         "Revolving Lender" means each Lender that has a commitment or, following termination of the Revolving Credit Commitments, has a Loan outstanding or participation in an outstanding Letter of Credit or Swing Line Loan, under the Revolving Credit Facility.

         "Revolving Loan" or "Revolving Loans" means any borrowing made pursuant to an Advance under the Revolving Credit Facility.

         "Revolving Notes" means the promissory notes of the Borrower evidencing Revolving Loans executed and delivered to the Revolving Lenders substantially in the form of Exhibit F-1.

         "S&P" means Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies, Inc.

         "Secured Parties" means, collectively, the Agent and the Lenders and affiliates thereof party to a Swap Agreement with CPV or any Subsidiary thereof.

         "Security Instruments" means, collectively, the Pledge Agreement, the Mortgage, the Assignments of Leases, related UCC financing statements and fixture filings and all other agreements, instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Borrower or any Credit Party shall grant or convey to the Agent or the Lenders a Lien on property as security for all or any portion of the Obligations, as any of them may be amended, modified or supplemented from time to time.

         "Security Leases" means, collectively, those leases indicated as such on Schedule 4.3 as it may exist from time to time, which are leases relating to Pledged Properties and subject to the Assignment of Leases.

         "Segment" means a portion of the Term Loan B (or all thereof) with respect to which a particular interest rate is (or is proposed to be) applicable.

         "Senior Credit Facility" means, collectively, the Revolving Credit Facility and the Term Loan Facility.

         "Single Employer Plan" means any employee pension benefit plan covered by Title IV of ERISA in respect of which the Borrower, CPV or any Subsidiary is an "employer" as described in Section 4001(b) of ERISA and which is not a Multiemployer Plan.

         "Solvent" means, when used with respect to any Person, that at the time of determination:

                  (i) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including Contingent Obligations; and

                  (ii) it is then able and expects to be able to pay its debts as they mature; and

                  (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

         "Subsidiary" means any corporation or other entity in which more than 50% of its outstanding voting stock or more than 50% of all equity interests is owned directly or indirectly by CPV and/or by one or more of CPV's Subsidiaries.

         "Supplemental Credit Documents" shall have the meaning set forth in
Section 2.9(e).

         "Swap Agreement" means one or more agreements between the Borrower and any Person with respect to Indebtedness evidenced by any or all of the Notes, on terms mutually acceptable to the Borrower and such Person which agreements create Rate Hedging Obligations.

         "Swing Line" means the revolving line of credit established by Bank of America in favor of the Borrower pursuant to Section 2.14.

         "Swing Line Loans" means loans made by Bank of America to the Borrower pursuant to Section 2.14.

         "Swing Line Note" means the promissory note of the Borrower evidencing Swing Line Loans executed and delivered to the Lenders substantially in the form of Exhibit F-2.

         "Swing Line Outstandings" means, as of any date of determination, the aggregate principal amount of all Swing Line Loans then outstanding.

         "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

         "Taxes" shall have the meaning set forth in Section 6.1.

         "Term Loan B" means the loan made pursuant to the Term Loan B Facility, if any, in accordance with Section 2.9.

         "Term Loan B Commitment" means, with respect to each Term Loan B Lender, the obligation of such Term Loan B Lender to fund Advances under the Term Loan B pursuant to Section 2.9 in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Term Loan B Lender's name on Exhibit A-2, as such amount may be reduced or adjusted from time to time in accordance with this Agreement, and shall include at all times the aggregate amount of all Advances under the Term Loan B made by such Term Loan B Lender.

         "Term Loan B Facility" means the facility, if issued in accordance with
Section 2.9, providing for a Term Loan B to the Borrower by the Discretionary Facility Lenders in the original principal amount to be determined in accordance with the terms hereof, but in no event greater than the lesser of (i) $100,000,000 and (ii) $200,000,000 less the Total Revolving Credit Commitment at such date.

         "Term Loan B Lender" means each Discretionary Facility Lender that has a Term Loan B outstanding under the Term Loan B Facility.

         "Term Loan B Maturity Date" means the date to be determined by the Borrower, the Agent and the Discretionary Facility Lenders in accordance with the terms hereof and set forth in the Supplemental Credit Documents, which shall not be earlier than the Revolving Credit Termination Date in effect on the Discretionary Commitment Effective Date relating to the Term Loan B.

         "Term Loan B Note" means a promissory note made by the Borrower in favor of a Discretionary Facility Lender evidencing the portion of the Term Loan B made by such Discretionary Facility Lender in the form set forth in the Supplemental Credit Documents.

         "Term Loan B Outstandings" means, as of any day, the outstanding principal amount of the Term Loan B as of the close of business on such day.

         "Termination Event" means: (i) a "Reportable Event" described in
Section 4043 of ERISA and the regulations issued thereunder (unless the notice requirement has been waived by applicable regulation); or (ii) the withdrawal of the Borrower, CPV or any of its or their ERISA Affiliates from a Pension Plan during a plan year in which it was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA; or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (iv) the institution of proceedings to terminate a Pension Plan by the PBGC; or (v) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (vi) the partial or complete withdrawal of the Borrower, CPV or any of its or their ERISA Affiliates from a Multiemployer Plan; or (vii) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA; or (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or
(ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

         "Total Commitments" means, collectively, the Total Revolving Credit Commitment and the Total Term Loan B Commitment.

         "Total Letter of Credit Commitment" means, at any time of determination, the lesser of (i) $10,000,000, (ii) 10% of the Borrowing Base as reflected on the most recently delivered Borrowing Base Certificate and (iii) the Total Revolving Credit Commitment.

         "Total Revolving Credit Commitment" means a principal amount equal to
(i) $95,000,000 or (ii) upon the satisfaction of the conditions set forth in
Section 2.9, at such time or times as Exhibit A-1 hereto is amended by the entering into of an Amendment Agreement by the Borrower, the Guarantors, the Agent and any lender or lenders agreeing to provide additional Revolving Loans, an amount equal to the sum of $95,000,000 and all Total Revolving Credit Commitment Increases, as reduced from time to time in accordance with Section 2.7.

         "Total Revolving Credit Commitment Increase" means any increase of the Total Revolving Credit Commitments as described in Section 2.9.

         "Total Term Loan B Commitment" means, as at the date of determination thereof, the sum of all Term Loan B Commitments of all Term Loan B Lenders at such date, which sum shall not exceed in any case the lesser of (i) $100,000,000 and (ii) $200,000,000 less the Total Revolving Credit Commitment at such date.

         "Type" shall mean any type of Loan (i.e., a Base Rate Loan or a Eurodollar Rate Loan).

         "Unrestricted Subsidiary" means a Subsidiary of the Borrower that has not executed a Facility Guaranty that is in full force and effect and with respect to which the Borrower has provided a notice as required by Section 9.19.

         "Voting Percentage" means, as to any Lender, the percentage (carried out to the ninth decimal place) which (i) the sum of (A) such Lender's Applicable Revolving Commitment

Percentage of the Total Revolving Credit Commitment (or if the Commitments of the Revolving Lenders shall have been terminated pursuant to Section 11.1, of the Revolving Credit Outstandings (including such Lender's Participations in Letters of Credit and Swing Line Loans)) (expressed in Dollars), plus (B) such Lender's Applicable Term Loan B Commitment Percentage of the Term Loan B Outstandings (expressed in Dollars), then comprises of (ii) the sum of (A) the Total Revolving Credit Commitment (or if at the date of such calculation the Total Revolving Credit Commitment shall have been terminated pursuant to Section 11.1, the outstanding amount of all Revolving Loans, Swing Line Loans and Letter of Credit Obligations); plus (B) the Term Loan B Outstandings; provided, however, that if any Lender has failed to fund any portion of any Revolving Loan, any Advance of the Term Loan B, or any Participations required to be funded by it hereunder, such Lender's Voting Percentage shall be deemed to be zero, and the respective Voting Shares and Voting Percentages of the other Lenders shall be recomputed for purposes of this definition and the definition of "Required Lenders", "Required Revolving Lenders" and "Required Term Loan B Lenders" without regard to such Lender's Applicable Revolving Credit Commitment Percentage or Applicable Term Loan B Commitment Percentage or the outstanding amount of its Revolving Loans, Term Loan B, and Participations in Swing Line Loans and Letters of Credit, as the case may be. Notwithstanding the foregoing, for purposes of determining "Majority Revolving Lenders," "Required Revolving Lenders" or "Required Term Loan B Lenders," Voting Percentages of the Lenders shall be determined without regard to commitments or outstandings in respect of the Term Loan B Facility or the Revolving Credit Facility, as applicable.

         "Voting Stock" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

         "WCC" means Wackenhut Corrections Corporation, a Florida corporation, or upon the filing by such corporation of a legal name change with the Florida Secretary of State, The Geo Group, Inc.

         1.3      Rules of Interpretation.

         (a) All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a Consistent Basis.

         (b) Each term defined in Article 1 or 9 of the Florida Uniform Commercial Code shall have the meaning given therein unless otherwise defined herein, except to the extent that the Uniform Commercial Code of another jurisdiction is controlling, in which case such terms shall have the meaning given in the Uniform Commercial Code of the applicable jurisdiction.

         (c) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

         (d) Except as otherwise expressly provided, references herein to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to this Agreement.

         (e) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require.

         (f) When used herein or in any other Loan Document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

         (g) References to "including" means including without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

         (h) All dates and times of day specified herein shall refer to such dates and times at Charlotte, North Carolina.

         (i) Each of the parties to the Loan Documents and their counsel have reviewed and revised, or requested (or had the opportunity to request) revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto.

         (j) Any reference to an officer of the Borrower or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

         (k) All references to any agreement or document as amended, modified or supplemented, or words of similar effect, shall mean such document or agreement, as the case may be, as amended, modified or supplemented from time to time only as and to the extent permitted therein and in the Loan Documents.

                                   ARTICLE II

                          THE REVOLVING CREDIT FACILITY

         2.1      Revolving Loans.

         (a) Commitment. Subject to the terms and conditions of this Agreement, each Revolving Lender severally agrees to make Advances to the Borrower under the Revolving Credit Facility from time to time from the Effective Date until the Revolving Credit Termination Date on a pro rata basis as to the total borrowing requested by the Borrower on any day determined by such Revolving Lender's Applicable Revolving Commitment Percentage up to but not exceeding the Revolving Credit Commitment of such Revolving Lender, provided, however, that the Revolving Lenders will not be required and shall have no obligation to make any such Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Agent has accelerated the maturity of any of the Revolving Notes as a result of an Event of Default; provided further, however, that immediately after giving effect to each such Advance, the amount of Revolving Credit Outstandings plus Letter of Credit Outstandings plus Swing Line Outstandings shall not exceed the lesser of (A) the Total Revolving Credit Commitment or (B) the Borrowing Base minus the amount of any Term Loan B Outstandings. Within such limits, the Borrower may borrow, repay and reborrow under the Revolving Credit Facility on a Business Day from the Effective Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date; provided, however, that (y) no Revolving Loan that is a Eurodollar Rate Loan shall be made which has an Interest Period that extends beyond the Revolving Credit Stated Termination Date and (z) each Revolving Loan that is a Eurodollar Rate Loan may, subject to the provisions of
Section 2.7, be repaid only on the last day of the Interest Period with respect thereto unless such payment is accompanied by the additional payment, if any, required by Section 6.5.

         (b) Amounts. Each Revolving Loan hereunder, other than Base Rate Refunding Loans, and each Conversion under Section 2.8, shall be in an amount of at least $2,000,000, and, if greater than $2,000,000, an integral multiple of $100,000.

         (c) Advances. (i) An Authorized Representative shall give the Agent (1) at least three (3) Business Days' irrevocable written notice by telefacsimile transmission of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions, effective upon receipt, of each Revolving Loan that is a Eurodollar Rate Loan (whether representing an additional borrowing hereunder or the Conversion of a borrowing hereunder from Base Rate Loans to Eurodollar Rate Loans) prior to 11:00 A.M. and (2) irrevocable written notice by telefacsimile transmission of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions, effective upon receipt, of each Revolving Loan (other than Base Rate Refunding Loans to the extent the same are effected without notice pursuant to Section 2.1(c)(iv)) that is a Base Rate Loan (whether representing an additional borrowing hereunder or the Conversion of borrowing hereunder from Eurodollar Rate Loans to Base Rate Loans) prior to 11:00 A.M. on the day of such proposed Revolving Loan. Each such notice shall specify the amount of the borrowing, the Type of Revolving Loan (Base Rate or Eurodollar Rate), the date of borrowing and, if a Eurodollar Rate Loan, the Interest Period to be used in the computation of interest. Notice of receipt of such Borrowing Notice or Interest Rate Selection

Notice, as the case may be, together with the amount of each Revolving Lender's portion of an Advance requested thereunder, shall be provided by the Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 11:00 A.M.) not later than 1:00 P.M. on the same day as the Agent's receipt of such notice.

                  (ii) Not later than 2:00 P.M. on the date specified for each borrowing under this Section 2.1, each Revolving Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Advance or Advances to be made by it on such day available by wire transfer to the Agent in the amount of its pro rata share, determined according to such Revolving Lender's Applicable Revolving Commitment Percentage of the Revolving Loan or Revolving Loans to be made on such day. Such wire transfer shall be directed to the Agent at the Principal Office and shall be in the form of Dollars constituting immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by delivery of the proceeds thereof to the Borrower's Account or otherwise as shall be directed in the applicable Borrowing Notice by the Authorized Representative and reasonably acceptable to the Agent.

                  (iii) The Borrower shall have the option to elect the duration of the initial and any subsequent Interest Periods and to Convert the Revolving Loans in accordance with Section 2.8. Eurodollar Rate Loans and Base Rate Loans may be outstanding at the same time, provided, however, there shall not be outstanding at any one time Eurodollar Rate Loans having more than eight (8) Interest Periods. If the Agent does not receive a Borrowing Notice or an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period or of Conversion of any Revolving Loan to or Continuation of a Revolving Loan as a Eurodollar Rate Loan by the time prescribed by Section 2.1(c) or 2.8, the Borrower shall be deemed to have elected to Convert such Revolving Loan to (or Continue such Revolving Loan as) a Base Rate Loan until the Borrower notifies the Agent in accordance with Section 2.8.

                  (iv) Notwithstanding the foregoing, if a drawing is made under any Letter of Credit, such drawing is honored by the Issuing Bank prior to the Revolving Credit Stated Termination Date, and the Borrower shall not immediately fully reimburse the Issuing Bank in respect of such drawing, (A) provided that the conditions to making a Loan as herein provided shall then be satisfied, the Reimbursement Obligation arising from such drawing shall be paid to the Issuing Bank by the Agent without the requirement of notice to or from the Borrower from immediately available funds which shall be advanced as a Base Rate Refunding Loan by each Revolving Lender under the Revolving Credit Facility in an amount equal to such Revolving Lender's Applicable Revolving Commitment Percentage of such Reimbursement Obligation, and
         (B) if the conditions to making a Loan as herein provided shall not then be satisfied, each of the Lenders shall fund by payment to the Agent (for the benefit of the Issuing Bank) in immediately available funds the purchase from the Issuing Bank of their respective Participations in the related Reimbursement Obligation based on their respective Applicable Revolving Commitment Percentages of the Total Letter of Credit Commitment. If a drawing is presented under any Letter of Credit in accordance with the terms thereof and the

         Borrower shall not immediately reimburse the Issuing Bank in respect thereof, then notice of such drawing or payment shall be provided promptly by the Issuing Bank to the Agent and the Agent shall provide notice to each Revolving Lender by telephone or telefacsimile transmission. If notice to the Revolving Lenders of a drawing under any Letter of Credit is given by the Agent at or before 12:00 noon on any Business Day, each Revolving Lender shall, pursuant to the conditions specified in this Section 2.1(c)(iv), either make a Base Rate Refunding Loan or fund the purchase of its Participation in the amount of such Revolving Lender's Applicable Revolving Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 2:30 P.M. on the same Business Day. If notice to the Revolving Lenders of a drawing under a Letter of Credit is given by the Agent after 12:00 noon on any Business Day, each Revolving Lender shall, pursuant to the conditions specified in this
         Section 2.1(c)(iv), either make a Base Rate Refunding Loan or fund the purchase of its Participation in the amount of such Revolving Lender's Applicable Revolving Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 12:00 noon on the next following Business Day. Any such Base Rate Refunding Loan shall be advanced as, and shall Continue as, a Base Rate Loan unless and until the Borrower Converts such Base Rate Loan in accordance with the terms of Section 2.8.

         2.2 Payment of Interest. (a) The Borrower shall pay interest to the Agent for the account of each Lender on the outstanding and unpaid principal amount of each Loan made by such Lender for the period commencing on the date of such Loan until such Loan shall be due at the then applicable Base Rate for Base Rate Loans or applicable Eurodollar Rate for Eurodollar Rate Loans, as designated by the Authorized Representative pursuant to Section 2.1; provided, however, that if any Event of Default shall occur and be continuing, all amounts outstanding hereunder shall bear interest thereafter at the Default Rate.

         (b) Interest on each Base Rate Loan shall be computed on the basis of a year of 365/366 days and calculated in each case for the actual number of days elapsed. Interest on each Eurodollar Loan shall be computed on the basis of a year of 360 days and calculated in each case for the actual number of days elapsed. Interest on each Eurodollar Rate Loan shall be payable on the last day of the relevant Interest Period, any date that such Loan is prepaid or Converted, in whole or in part, and the Revolving Credit Stated Termination Date or the Term Loan B Maturity Date, as applicable; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, interest shall also be paid on the Business Day which falls three months after the beginning of such Interest Period. Interest on each Base Rate Loan or Swing Line Loan shall be payable on the last Business Day of each March, June, September and December and the Revolving Credit Stated Termination Date or the Term Loan B Maturity Date, as applicable. Notwithstanding the foregoing, interest accruing at the Default Rate shall be payable from time to time upon demand of the Agent.

         2.3 Payment of Principal. (a) The principal amount of each Revolving Loan shall be due and payable to the Agent for the benefit of each Revolving Lender in full on the Revolving Credit Termination Date, or earlier as specifically provided herein. The principal amount of any

Base Rate Loan may be prepaid in whole or in part at any time. The principal amount of any Eurodollar Rate Loan may be prepaid only at the end of the applicable Interest Period unless the Borrower shall pay to the Agent for the account of the applicable Lenders the additional amount, if any, required under
Section 6.5. All prepayments of Revolving Loans made by the Borrower shall be in the amount of $1,000,000 or such greater amount which is an integral multiple of $100,000, or the amount equal to all Revolving Credit Outstandings, or such other amount as necessary to comply with Section 2.1(b) or Section 2.8.

         (b) The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date that is five Business Days after such Loan is made,
(ii) the Revolving Credit Stated Termination Date and (iii) such other date as specifically provided herein.

         (c) The Borrower shall repay the principal amount of the Term Loan B as provided in the Supplemental Credit Documents by the Borrower and the Agent, provided that all Term Loan B Outstandings shall be due and payable as provided in Section 11.1.

         2.4 Manner of Payment. (a) Each payment of principal (including any prepayment) and payment of interest and fees, and any other amount required to be paid to the Lenders with respect to the Loans, shall be made to the Agent at the Principal Office, for the account of each Lender, in Dollars and in immediately available funds without setoff, deduction or counterclaim before 12:30 P.M. on the date such payment is due. The Agent may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account, if any, of the Borrower with the Agent.

         (b) The Agent shall deem any payment made by or on behalf of the Borrower hereunder that is not made both in Dollars and in immediately available funds and prior to 12:30 P.M. to be a non-conforming payment. Any such payment shall not be deemed to be received by the Agent until the later of (i) the time such funds become available funds and (ii) the next Business Day. Any non-conforming payment may constitute or become a Default or Event of Default. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until the later of (x) the date such funds become available funds or (y) the next Business Day at the Default Rate from the date such amount was due and payable.

         (c) In the event that any payment hereunder or under the Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under clause (ii) of the definition of "Interest Period"; provided that interest shall continue to accrue during the period of any such extension and provided further, that in no event shall any such due date (x) in respect of the Revolving Credit Facility, be extended beyond the Revolving Credit Termination Date, or (y) in respect of the Term Loan B Facility, if any, be extended beyond the Term Loan B Maturity Date.

         2.5 Notes. (a) Revolving Loans made by each Revolving Lender shall be evidenced by the Revolving Note payable to the order of such Revolving Lender in the respective amount of its Applicable Revolving Commitment Percentage of the Revolving Credit Commitment, which Revolving Note shall be dated the Effective Date or a later date pursuant to the entering into of an Amendment Agreement in the form of Exhibit P-1 to give effect to a Revolving Credit Commitment Increase or pursuant to an Assignment and Assumption and shall be duly completed, executed and delivered by the Borrower. The Revolving Notes issued on the Effective Date are issued in substitution of, and in replacement for, the notes under the Original Credit Facility that evidenced the Revolving Loans.

         (b) Advances of the Term Loan B made by each Term Loan B Lender shall be evidenced by the Term Loan B Note payable to the order of such Term Loan B Lender in the respective amount of its Applicable Term Loan B Commitment Percentage of the Term Loan B Commitment, which Term Loan B Note shall be dated the effective date of the Term Loan B or a later date pursuant to an Assignment and Assumption and shall be duly completed, executed and delivered by the Borrower.

         2.6 Pro Rata Payments. Except as otherwise provided herein, (a) each payment on account of the principal of and interest on the Revolving Loans and the fees described in Sections 2.10 and 3.9 shall be made to the Agent for the account of the Revolving Lenders pro rata based on their Applicable Revolving Commitment Percentages, (b) each payment on account of the principal of and interest on the Term Loan B shall be made to the Agent for the account of the Term Loan B Lenders pro rata based upon their Applicable Term Loan B Commitment Percentages, (c) all payments to be made by the Borrower for the account of each of the Lenders on account of principal, interest and fees, shall be made without diminution, setoff, recoupment or counterclaim, and (d) the Agent will distribute (with respect to funds received by 12:30 P.M. on a Business Day, on the same Business Day, and in all other cases, by 12:30 P.M. on the following Business Day) to the Lenders entitled thereto in immediately available funds payments received in fully collected, immediately available funds from the Borrower.

         2.7 Reductions. The Borrower shall, by notice from an Authorized Representative, have the right from time to time but not more frequently than once each calendar month, upon not less than three (3) Business Days' written notice to the Agent, effective upon receipt, to reduce the Total Revolving Credit Commitment. The Agent shall give each Lender, within one (1) Business Day of receipt of such notice, telefacsimile notice, or telephonic notice (confirmed in writing), of such reduction. Each such reduction shall be in the aggregate amount of $1,000,000 or such greater amount which is in an integral multiple of $1,000,000, or the entire remaining Total Revolving Credit Commitment, and shall permanently reduce the Total Revolving Credit Commitment. Each reduction of the Total Revolving Credit Commitment shall be accompanied by payment of the Revolving Loans to the extent that the principal amount of Revolving Credit Outstandings plus Letter of Credit Outstandings plus Swing Line Outstandings exceeds the lesser of (A) the Total Revolving Credit Commitment and (B) the Borrowing Base minus the amount of Term Loan B Outstandings, if any, after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid. No such reduction shall result in the payment of any Eurodollar Rate Loan other than on the last day of the Interest Period of such Eurodollar Rate Loan unless such prepayment is accompanied by amounts due, if any, under Section 6.5.

         2.8 Conversions and Elections of Subsequent Interest Periods. Subject to the limitations set Article VI, the Borrower may:

         (a) upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent on or before 11:00 A.M. on any Business Day, Convert all or a part of Eurodollar Rate Loans to Base Rate Loans on the last day of the Interest Period for such Eurodollar Rate Loans; and

         (b) provided that no Default or Event of Default shall have occurred and be continuing upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent on or before 11:00 A.M. three (3) Business Days' prior to the date of such election or Conversion:

                  (i) elect a subsequent Interest Period for all or a portion of Eurodollar Rate Loans to begin on the last day of the then current Interest Period for such Eurodollar Rate Loans; and

                  (ii) Convert Base Rate Loans to Eurodollar Rate Loans on any Business Day.

         Each election and Conversion pursuant to this Section 2.8 shall be subject to the limitations on Eurodollar Rate Loans set forth in the definition of "Interest Period" herein and in Sections 2.1, 2.3 and Article VI. The Agent shall give written notice to each Lender of such notice of election or Conversion prior to 3:00 P.M. on the day such notice of election or Conversion is received. All such Continuations or Conversions of Loans shall be effected pro rata based, as applicable, on the Applicable Revolving Commitment Percentages of the Revolving Lenders, and the Applicable Term Loan B Commitment Percentage of the Term Loan B Lenders, if any.

         2.9 Discretionary Increase in Total Revolving Credit Commitment and/or Term Loan B Facility.

         (a) Total Revolving Credit Commitment Increase and Term Loan B Facility. So long as (I) no Default or Event of Default under the Loan Documents then exists or would arise as a result of any Discretionary Commitment or Advance under a Discretionary Facility, (II) the Borrower is in pro forma compliance with the terms of Section 10.1 both before and after giving effect to any Discretionary Commitment, (III) the representations and warranties of the Borrower and each other Credit Party contained in Article VIII and in all other Loan Documents are true and correct (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date), and (IV) the requirements of Section 4.4(e), have been satisfied, then subject to the terms and conditions of this Section 2.9, on and after the Effective Date, the Borrower may request, from time to time, but not more than twice with respect to any Total Revolving Credit Commitment Increase and only one time with respect to the Term Loan B Facility, that Lenders and New Lenders make one or more Discretionary Commitments in an aggregate principal amount (for all requests of all Discretionary Commitments) not to exceed the then available Maximum Discretionary Commitment under one or both of the following:

                  (i) a Total Revolving Credit Commitment Increase pursuant to which the Total Revolving Credit Commitment may be increased by one or more Lenders (either existing Lenders or, pursuant to Section 2.9(d), New Lenders) committing to such Total

         Revolving Credit Commitment Increase, so long as (A) one or more Lenders (either existing Lenders or, pursuant to Section 2.9(d), New Lenders) commit to the entire amount of each such Total Revolving Credit Commitment Increase in accordance with the procedures set forth in Sections 2.9(b), (c), (d) and (e) hereof; (B) on the date the Discretionary Commitments for each such Total Revolving Credit Commitment Increase are effective, the sum of all Total Revolving Credit Commitment Increases and the Term Loan B Commitment does not exceed the Maximum Discretionary Commitment; (C) the Borrower shall not have given notice of or consummated a voluntary reduction of the Total Revolving Credit Commitment in accordance with Section 2.7; and (D) each Total Revolving Credit Commitment Increase must be in a minimum principal amount of $25,000,000 or an increment of $10,000,000 in excess thereof; provided, however, that the Total Revolving Credit Commitment shall not exceed $200,000,000 less the amount of the original principal amount of Term Loan B; and

                  (ii) a Term Loan B Facility pursuant to which a Term Loan B may be made by one or more Lenders (either existing Lenders or, pursuant to Section 2.9(d), New Lenders) committing to the entire amount of such Term Loan B Facility, so long as

                           (A) one or more Lenders (either existing Lenders or, pursuant to Sections 2.9(d), New Lenders) commit to such Term Loan B Facility in accordance with the procedures set forth in Sections 2.9(b), (c), (d) and (e);

                           (B) such Term Loan B shall mature on the Term Loan B Maturity Date, as specified in the applicable Supplemental Credit Documents;

                           (C) the Advance under the Term Loan B shall be amortized in accordance with an amortization schedule specified in the applicable Supplemental Credit Documents.

No Lender shall be obligated to commit, or to agree to commit, to any request for Discretionary Commitments, which commitment shall only be made and evidenced in accordance with the procedures set forth in Section 2.9(c).

         (b) Discretionary Commitment Requests. Subject to the terms and conditions of this Section 2.9, on and after the Effective Date, the Borrower may request from time to time that Lenders and, if determined by the Borrower, one or more other financial institutions that would qualify as Eligible Assignees (as used in this Section 2.9, upon its commitment to a Discretionary Facility in accordance with the terms hereof, a "New Lender") make one or more Discretionary Commitments in an aggregate principal amount not to exceed the then available Maximum Discretionary Commitment. The request by the Borrower for a Discretionary Commitment pursuant to this Section 2.9 shall be made by the Borrower giving written notice thereof to the Agent (a "Discretionary Commitment Request"), (i) specifying the Discretionary Facility (either a Term Loan B Facility or a Revolving Credit Commitments Increase) under which such Discretionary Commitment is requested; (ii) specifying the amount of the requested aggregate Discretionary Commitments (which amount shall be no less than $25,000,000 or a greater integral multiple of $10,000,000 or such lesser amount as may be available under the Maximum Discretionary Commitment); (iii) designating the date on which the proposed aggregate Discretionary Commitments are to be effective and the date by which each Discretionary Commitment Notice is due from any Lender or New Lender; and
(iv) identifying the existing Lenders and New Lenders to whom a Discretionary Commitment Request is to be sent by the Agent. Upon receipt of any such Discretionary Commitment Request and such other information as the Agent shall reasonably request in connection therewith, the Agent shall promptly notify and deliver to the Lenders and prospective New Lenders of such Discretionary Commitment Request and all such other information and shall request commitments from Lenders and prospective New Lenders with respect thereto, which request shall be made within 10 Business Days after receipt of all such information by the Agent. No Lender shall be obligated to make any Discretionary Commitment requested thereof pursuant to any Discretionary Commitment Request.

         (c) Commitments. Within thirty (30) calendar days after receipt of a Discretionary Commitment Request (or such lesser period of time as set forth in such Discretionary Commitment Request, but in no event less than 15 calendar days), each Lender and each prospective New Lender making a Discretionary Commitment in response to the Discretionary Commitment Request shall notify the Agent and the Borrower of the maximum amount of its proposed Discretionary Commitment (such notice being a "Discretionary Commitment Notice"), which shall not be less than $1,000,000 and shall, if greater, be in $1,000,000 increments in excess thereof. Thereafter, after consultation with the Borrower, the Agent shall advise each Lender and New Lender submitting a Discretionary Commitment Notice of such Lender's allocated Discretionary Commitment, which in the aggregate shall not be greater than the maximum amount thereof set forth in such Lender's Discretionary Commitment Notice, and the date upon which such Discretionary Commitment shall be effective (the "Discretionary Commitment Effective Date"); provided, however, that the Discretionary Commitment Effective Date shall (i) not be earlier than the date thereof set forth in the Discretionary Commitment Request, and (ii) not be less than 15 calendar days after all the amendments referred to in Section 2.9(e) below and all Supplemental Credit Documents shall have been delivered to the Agent for its review.

         (d) Amendments; New Lenders. Each addition of a New Lender and each Discretionary Commitment of an existing Lender, shall be effected by the Supplemental Credit Documents pursuant to Section 2.9(e) below and an Amendment Agreement in the form of Exhibit P-1 or P-2, as applicable, that is executed without regard to Section 13.6 by the Borrower, the Agent, and such New Lender or existing Lender to provide for a new Exhibit A-1 or Exhibit A-2, as applicable, to reflect the addition and Discretionary Commitment of each New Lender and the Discretionary Commitment of each existing Lender, if applicable, and to make corresponding revisions to the terms hereof as may be necessary for the administration of the Term Loan B Facility, if applicable, subject in each case to Section 13.6 in the event (and with respect to) any such amendment that includes amendments to the terms hereof not expressly contemplated hereby that directly affect any other Lender. Each New Lender providing a Discretionary Commitment shall be a "Lender" for all purposes hereunder with respect to the Discretionary Facility, entitled to the rights and benefits, and subject to the duties, of a Lender under the Loan Documents.

         (e) Supplemental Credit Documents. Each Discretionary Facility (i) will be subject to the terms and conditions of this Agreement and (ii) will be secured and guaranteed by the

Security Instruments and the Facility Guaranty. The Discretionary Commitment of each Lender will be subject, among other things, to (A) such Lender obtaining agreement with the Borrower as to all applicable fees payable in respect of its Discretionary Commitment, (B) execution and delivery of all necessary amendments referred to in Section 2.9(d), (C) if requested by any Discretionary Facility Lender, the results of a Lien search and title update with respect to the property of the Borrower and the Guarantors that is Collateral with results satisfactory to such Discretionary Facility Lender, and (D) the execution and delivery by the Credit Parties and each Lender party to the respective Discretionary Facility, as appropriate, and the Agent of all documents reasonably requested by such Lenders to evidence and effect the applicable Discretionary Facility, including, without limitation, an Amendment Agreement in the form of Exhibit P-2, together with such other documents, if any, memorializing, among other things, the amount of the Discretionary Commitment, the Lenders with respect to the Discretionary Facility (the "Discretionary Facility Lenders"), the respective Discretionary Commitment of each such Discretionary Facility Lender, all fees payable in connection therewith, the Discretionary Commitment Effective Date for such Discretionary Facility, and such representations and warranties of such Discretionary Facility Lender that is a New Lender as required of an Eligible Assignee in the Assignment and Assumption, and solely with respect to the Term Loan B, the scheduled principal amortization, any optional or mandatory repayments (including prepayments in the circumstances described in Section 10.1(g)), the applicable interest rates, the number of Interest Periods (which shall not exceed three) with respect to any Eurodollar Rate Segments, the Term Loan B Maturity Date and any additional fee payable to the Agent with respect to the administration of a Discretionary Facility (collectively, the "Supplemental Credit Documents"), which Supplemental Credit Documents shall be acceptable to the Agent and the Lender(s) providing such Discretionary Increase. As a condition precedent to any Discretionary Facility, the Borrower shall deliver to the Agent a certificate of each Credit Party dated as of the Discretionary Commitment Effective Date (in sufficient copies for each Discretionary Facility Lender) signed by an Authorized Representative of such Credit Party (i) certifying and attaching the resolutions adopted by such Credit Party approving or consenting to such Discretionary Facility, and (ii) certifying that, before and after giving effect to such Discretionary Facility, (A) the representations and warranties contained in
Article VIII and the other Loan Documents are true and correct on and as of the Discretionary Commitment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.9, the representations and warranties contained in subsections (a) and (b) of Section 8.6 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 9.1, and (B) no Default or Event of Default exists. If the Discretionary Facility is an increase in the Total Revolving Credit Commitment, the Borrower shall prepay any Revolving Loans outstanding on the Discretionary Commitment Effective Date (and pay any additional amounts required pursuant to Section 6.5) to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Applicable Revolving Commitment Percentage arising from any nonratable increase in the Revolving Credit Commitments under this Section.

         (f) Discretionary Commitments and Borrowings. With respect to each Discretionary Commitment and subject to the terms and conditions of the Loan Documents and the applicable Supplemental Credit Documents for such Discretionary Facility, each Lender having a Discretionary Commitment for the applicable Discretionary Facility, severally, but not jointly, agrees to make Revolving Loans or an Advance under the Term Loan B Facility, as applicable, to the Borrower in an aggregate principal amount at any time outstanding in accordance with its final allocation of such Discretionary Facility but not in excess of its Discretionary Commitment. Revolving Loans shall be made subject to the terms and conditions set forth in this Article II for all Revolving Loans. The Term Loan B shall be advanced by the applicable Discretionary Facility Lenders to the Borrower pursuant to subsection (g) below and the Supplemental Credit Documents.

         (g)      Term Loan B.

                  (i) Subject to the terms and conditions of this Agreement, each Discretionary Facility Lender severally agrees to make an advance of its Discretionary Commitment of the Term Loan B to the Borrower on the Discretionary Commitment Effective Date. The principal amount of each Segment of the Term Loan B outstanding hereunder from time to time shall bear interest and the Term Loan B shall be repayable as provided herein and in the Supplemental Credit Documents. No amount of the Term Loan B repaid or prepaid by the Borrower may be reborrowed hereunder, and no subsequent Borrowing under the Term Loan B Facility shall be allowed after the initial such Advance of the Term Loan B on the Discretionary Commitment Effective Date.

                  (ii) Not later than 1:00 P.M. New York time, on the Discretionary Commitment Effective Date, each Discretionary Facility Lender shall, pursuant to the terms and subject to the conditions of this Agreement, as amended in accordance with Section 2.9(d) and the Supplemental Credit Documents, make the amount of its Discretionary Commitment of the Term Loan B available by wire transfer to the Agent. Such wire transfer shall be directed to the Agent at its Principal Office and shall be in the form of immediately available funds in Dollars. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, including without limitation the satisfaction of all applicable conditions in Section 7.2, be made available to the Borrower by delivery of the proceeds thereof as shall be directed by the Responsible Officer of the Borrower and reasonably acceptable to the Agent. The initial Borrowing of the Term Loan B shall be a single Base Rate Segment, subject to Conversion after the Discretionary Commitment Effective Date in accordance with an Interest Rate Selection Notice delivered on the Discretionary Commitment Effective Date (or, if no Interest Rate Selection Notice is so delivered on the Discretionary Commitment Effective Date, thereafter in accordance with Section 2.8).

         2.10 Unused Fee. From the period beginning on the Effective Date and ending on the Revolving Credit Termination Date, the Borrower agrees to pay to the Agent, for the pro rata benefit of the Revolving Lenders based on their Applicable Revolving Commitment Percentages, an unused fee (the "Unused Fee") equal to the Applicable Margin for Unused Fee multiplied by the average daily amount by which the Total Revolving Credit Commitment exceeds the sum of (i) Revolving Credit Outstandings (without giving effect to Swing Line Outstandings) plus (ii) Letter of Credit Outstandings at the close of business on each day during each calendar quarter. Such fees shall be due in arrears on the first Business Day following the last day of each March, June, September and December commencing December 31, 2003 to and including the Revolving Credit Termination Date. Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its Revolving Credit Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of such fee until such Lender shall make available such portion. Such fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

         2.11 Deficiency Advances; Failure to Purchase Participations. (a) No Lender shall be responsible for any default of any other Lender in respect to such other Lender's obligation to make any Loan hereunder or fund its purchase of any Participation hereunder nor shall the Revolving Credit Commitment or any Term Loan B Commitment of any Lender hereunder be increased as a result of such default of any other Lender.

         (b) Unless the Borrower or any Lender has notified the Agent, prior to the date any payment is required to be made by it to the Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Agent in immediately available funds, then:

                  (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Agent to such Lender to the date such amount is repaid to the Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

                  (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Agent to the Borrower to the date such amount is recovered by the Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Agent, then such amount shall constitute such Lender's Advance under its Note. If such Lender does not pay such amount forthwith upon the Agent's demand therefor, the Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Loan. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Credit Commitment or Term Loan B Commitment, as applicable, or to prejudice any rights which the Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

         A notice of the Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

         (c) If any Lender makes available to the Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this
Article II, and such funds are not
made available to the Borrower by the Agent because the conditions to the applicable Advance set forth in Article VII are not satisfied or waived in accordance with the terms hereof, the Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

         Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

         2.12 Use of Proceeds. The proceeds of the Loans made pursuant to the Revolving Credit Facility and Term Loan B Facility hereunder shall be used by the Borrower for general working capital needs and other partnership purposes, including the making of Acquisitions of or Additions or Enhancements to Qualifying Properties.

         2.13 Mandatory Prepayments. In addition to the required payments of principal of the Revolving Loans set forth in Section 2.3 and any optional payments of principal of the Revolving Loans effected under Sections 2.3 and 2.7, the Borrower shall make the following required prepayments, which prepayments shall not result in a permanent reduction of the Total Revolving Credit Commitment, each such prepayment to be made to the Agent for the benefit of the Lenders within the time period specified below:

                  (a) In the event that the Borrower disposes of or otherwise releases a Qualifying Property constituting a part of the Pledge Pool in accordance with the provisions of Section 4.4(b), then the Borrower shall make, or shall cause any Guarantor, as applicable, to make, a payment from the Net Proceeds of the disposition of such Qualifying Property in the amount, if any, together with such other funds as shall be necessary to cause the amount of Outstandings not to exceed the Borrowing Base as of the date of such disposition. Each such payment shall be made (i) first to the Revolving Lenders, on a pro rata basis, and then to the Term Loan B Lenders on a pro rata basis, (ii) within one Business Day of receipt of such Net Proceeds and (iii) upon not less than three Business Days' written notice to the Agent.

                  (b) The Borrower shall make, or shall cause each applicable Guarantor, to make, a payment from the Net Proceeds from each private or public offering of the equity securities of the Borrower or such Guarantor, if, but only if, such offering is made during the existence and continuation of a Default or Event of Default, in an amount equal to the lesser of 100% of such Net Proceeds and the Outstandings hereunder, each such payment to be made (i) first to the Revolving Lenders, on a pro rata basis, and then to the Term Loan B Lenders on a pro rata basis, (ii) within ten Business Days of receipt of such Net Proceeds and (iii) upon not less than three Business Days' written notice to the Agent, which notice shall include a certificate of an Authorized Representative setting forth in reasonable detail the calculations used in computing the amount of such payment.

                  (c) In the event (i) of damage, destruction or condemnation of any Pledged Property or portion thereof for which the Borrower reasonably estimates the cost of rebuilding, restoration or repair of such Pledged Property to be $250,000 or more, (ii) the Agent shall not have received from the Borrower a certificate satisfying the requirements of either Section 4.7(a) through (d) of the Mortgage or Section 7.2(a) through (g) of the Mortgage, and (iii) there shall not have been deposited with the Agent within 15 Business Days following such damage, destruction or condemnation the amounts necessary to fully pay for the restoration, repair or replacement of the Mortgaged Property, then the Agent shall have the right, at its option, to order an appraisal by a Qualified Appraiser (or other evidence of value acceptable in the Agent's sole discretion) of such Pledged Property, in the Borrower's name and at its sole expense. Within 15 Business Days of the Agent's receipt of such appraisal, the Borrower shall make, or shall cause any Guarantor, as applicable, to make, a payment of principal of, first, the Revolving Loans and, second, the Term Loan B Outstandings to the Agent in an amount equal to the difference, if any, between the Borrowing Base adjusted to give effect to the Appraised Value of such Pledged Property giving effect to such damage, destruction or condemnation, and the Outstandings, to the extent the Outstandings shall exceed the adjusted Borrowing Base.

                  (d) If for any reason the amount of all Revolving Credit Outstandings, Letter of Credit Outstandings and Swing Line Outstandings at any time exceeds the lesser of the (A) the Total Revolving Credit Commitment then in effect or (B) the Borrowing Base less the amount of any Term Loan B Outstandings, the Borrower shall immediately prepay Revolving Loans and/or Cash Collateralize the Letter of Credit Obligations, as it shall select, in an aggregate amount equal to such excess. If for any reason the amount of all Letter of Credit Outstandings at any time exceeds the Total Letter of Credit Commitment then in effect, the Borrower shall immediately Cash Collateralize the Letter of Credit Obligations in an aggregate amount equal to such excess. If for any reason the amount of Term Loan B Outstandings at any time exceeds the Borrowing Base, the Borrower shall immediately prepay the Term Loan B in an amount equal to such excess.

         2.14 Swing Line. (a) Notwithstanding any other provision of this Agreement to the contrary, in order to administer the Revolving Credit Facility in an efficient manner and to minimize the transfer of funds between the Agent and the Revolving Lenders, Bank of America shall make available Swing Line Loans to the Borrower prior to the Revolving Credit Termination Date. Bank of America shall not be obligated to make any Swing Line Loan pursuant hereto (i) if to the actual knowledge of Bank of America the Borrower is not in compliance with all the conditions to the making of Revolving Loans set forth in this Agreement,
(ii) if after giving effect to such Swing Line Loan, the Swing Line Outstandings exceed $7,500,000, or (iii) if after giving effect to such Swing Line Loan, the sum of the Swing Line Outstandings, Revolving Credit Outstandings and Letter of Credit Outstandings exceeds the lesser of (A) the Total Revolving Credit Commitment or (B) the Borrowing Base minus the amount of any Term Loan B Outstandings. The Borrower may borrow, repay and reborrow under this Section
2.14. Unless notified to the contrary by Bank of America, borrowings under the Swing Line shall be made in the minimum amount of $200,000 and $100,000 increments in excess thereof or in the amount necessary to effect a Base Rate Refunding Loan, upon written request by telefacsimile transmission, effective upon receipt, by an Authorized Representative of the Borrower made to Bank of America not later than 12:30 P.M. on the Business Day of the requested borrowing. Each such Borrowing Notice shall specify the amount of the borrowing and the date of borrowing, and shall be in the form of Exhibit D-2, with appropriate insertions. Unless notified to the contrary by Bank of America, each repayment of a Swing Line Loan shall be in an amount which is a minimum amount of $200,000 or $100,000 increments in excess thereof or the aggregate amount of all Swing Line Outstandings. If the Borrower instructs Bank of America to debit any demand deposit account of the Borrower in the amount of any payment with respect to a Swing Line Loan, or Bank of America otherwise receives repayment, after 12:30 P.M. on a Business Day, such payment shall be deemed received on the next Business Day.

         (b) Swing Line Loans shall bear interest at the Base Rate. The interest payable on Swing Line Loans is solely for the account of Bank of America, and all accrued and unpaid interest on Swing Line Loans shall be payable on the dates and in the manner provided in Sections 2.2(b) and 2.4 with respect to interest on Revolving Loans. The Swing Line Outstandings shall be evidenced by the Swing Line Note.

         (c) Upon the making of a Swing Line Loan, each Revolving Lender shall be deemed to have purchased from Bank of America a Participation therein in an amount equal to that Revolving Lender's Applicable Revolving Commitment Percentage of such Swing Line Loan. Upon demand made by Bank of America, each Revolving Lender shall, according to its Applicable Revolving Commitment Percentage of such Swing Line Loan, promptly provide to Bank of America its purchase price therefor in an amount equal to its Participation therein. Any Advance made by a Revolving Lender pursuant to demand of Bank of America of the purchase price of its Participation shall be deemed (i) provided that the conditions to making Loans shall be satisfied, a Base Rate Refunding Loan under
Section 2.1 until the Borrower Converts such Base Rate Loan in accordance with the terms of Section 2.8, and (ii) in all other cases, the funding by each Revolving Lender of the purchase price of its Participation in such Swing Line Loan. The obligation of each Revolving Lender to so provide its purchase price to Bank of America shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event.

         The Borrower, at its option and subject to the terms hereof, may request an Advance pursuant to Section 2.1 in an amount sufficient to repay Swing Line Outstandings on any date and the Agent shall provide from the proceeds of such Advance to Bank of America the amount necessary to repay such Swing Line Outstandings (which Bank of America shall then apply to such repayment) and credit any balance of the Advance in immediately available funds in the manner directed by the Borrower pursuant to Section 2.1(c)(ii). The proceeds of such Advances shall be paid to Bank of America for application to the Swing Line Outstandings and the Revolving Lenders shall then be deemed to have made Revolving Loans in the amount of such Advances. The Swing Line shall continue in effect until the Revolving Credit Termination Date, at which time all Swing Line Outstandings and accrued interest thereon shall be due and payable in full.

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

                                  ARTICLE III

                               LETTERS OF CREDIT

         3.1 The Letter of Credit Commitment. (a) Subject to the terms and conditions set forth herein, (A) the Issuing Bank agrees, in reliance upon the agreements of the other Lenders set forth in this Article III (1) from time to time on any Business Day during the period from the Effective Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower, and to amend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that the Issuing Bank shall not be obligated to issue any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such Participation, (x) the Letter of Credit Outstandings plus Revolving Credit Outstandings plus Swing Line Outstandings would exceed the Total Revolving Credit Commitment, (y) the Applicable Revolving Commitment Percentage of Revolving Credit Outstandings of such Revolving Lender, plus such Revolving Lender's Applicable Revolving Commitment Percentage of the Letter of Credit Outstandings, plus such Revolving Lender's Applicable Revolving Commitment Percentage of the Swing Line Outstandings would exceed such Lender's Revolving Credit Commitment, or (z) the Letter of Credit Outstandings would exceed the lesser of (i) the Total Letter of Credit Commitment and (ii) the Borrowing Base minus the Revolving Credit Outstandings, the Swing Line Outstandings and the Term Loan B Outstandings. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

         The Issuing Bank shall be under no obligation to issue any Letter of Credit if:

                  (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Issuing Bank in good faith deems material to it;

                  (ii) the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance, unless the Required Revolving Lenders have approved such expiry date;

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

                  (iii) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Lenders have approved such expiry date;

                  (iv) the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank; or

                  (v) such Letter of Credit is in an initial amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit, or is to be used for a purpose other than one approved by the Agent or is denominated in a currency other than Dollars.

         (b) The Issuing Bank shall be under no obligation to amend any Letter of Credit if (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or
(B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

         3.2 Procedures for Issuance and Amendment of Letters of Credit. Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the Issuing Bank (with a copy to the Agent) in the form of an Application and Agreement for Letter of Credit, appropriately completed and signed by an Authorized Representative of the Borrower. Such Application and Agreement for Letter of Credit must be received by the Issuing Bank and the Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Application and Agreement for Letter of Credit shall specify in form and detail satisfactory to the Issuing Bank: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the Issuing Bank may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Application and Agreement for Letter of Credit shall specify in form and detail satisfactory to the Issuing Bank (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the Issuing Bank may require.

         Promptly after receipt of any Application and Agreement for Letter of Credit, the Issuing Bank will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of such Application and Agreement for Letter of Credit from the Borrower and, if not, the Issuing Bank will provide the Agent with a copy thereof. Upon receipt by the Issuing Bank of confirmation from the Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the Issuing Bank's usual and customary business practices. Immediately upon the issuance of each

Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a Participation in such Letter of Credit in an amount equal to the product of such Revolving Lender's Applicable Revolving Commitment Percentage times the amount of such Letter of Credit.

         Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Issuing Bank will also deliver to the Borrower and the Agent a true and complete copy of such Letter of Credit or amendment.

         3.3 Drawings and Reimbursements; Funding of Participations. (a) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Bank shall notify the Borrower and the Agent thereof. Not later than 11:00 a.m. on the date of any payment by the Issuing Bank under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse the Issuing Bank through the Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the Issuing Bank by such time, the Agent shall notify each Revolving Lender by 11:30 A.M. on the Honor Date of the amount of the unreimbursed drawing (the "Reimbursement Obligation"), and the amount of such Revolving Lender's Applicable Revolving Commitment Percentage thereof. In such event, the Borrower shall be deemed to have requested a Base Rate Refunding Loan to be disbursed on the Honor Date in an amount equal to the Reimbursement Obligation, without regard to the minimum and multiples specified in Section 2.1(b) for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Total Revolving Credit Commitment and the conditions set forth in Section 2.1(c) (other than the delivery of a Borrowing Notice). Any notice given by the Issuing Bank or the Agent pursuant to this Section 3.3(a) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

         (b) Each Revolving Lender (including the Revolving Lender acting as Issuing Bank) shall upon any notice pursuant to clause (a) above make funds available to the Agent for the account of the Issuing Bank at the Agent's Applicable Lending Office in an amount equal to its Applicable Revolving Commitment Percentage of the Reimbursement Obligation not later than 1:00 p.m. on the Honor Date specified in such notice by the Agent, whereupon, subject to the provisions of clause (c) below, each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Refunding Loan to the Borrower in such amount. The Agent shall remit the funds so received to the Issuing Bank.

         (c) With respect to any Reimbursement Obligation that is not fully refinanced by Base Rate Refunding Loans because the conditions set forth in
Section 7.2 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the Issuing Bank an Advance in the amount of the Reimbursement Obligation that is not so refinanced, which advance shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Lender's payment to the Agent for the account of the Issuing Bank pursuant to clause (b) above shall be deemed payment in respect of its Participation in such Reimbursement Obligation and shall constitute an Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 3.3.

         (d) Until each Revolving Lender funds its Revolving Loan or purchases its Participation pursuant to this Section 3.3 to reimburse the Issuing Bank for any amount drawn under any Letter of Credit, interest in respect of such Revolving Lender's Applicable Revolving Commitment Percentage of such amount shall be solely for the account of the Issuing Bank.

         (e) Each Revolving Lender's obligation to make Revolving Loans or purchase Participations to reimburse the Issuing Bank for amounts drawn under Letters of Credit, as contemplated by this Section 3.3, shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Issuing Bank, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender's obligation to make Revolving Loans pursuant to this Section 3.3 is subject to the conditions set forth in Section 2.1(c) (other than delivery by the Borrower of a Revolving Loan Notice). No such purchase of a Participation shall relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Bank for the amount of any payment made by the Issuing Bank under any Letter of Credit, together with interest as provided herein.

         (f) If any Revolving Lender fails to make available to the Agent for the account of the Issuing Bank any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 3.3 by the time specified in clause (b) above, the Issuing Bank shall be entitled to recover from such Revolving Lender (acting through the Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Issuing Bank at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Issuing Bank submitted to any Revolving Lender (through the Agent) with respect to any amounts owing under this clause
(f) shall be conclusive absent manifest error.

         3.4 Repayment of Participations. At any time after the Issuing Bank has made a payment under any Letter of Credit and has received from any Revolving Lender such Revolving Lender's Advance in respect of such payment in accordance with Section 3.3, if the Agent receives for the account of the Issuing Bank any payment in respect of the related Reimbursement Obligation or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Agent), the Agent will distribute to such Revolving Lender its Applicable Revolving Commitment Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender's Participation was outstanding) in the same funds as those received by the Agent.

         If any payment received by the Agent for the account of the Issuing Bank pursuant to Section 3.3(a) is required to be returned under any of the circumstances described in Section 13.3 (including pursuant to any settlement entered into by the Issuing Bank in its discretion), each Revolving Lender shall pay to the Agent for the account of the Issuing Bank its Applicable Revolving Commitment Percentage thereof on demand of the Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         3.5 Obligations Absolute. The obligation of the Borrower to reimburse the Issuing Bank for each drawing under each Letter of Credit and to repay all Reimbursement Obligations shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

         (a) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

         (b) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

         (c) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

         (d) any payment by the Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

         (e) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

         The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the Issuing Bank. The Borrower shall be conclusively deemed to have waived any such claim against the Issuing Bank and its correspondents unless such notice is given as aforesaid.

         3.6 Role of Issuing Bank. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Bank, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Lender for
(i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Application and Agreement for Letter of Credit. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Bank, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (a) through (e) of Section 3.5; provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         3.7 Cash Collateral. Upon the request of the Agent, (i) if the Issuing Bank has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in a Reimbursement Obligation, or (ii) if, as of the Letter of Credit Expiration Date, (A) any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, or (B) any amount remains available to be drawn under any Letter of Credit by reason of the operation of Section 3.14 of the "International Standby Practices 1998" published by the Institute of the International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance)("ISP 98"), the Borrower shall immediately Cash Collateralize all Letter of Credit Outstandings (determined as of the date of creation of such Reimbursement Obligation or the Letter of Credit Expiration Date, as the case may be).

         3.8 Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued
(i) the ISP 98 shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency
(euro)) shall apply to each commercial Letter of Credit.

         3.9 Letter of Credit Fees. The Borrower shall pay to the Agent for the account of each Lender in accordance with its Applicable Revolving Commitment Percentage a Letter of Credit fee for each Letter of Credit equal to the Applicable Margin times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the first Business

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Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Margin during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.

         3.10 Fronting Fee and Documentary and Processing Charges Payable to Issuing Bank. The Borrower shall pay directly to the Issuing Bank for its own account a fronting fee in an amount with respect to each Letter of Credit, equal to 1/8 of 1% of the daily maximum amount available to be drawn thereunder, due and payable quarterly in arrears on the first Business Day following the last day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date. In addition, the Borrower shall pay directly to the Issuing Bank for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect. Such fees and charges are due and payable on demand and are nonrefundable.

         3.11 Conflict with Application and Agreement for Letter of Credit. In the event of any conflict between the terms hereof and the terms of any Application and Agreement for Letter of Credit, the terms hereof shall control.

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                                   ARTICLE IV

                                    SECURITY

         4.1 Security. As security for the full and timely payment and performance of all Obligations, the Credit Parties shall on or before the Effective Date do or cause to be done all things necessary in the opinion of the Agent and its counsel to grant to the Agent for the benefit of the Lenders, or to continue, a duly perfected first priority mortgage in all Qualifying Properties included in the Pledge Pool and a duly perfected first priority security interest in all of the Credit Parties' now owned or hereafter acquired personal property (other than personal property pledged to other creditors pursuant to Section 10.4(h)), subject in each case to no prior Lien or other encumbrance or restriction on transfer (other than restrictions on transfer imposed by applicable securities laws).

         4.2 Further Assurances. At the request of the Agent, the Borrower will or will cause any Guarantor, as the case may be to execute, by its duly authorized officers, alone or with the Agent, any certificate, instrument, statement or document, or to procure any such certificate, instrument, statement or document, or to take such other action (and pay all connected costs) which the Agent reasonably deems necessary from time to time to create, continue or preserve the liens and security interests in Collateral (and the perfection and priority thereof) of the Agent contemplated hereby and by the other Loan Documents and specifically including all property acquired by the Borrower or any Guarantor at any time prior to or following the Effective Date.

         4.3 Information Regarding Collateral. The Borrower represents, warrants and covenants that (i) the chief executive office of the Borrower and each other Person providing Collateral pursuant to a Security Instrument (each, a "Grantor") at the Effective Date is located at the address or addresses specified on Schedule 4.3, and (ii) Schedule 4.3 contains a true and complete list of (a) the name and address of each Grantor and of each other Person that has effected any merger or consolidation with a Grantor or contributed or transferred to a Grantor any property constituting Collateral at any time since November 14, 1998, (b) each location of the chief executive office of each Grantor at any time since November 14, 1998, (c) the street address and legal description of each Initial Property, (d) the street address and legal description of each Pledged Property, (e) the street address of each Pledged Property included in the Pledge Pool, and (f) the Security Leases. The Borrower shall not change, or, permit any other Grantor to change, the location of its chief executive office except upon giving not less than thirty (30) days' prior written notice to the Agent and taking or causing to be taken all such action at the Borrower's or such other Grantor's expense as may be reasonably requested by the Agent to perfect or maintain the perfection of the Lien of the Agent in Collateral.

         4.4 Pledge Pool. (a) Upon the request of the Borrower, any Eligible Property may become a Pledged Property and be included in the Pledge Pool upon receipt by the Agent of (A) a pro forma Compliance Certificate giving effect to the inclusion of such Eligible Property in the Pledged Pool with respect to such Eligible Property, including a calculation of Annualized EBITDA;
(B) a Borrowing Base Certificate in the form of Exhibit J; (C) historical (to the extent such Property has been operational for a calendar quarter or more) and pro forma operating statements and occupancy reports (to the extent such statements or reports exist, the Borrower hereby acknowledging that the absence of such statements or reports may impair the ability to

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

obtain Required Lender approval) with respect to such Eligible Property; (D) a Phase I environmental assessment (and, if required or recommended by the results of the Phase I environmental assessment, a Phase II environmental assessment) with respect to such Eligible Property; (E) a site plan and as-built survey and certificates as to federally designated flood zones with respect to such Eligible Property; (F) a title insurance commitment for an ALTA Lender's title insurance policy with respect to such Eligible Property in an amount acceptable to the Agent insuring fee simple title to such Eligible Property and reflecting no title exceptions other than Permitted Encumbrances; (G) an appraisal by a Qualified Appraiser of such Eligible Property, meeting the requirements set forth in Schedule 4.4 hereto ordered by the Agent (in the name of and at the sole expense of the Borrower); (H) the Security Lease for such Eligible Property and any sublease of the same in form and substance satisfactory to the Agent;
(I) the management or operating agreement, if any, with the Contract Party for such Eligible Property, in form and substance satisfactory to the Agent; (J) an Eligible Property Compliance Certificate for such Eligible Property, satisfactory to the Agent; (K) evidence of insurance for such Eligible Property as required by Section 9.5 and by the Mortgage; and (L) a general description of such Eligible Property's location and features. The Agent shall make its determination as to the inclusion in the Pledge Pool of any Eligible Property qualifying as such by compliance with items (a)-(g) of the definition of "Eligible Property" within 10 Business Days of receipt by the Agent of the Borrower's request therefor together with the documentation described in this
Section 4.4. The Required Lenders shall make their determination as to the inclusion in the Pledge Pool of any Eligible Property qualifying as such under item (h) of the definition of "Eligible Property" within 15 Business Days of receipt from the Agent of copies of the Borrower's request therefor together with the documentation described in this Section 4.4. Upon the approval by the Agent (or the Required Lenders, as applicable) of the inclusion of such Eligible Property in the Pledge Pool, the Borrower or applicable Credit Party shall execute or cause to be executed the Mortgage with respect to such Eligible Property, and, if such Eligible Property is leased by the Borrower or a Guarantor from a third party, an Assignment of Leases. Upon execution, delivery and recordation, as applicable, of the Mortgage, the Assignment of Leases and the Lease Party Documents relating to such Eligible Property and any other documents required by the Agent and delivery of the title policy insuring the lien of the Mortgage as described above and an opinion of special local counsel in the form of Exhibit G-2, such Eligible Property shall become a part of the Pledge Pool (for so long as it maintains the criteria of eligibility set forth in the definition of "Eligible Property") and the Borrower shall deliver to the Agent an updated Schedule 4.3 reflecting such additional Pledged Property.

         (b) Upon request of the Borrower, any Qualifying Property may be released from the Mortgage provided: (i) funds are delivered to the Agent for the prepayment of Loans as provided in Section 2.13(a); (ii) the Borrower delivers to the Agent a pro forma Compliance Certificate giving effect to such release; (iii) the Borrower delivers to the Agent an updated Schedule 4.3 reflecting the release of such Qualifying Property; and (iv) no Default or Event of Default has occurred or is continuing. All costs, expenses and attorneys' fees incurred by the Agent or the Trustee under the Mortgage in connection with the release of any Qualifying Property pursuant to this Section 4.4(b) shall be reimbursed by the Borrower pursuant to Section 13.5 hereof. No Qualifying Property will be released from the Mortgage until the Agent has received the amount of funds, if any, required by this Section 4.4(b), together with any amounts required, if any, owing under Section 6.5.

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

         (c) In the event that there shall be made any Addition or Enhancement to a Qualifying Property that is subject to the Mortgage, which Addition or Enhancement has a cost or value (as evidenced in writing in a form and manner satisfactory to the Agent) in excess of the lesser of (i) $2,500,000 or (ii) 20% of the Historical Cost (without giving effect to such Addition or Enhancement) of such Pledged Property, the Borrower shall deliver to the Agent, not later than 30 Business Days after completion of such addition or enhancement, (A) if the Addition or Enhancement includes additional real property (either leased or in fee), a modification to the related Mortgage amending the legal description of such Pledged Property to include such additional real property; (B) an endorsement to the existing title insurance policy covering such Pledged Property adding the Addition or Enhancement to the description of the insured property (if the Addition or Enhancement includes additional real property), increasing the amount of such title insurance to reflect the increase in value and updating the time and date of such policy to the time and date of recording of the modification to the related Mortgage described in (A) above and reflecting no title exceptions other than Permitted Encumbrances, (C) a copy of any amendment to the related Security Lease to include the Addition or Enhancement and increasing the base rental payments as required under Section 10.2, in form and content acceptable to the Agent, and
(D) a copy of any amendment to the related management or operating agreement, if any.

         (d) For purposes of calculating the Appraised Value of the Pledged Properties included in the Pledge Pool, the Borrower shall comply with the Appraisal Requirements set forth in Schedule 4.4 attached hereto. The Lenders agree that the Agent and the Borrower may from time to time modify or amend the Appraisal Requirements so long as such modification or amendment does not adversely affect the interest of the Lenders hereunder.

         (e) Prior to any increase, through the operation of Section 2.9, in the Total Commitments that would cause the Total Commitments to exceed $150,000,000, and prior to the funding of the Term Loan B, through the operation of Section 2.9, the Borrower (i) shall cause to be recorded Mortgage modifications (A) increasing the maximum amount secured under the Mortgages to $200,000,000 and (B) if the Term Loan B is to be funded pursuant to Section 2.9, modifying the obligations secured by the Mortgages to include the Term Loan B
(ii) shall obtain either (A) new title policies insuring such Mortgages reflecting the appropriate coverage and insuring the first priority of such Mortgage, subject only to Permitted Encumbrances or (B) endorsements to each of the original title policies insuring such Mortgages updating the time and date of coverage to the date and time of recording the Mortgage Modification and insuring the continued first priority of such Mortgage, subject only to the Permitted Encumbrances and (iii) shall deliver to the Agent such other documents (including title endorsements) required by the Agent and the title insurer.

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

                                   ARTICLE V

                               FACILITY GUARANTY

         5.1 Facility Guaranty. CPV hereby unconditionally, absolutely, continually and irrevocably guarantees, and confirms its guarantee under the Original Credit Agreement, to the Agent, for the benefit of the Secured Parties, the payment and performance in full of (a) the Borrower's prompt payment in full, when due or declared due and at all such times, of all Obligations and all other amounts pursuant to the terms hereof, the Notes, and all other Loan Documents and all Rate Hedging Obligations heretofore, now or at any time or times hereafter owing, arising, due or payable from the Borrower to any one or more of the Secured Parties, including without limitation principal, interest, premium or fee (including, but not limited to, loan fees and attorneys' fees and expenses); and (b) the Borrower's prompt, full and faithful performance, observance and discharge of each and every agreement, undertaking, covenant and provision to be performed, observed or discharged by the Borrower hereunder and all other Loan Documents; and (c) the prompt payment in full, when due or declared due and at all such times, of Rate Hedging Obligations arising under Swap Agreements to which any Secured Party is a party (collectively, the "Guarantor's Obligations"); provided, however, that the liability of CPV with respect to the Guarantors' Obligations shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

         5.2 Payment. If the Borrower shall default in payment or performance of any of the Obligations, whether principal, interest, premium, fee (including, but not limited to, loan fees and attorneys' fees and expenses), or otherwise, when and as the same shall become due, whether according to the terms hereof, by acceleration, or otherwise, or upon the occurrence of any Event of Default hereunder that has not been cured or waived, then CPV shall, upon demand thereof by the Agent or its successors or assigns as of the date of such demand, fully pay to the Agent, for the benefit of the Secured Parties, subject to any restriction set forth in Section 5.1, an amount equal to all of the Guarantor's Obligations then due and owing.

         5.3 Guaranty Absolute. The guaranty made under this Article V is a guaranty of payment and not of collection. The Guarantor's Obligations shall be absolute and unconditional irrespective of the validity, legality or enforceability of this Agreement, the Notes or any other Loan Document or any other guaranty of the Borrower's Obligations, and shall not be affected by any action taken under this Agreement, the Notes or any other Loan Document, any other guaranty of the Borrower's Obligations, or any other agreement between any Secured Party and the Borrower or any other Person, in the exercise of any right or power therein conferred, or by any failure or omission to enforce any right conferred thereby, or by any waiver of any covenant or condition therein provided, or by any acceleration of the maturity of any of the Borrower's Obligations, or by the release or other disposal of any security for any of the Borrower's Obligations, or by the dissolution of the Borrower or the combination or consolidation of the Borrower into or with another entity or any transfer or disposition of any assets of the Borrower or by any extension or renewal of this Agreement, any of the Notes or any other Loan Document,

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

in whole or in part, or by any modification, alteration, amendment or addition of or to this Agreement, any of the Notes or any other Loan Document, any other guaranty of the Borrower's Obligations, or any other agreement between any Secured Party and the Borrower or any other Person, or by any other circumstance whatsoever (with or without notice to or knowledge of CPV) which may or might in any manner or to any extent vary the risks of CPV, or might otherwise constitute a legal or equitable discharge of a surety or a guarantor; it being the purpose and intent of the parties hereto that the guaranty made under this Article V shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided.

         5.4      Reinstatement. CPV agrees that the guaranty made under this
Article V shall continue to be effective or be reinstated, as the case may be, at any time payment received by the Agent under this Agreement is rescinded or must be restored for any reason.

         5.5      Waiver; Subrogation.

         (a) CPV hereby waives notice of the following events or occurrences: (i) the Lenders' heretofore, now or from time to time hereafter making Advances and issuing Letters of Credit and otherwise loaning monies or giving or extending credit to or for the benefit of the Borrower, whether pursuant to this Agreement or the Notes or any other Loan Document or any amendments, modifications, or supplements thereto, or replacements or extensions thereof; (ii) the Secured Parties or the Borrower heretofore, now or at any time hereafter, obtaining, amending, substituting for, releasing, waiving or modifying this Agreement, the Notes or any other Loan Documents; (iii) presentment, demand, default, non-payment, partial payment and protest; (iv) any Secured Party heretofore, now or at any time hereafter granting to the Borrower (or any other party liable to the Secured Parties on account of the Borrower's Obligations) or to any other Guarantor any indulgence or extensions of time of payment of the Borrower's Obligations, and (v) any Secured Party heretofore, now or at any time hereafter accepting from the Borrower, any other Guarantor or any other Person, any partial payment or payments on account of the Borrower's Obligations or any collateral securing the payment thereof or the Agent settling, subordinating, compromising, discharging or releasing the same.

         (b) CPV hereby agrees that payment or performance by CPV of the guaranty made under this Article V may be enforced by the Agent on behalf of the Secured Parties upon demand by the Agent to CPV without the Agent being required, CPV expressly waiving any right it may have to require the Agent, to
(i) prosecute collection or seek to enforce or resort to any remedies against the Borrower or any other Guarantor, or (ii) seek to enforce or resort to any remedies with respect to any security interests, Liens or encumbrances granted to the Agent by the Borrower, any other Guarantor or any other Person on account of the Borrower's Obligations or any guaranty thereof, IT BEING EXPRESSLY UNDERSTOOD, ACKNOWLEDGED AND AGREED TO BY CPV THAT DEMAND UNDER THIS ARTICLE V MAY BE MADE BY THE AGENT, AND THE PROVISIONS HEREOF ENFORCED BY THE AGENT, EFFECTIVE AS OF THE FIRST DATE ANY EVENT OF DEFAULT OCCURS AND IS CONTINUING UNDER THIS AGREEMENT. Neither the Agent nor any Lender shall have any obligation to protect, secure or insure any of the foregoing security interests, Liens or encumbrances on the properties or interests in properties subject thereto.

         (c) CPV further agrees that it shall have no right of subrogation (unless and until the occurrence of the Facility Termination Date), reimbursement or indemnity, nor any right of recourse to security for the Borrower's Obligations. This agreement is expressly intended to prevent the existence of any claim in respect to such reimbursement by CPV against the estate of the Borrower within the meaning of Section 101 of the Bankruptcy Code, and to prevent CPV from constituting a creditor of the Borrower in respect of such reimbursement within the meaning of Section 547(b) of the Bankruptcy Code in the event of a subsequent case involving the Borrower. If an amount shall be paid to CPV on account of such subrogation rights at any time prior to termination of this Agreement in accordance with the provisions of Section 13.8, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Agent, for the benefit of the Secured Parties, to be credited and applied upon the Guarantor's Obligations, whether matured or unmatured, in accordance with the terms of this Agreement.

         5.6 Set-Off and Waiver. CPV waives any right to assert against the Agent or any Lender as a defense, counterclaim, set-off, recoupment or cross claim in respect of its Guarantor's Obligations, any defense (legal or equitable) or other claim which CPV may now or at any time hereafter have against the Borrower or the Secured Parties without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to CPV. If at any time hereafter the Secured Parties employ counsel for advice or other representation to enforce any Guarantor's Obligations that arise out of an Event of Default, then, in any of the foregoing events, all of the reasonable attorneys' fees arising from such services and all expenses, costs and charges in any way or respect arising in connection therewith or relating thereto shall be paid by CPV to the Agent, for the benefit of the Secured Parties, on demand. CPV agrees that the Agent and each Lender shall have a lien for all Guarantor's Obligations upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts of any kind, now or hereafter pledged, mortgaged, transferred or assigned to the Agent or such Lender or otherwise in the possession or control of the Agent or such Lender (other than for safekeeping) for any purpose for the account or benefit of CPV and including any balance of any deposit account or of any credit of CPV with the Agent or such Lender, whether now existing or hereafter established, hereby authorizing the Agent and each Lender from and after the occurrence of an Event of Default giving rise to any of Guarantor's Obligations at any time or times with or without prior notice to apply such balances or any part thereof to such of Guarantor's Obligations to the Lenders then past due and in such amounts as they may elect, and whether or not the collateral or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this Section 5.6, all remittances and property shall be deemed to be in the possession of the Agent or such Lender as soon as the same may be put in transit to it by mail or carrier or by other bailee.

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                                   ARTICLE VI

                     TAXES, YIELD PROTECTION AND ILLEGALITY

         6.1 Taxes. (a) Any and all payments by the Borrower to or for the account of the Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Agent and each Lender, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

         (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Agent or any Lender, the Borrower shall also pay to the Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that the Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that the Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed.

         (d)      The Borrower agrees to indemnify the Agent and each Lender for
(i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Agent and such Lender, (ii) amounts payable under subsection (c) above, and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Agent makes a demand therefor.

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

         6.2 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

         6.3 Inability to Determine Rates. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

         6.4 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans.

         (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 6.1 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements utilized in the determination of the Eurodollar Rate), then from time to time upon demand of such Lender (with a copy of such demand to the Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

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         (b)      If any Lender determines that the introduction of any Law
regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

         6.5 Funding Losses. Upon demand of any Lender (with a copy to the Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

         (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise and including any loss, cost or expense resulting from any reallocation of funds in connection with any Discretionary Commitment); or

         (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

         For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 6.5, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

         6.6 Matters Applicable to all Requests for Compensation. A certificate of the Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Agent or such Lender may use any reasonable averaging and attribution methods.

         6.7 Survival. All of the Borrower's obligations under this Article VI shall survive termination of the Total Commitments and repayment of all other Obligations hereunder.

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                                  ARTICLE VII

                           CONDITIONS TO EFFECTIVENESS

         7.1 Conditions to Effectiveness. The effectiveness of this Agreement is subject to the conditions precedent that:

         (a) the Agent shall have received on or before the Effective Date, in form and substance satisfactory to the Agent and Lenders, the following:

                  (i) executed originals of each of this Agreement, the Notes, the initial Facility Guaranties, the Security Instruments, the Lease Party Documents, the LC Account Agreement and the other Loan Documents, together with all schedules and exhibits thereto;

                  (ii) the favorable written opinion or opinions with respect to the Loan Documents and the transactions contemplated thereby of special Florida counsel and special Maryland counsel to the Credit Parties dated the Effective Date, addressed to the Agent and the Lenders and satisfactory to Helms Mulliss & Wicker, PLLC, special counsel to the Agent, substantially in the form of Exhibit G-1;

                  (iii) the favorable written opinions with respect to the Mortgages and related Security Instruments for each of the Initial Properties of special local counsel to the Credit Parties dated the Effective Date, addressed to the Agent and the Lenders and satisfactory to Helms Mulliss & Wicker, PLLC, special counsel to the Agent, substantially in the form of Exhibit G-2;

                  (iv) resolutions of the boards of directors or other appropriate governing body (or of the appropriate committee thereof) of each Credit Party certified by its secretary or assistant secretary as of the Effective Date, approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery thereof;

                  (v) specimen signatures of officers of each of the Credit Parties executing the Loan Documents on behalf of such Credit Party, certified by the secretary or assistant secretary of such Credit Party;

                  (vi) the Organizational Documents of each of the Credit Parties certified as of a date not more than 30 days prior to the Effective Date by the Secretary of State or comparable official of its state of organization;

                  (vii) Operating Documents of each of the Credit Parties certified as of the Effective Date as true and correct by its secretary or assistant secretary;

                  (viii) certificates issued as of a date not more than 30 days prior to the Effective Date by the Secretaries of State or comparable official of the respective jurisdictions of formation of each of the Credit Parties as to the due existence and good standing of such Person;

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

                  (ix) appropriate certificates of qualification to do business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of each of the Credit Parties as of a date not more than 30 days prior to the Effective Date by the Secretary of State or comparable official of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business could have a Material Adverse Effect;

                  (x) notice of appointment of the initial Authorized Representative(s);

                  (xi)     a Compliance Certificate dated the Effective Date;

                  (xii)    evidence of all insurance required by the Loan
         Documents;

                  (xiii) a Borrowing Notice, if any, and, if elected by the Borrower, an Interest Rate Selection Notice;

                  (xiv) a Borrowing Base Certificate, dated as of the Effective Date, in the form of Exhibit J, acceptable to the Agent and the Lenders;

                  (xv) evidence of the filing of Uniform Commercial Code financing statements reflecting the filing in all places required by applicable law to perfect the Liens of the Agent under the Security Instruments as a first priority Lien as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be necessary under applicable law to perfect the Liens of the Agent under the Security Instruments as a first priority Lien in and to such other Collateral as the Agent may require, including without limitation the delivery by CPV of a certificate of the Registrar of the Borrower evidencing the due registration on the registration books of the Borrower of the Lien in favor of the Agent conferred under the Security Instruments;

                  (xvi) evidence of the ownership by CPV, as a limited partner, of not less than 66-2/3% of the Partnership Units of the Borrower;

                  (xvii) fully executed counterparts of each of the Security Leases, the operating and management agreements for each of the Initial Properties and current Lease Party Documents;

                  (xviii) with respect to each of the Initial Properties, an update to the previously delivered Environmental Assessment dated no earlier than six months prior to the Effective Date;

                  (xix) with respect to each of the Initial Properties, an update to the previously delivered Survey dated no earlier than six months prior to the Effective date;

                  (xx) an appraisal for each of the Initial Properties in form and substance acceptable to the Agent and dated not earlier than one year prior to the Effective Date;

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

                  (xxi) an endorsement to the ALTA Lender's title policy with respect to each of the Initial Properties dated as of the date and time of recording the Mortgage modification, insuring the first lien priority of the Mortgage and reflecting only such title exceptions as are Permitted Encumbrances;

                  (xxii) evidence that all fees payable by the Borrower on the Effective Date to the Agent, BAS and the Lenders have been paid in full as well as evidence that all fees, including unused fees, payable by the Borrower under the Original Credit Agreement up to the Effective Date have been paid in full;

                  (xxiii) Uniform Commercial Code search results showing only those Liens as are acceptable to the Lenders;

                  (xxiv) updated flood certificates for each of the Initial Properties; and

                  (xxv) such other documents, instruments, certificates and opinions as the Agent or any Lender may reasonably request on or prior to the Effective Date in connection with the consummation of the transactions contemplated hereby; and

         (b)      In the good faith judgment of the Agent and the Lenders:

                  (i) there shall not have occurred or become known to the Agent or the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Credit Parties delivered to the Agent prior to the Effective Date that has had or could reasonably be expected to result in a Material Adverse Effect;

                  (ii) no litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be likely to result in a Material Adverse Effect; and

                  (iii) the Credit Parties shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (A) any applicable law, rule, regulation, order or decree of any Governmental Authority or arbitral authority or
         (B) any agreement, document or instrument to which any of the Credit Parties is a party or by which any of them or their properties is bound.

         7.2 Conditions of Loans and Letter of Credit. The obligations of the Lenders to continue to make any Loans, and the Issuing Bank to continue to issue Letters of Credit and Bank of America to continue to make Swing Line Loans, hereunder on or subsequent to the Effective Date are subject to the satisfaction of the following conditions:

         (a) the Agent or, in the case of Swing Line Loans, Bank of America shall have received a Borrowing Notice if required by Article II and a Borrowing Base Certificate as of the last day of the immediately preceding month in the form of Exhibit J;

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

         (b) the representations and warranties of the Credit Parties set forth in Article VIII and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance, Swing Line Loan or Letter of Credit issuance or renewal, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in
Section 8.6(a)(i) shall be deemed to be those financial statements most recently delivered to the Agent and the Lenders pursuant to Section 9.1(a) from the date financial statements are delivered to the Agent and the Lenders in accordance with such Section;

         (c) in the case of the issuance of a Letter of Credit, the Borrower shall have executed and delivered to the Issuing Bank an Application and Agreement for Letter of Credit in form and content acceptable to the Issuing Bank together with a Borrowing Base Certificate as of the last day of the immediately preceding month in the form of Exhibit J, together with such other instruments and documents as it shall request;

         (d) at the time of (and after giving effect to) each Advance, Swing Line Loan or the issuance of a Letter of Credit, no Default or Event of Default specified in Article XI shall have occurred and be continuing; and

         (e)      immediately after giving effect to:

                  (i) a Revolving Loan, the aggregate principal balance of all outstanding Revolving Loans for each Lender shall not exceed such Lender's Revolving Credit Commitment;

                  (ii) a Letter of Credit or renewal thereof, the aggregate principal balance of all outstanding Participations in Letters of Credit and Reimbursement Obligations (or in the case of the Issuing Bank, its remaining interest after deduction of all Participations in Letters of Credit and Reimbursement Obligations of other Lenders) for each Lender and in the aggregate shall not exceed, respectively, (X) such Lender's Letter of Credit Commitment or (Y) the Total Letter of Credit Commitment;

                  (iii) a Swing Line Loan, the Swing Line Outstandings shall not exceed $7,500,000;

                  (iv) a Revolving Loan, Swing Line Loan or a Letter of Credit or renewal thereof, the sum of Letter of Credit Outstandings plus Revolving Credit Outstandings plus Swing Line Outstandings shall not exceed the lesser of (A) the Total Revolving Credit Commitment or
         (B) the Borrowing Base minus the amount of any Term Loan B Outstandings; and

                  (v) the Term Loan B, the Term Loan B Outstandings shall not exceed the lesser of (A) the Total Term Loan B Commitment and (B) the Borrowing Base minus the sum of Letter of Credit Outstandings plus Revolving Credit Outstandings plus Swing Line Outstandings.

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                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES

         Each of CPV and the Borrower represent and warrant with respect to itself and each of its Subsidiaries (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans), that:

         8.1      Organization and Authority.

         (a) Each Credit Party is a corporation, partnership or real estate investment trust, as applicable, duly organized and validly existing under the laws of the jurisdiction of its formation;

         (b) Each Credit Party (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a Material Adverse Effect;

         (c) The Borrower and CPV have the power and authority to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party, and the Borrower has the power and authority to execute, deliver and perform the Notes and to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party;

         (d) Each Credit Party has the power and authority to execute, deliver and perform the Facility Guaranty and each of the other Loan Documents to which it is a party; and

         (e) When executed and delivered, each of the Loan Documents to which any Credit Party is a party will be the legal, valid and binding obligation or agreement, as the case may be, of such Credit Party, enforceable against such Credit Party in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity);

         8.2 Loan Documents. The execution, delivery and performance by each Credit Party of each of the Loan Documents to which it is a party:

         (a) have been duly authorized by all requisite Organizational Action of such Credit Party required for the lawful execution, delivery and performance thereof;

         (b) do not violate any provisions of (i) applicable law, rule or regulation, (ii) any judgment, writ, order, determination, decree or arbitral award of any Governmental Authority or arbitral authority binding on such Credit Party or its properties, or (iii) the Organizational Documents or Operating Documents of such Credit Party;

         (c) does not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time or both, would constitute an event of default, under any contract, indenture, agreement or other instrument or document to

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

which such Credit Party is a party, or by which the properties or assets of such Credit Party are bound; and

         (d) does not and will not result in the creation or imposition of any Lien upon any of the properties or assets of such Credit Party except any Liens in favor of the Agent and the Lenders created by the Security Instruments;

         8.3 Solvency. Each Credit Party is Solvent after giving effect to the transactions contemplated by the Loan Documents.

         8.4 Subsidiaries and Stockholders. CPV has no Subsidiaries other than those Persons listed as Subsidiaries in Schedule 8.4 and additional Subsidiaries created or acquired after the Effective Date in compliance with
Section 9.19; Schedule 8.4 states as of the date hereof the organizational form of each entity, the authorized and issued capitalization of each Subsidiary listed thereon, the number of shares, Partnership Units or other equity interests of each class of capital stock or interest issued and outstanding of each such Subsidiary and the number and/or percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock, Partnership Units or other equity interest owned by CPV or by any such Subsidiary; the outstanding shares, Partnership Units or other equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and CPV and each such Subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in Schedule 8.4, free and clear of any Lien other than the Lien of the Pledge Agreement.

         8.5 Ownership Interests. CPV and its Subsidiaries own no interest in any Person other than the Persons listed in Schedule 8.4, equity investments in Persons not constituting Subsidiaries permitted under Section 10.7 and additional Subsidiaries created or acquired after the Effective Date in compliance with Section 9.19.

         8.6      Financial Condition.

         (a) The audited financial statements of CPV and its Subsidiaries for the fiscal year ended December 31, 2002 present fairly the financial condition of CPV and its Subsidiaries for the period described therein and the unaudited interim financial statements, including the balance sheet as of June 30, 2003 and the statement of operations for the period ended June 30, 2003, are true and accurate;

         (b) since the date of the audited financial statements referred to in Section 8.6(a) hereof, there has been no material adverse change in the condition, financial or otherwise, of CPV or any of its Subsidiaries or in the businesses, properties, performance, prospects or operations of CPV or its Subsidiaries, nor have such businesses or properties been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo or act of God; and

         (c) except as set forth in the audited financial statements referred to in Section 8.6(a) or in Schedule 8.6 or permitted by Section 8.5, neither CPV nor any Subsidiary has incurred, other than in the ordinary course of business, any material Indebtedness, Contingent Obligation or other commitment or liability which remains outstanding or unsatisfied.

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

         8.7      Title to Properties.

         (a) CPV, the Borrower and each other Credit Party has good and marketable title to all its real and personal properties, subject to no transfer restrictions or Liens of any kind, except for the transfer restrictions and Liens described in Schedule 8.7 and Liens permitted by Section 10.4.

         (b) CPV, the Borrower and each other Credit Party, as applicable, has fee simple (except with respect to the Hobbs, New Mexico facility for which the Borrower has a leasehold interest of more than 55 years), and good and marketable title to each of the Initial Properties, and will have fee simple (or a leasehold interest with a remaining term exceeding that of the related Security Lease and of at least 55 years in length) and good marketable title to each of the Pledged Properties, as applicable, subject to no Liens, easement, encumbrances, restrictions or other matters of record other than Permitted Encumbrances.

         8.8 Taxes. Except as set forth in Schedule 8.8, CPV, the Borrower and each other Credit Party has filed or caused to be filed all federal, state and local tax returns which are required to be filed by it and, except for taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which reserves reflected in the financial statements described in Section 8.6(a) and satisfactory to CPV's independent certified public accountants have been established, have paid or caused to be paid all taxes as shown on said returns or on any assessment received by either of them, to the extent that such taxes have become due.

         8.9      Other Agreements. No Credit Party is

         (a) a party to or subject to any judgment, order, decree, agreement, lease or instrument, or subject to other restrictions, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; or

         (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which such Credit Party is a party, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect.

         8.10 Litigation. Except as set forth in Schedule 8.10, there is no action, suit, investigation or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of CPV, threatened by or against the Borrower or any other Credit Party or affecting the Borrower or any other Credit Party or any properties or rights of the Borrower or any other Credit Party, which could reasonably be likely to have a Material Adverse Effect.

         8.11 Margin Stock. The proceeds of the borrowings made hereunder will be used by the Borrower only for the purposes expressly authorized herein. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulation X (12

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

C.F.R. Part 224) of the Board. Neither the Borrower nor any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof;

         8.12 Investment Company. No Credit Party is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. Section 80a 1, et seq.). The application of the proceeds of the Loans and repayment thereof by the Borrower and the performance by the Borrower and the other Credit Parties of the transactions contemplated by the Loan Documents will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof;

         8.13 Patents, Etc. The Borrower and each other Credit Party owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to or used in the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, other proprietary right of any other Person;

         8.14 No Untrue Statement. Neither (a) this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of the Borrower or any other Credit Party in accordance with or pursuant to any Loan Document nor (b) any statement, representation, or warranty provided to the Agent in connection with the negotiation or preparation of the Loan Documents contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such warranty, representation or statement contained therein not misleading;

         8.15 No Consents, Etc. Neither the respective businesses or properties of the Credit Parties, nor any relationship among the Credit Parties and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person on the part of any Credit Party as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by the Loan Documents, which, if not obtained or effected, would be reasonably likely to have a Material Adverse Effect, or if so, such consent, approval, authorization, filing, registration or qualification has been duly obtained or effected, as the case may be;

         8.16     Employee Benefit Plans.

         (a) The Borrower and CPV and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder and in compliance with all Foreign Benefit Laws with respect to all Employee Benefit Plans except

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

for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No material liability has been incurred by CPV or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

         (b) Neither the Borrower, CPV nor any ERISA Affiliate has (i) engaged in a nonexempt prohibited transaction described in Section 4975 of the Code or Section 406 of ERISA affecting any of the Employee Benefit Plans or the trusts created thereunder which could subject any such Employee Benefit Plan or trust to a material tax or penalty on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA, (ii) incurred any accumulated funding deficiency with respect to any Employee Benefit Plan, whether or not waived, or any other liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, or (iv) failed to make a required installment or other required payment under Section 412 of the Code, Section 302 of ERISA or the terms of such Employee Benefit Plan;

         (c) No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan, and neither the Borrower, CPV nor any ERISA Affiliate has incurred any unpaid withdrawal liability with respect to any Multiemployer Plan;

         (d) The present value of all vested accrued benefits under each Employee Benefit Plan which is subject to Title IV of ERISA, did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such Employee Benefit Plan allocable to such benefits;

         (e) To the best of CPV's knowledge, each Employee Benefit Plan subject to Title IV of ERISA, maintained by the Borrower, CPV or any ERISA Affiliate, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA and other applicable laws, regulations and rules;

         (f) The consummation of the Loans and the issuance of the Letters of Credit provided for herein will not involve any prohibited transaction under ERISA which is not subject to a statutory or administrative exemption; and

         (g) No material proceeding, claim, lawsuit and/or investigation exists or, to the best knowledge of CPV after due inquiry, is threatened concerning or involving any Employee Benefit Plan.

         8.17 No Default. As of the date hereof, there does not exist any Default or Event of Default hereunder.

         8.18 Environmental Laws. Except as listed on Schedule 8.18, CPV and each Subsidiary is in compliance with all applicable Environmental Laws and has been issued and

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currently maintains all required federal, state and local permits, licenses, certificates and approvals. Except as listed on Schedule 8.18, neither CPV nor any Subsidiary has been notified of any pending or threatened action, suit, proceeding or investigation, and neither CPV nor any Subsidiary is aware of any facts, which (a) calls into question, or could reasonably be expected to call into question, compliance by either CPV or any Subsidiary with any Environmental Laws, (b) seeks, or could reasonably be expected to form the basis of a meritorious proceeding, to suspend, revoke or terminate any license, permit or approval necessary for the operation of CPV's or any Subsidiary's business or facilities or for the generation, handling, storage, treatment or disposal of any Hazardous Materials, or (c) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of CPV or any Subsidiary to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law.

         8.19 Employment Matters. (a) None of the employees of CPV or any Subsidiary is subject to any collective bargaining agreement and there are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal opportunity proceedings, or other material labor/employee related controversies or proceedings pending or, to the best knowledge of CPV and the Borrower, threatened against CPV or any Subsidiary or between CPV or any Subsidiary and any of its employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

         (b) Except to the extent a failure to maintain compliance would not have a Material Adverse Effect, CPV and each Subsidiary is in compliance in all respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation and there is neither pending or threatened any litigation, administrative proceeding nor, to the knowledge of CPV and the Borrower, any investigation, in respect of such matters which, if decided adversely, could reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect.

         8.20 RICO. Neither CPV nor any Subsidiary is engaged in or has engaged in any course of conduct that could subject any of their respective properties to any Lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws;

         8.21 REIT Status. CPV has done all things necessary to qualify as a REIT, has been organized in conformity with the requirements for qualification as a REIT and its method of operation as described in the Registration Statement will permit it to meet the requirements for qualification and taxation as an REIT;

         8.22 Leases; Appraised Value. Each of the Security Leases is in full force and effect and the Borrower, CPV and each Guarantor are in compliance with all of the terms and conditions of such Security Lease; none of the Security Leases has been amended or modified, except as required under Section
10.2 or except as otherwise permitted by the Agent, since the date of the Eligible Property Compliance Certificate for the Pledged Property to which it relates; and neither the Borrower nor CPV has any information which leads it to believe that the Appraised Value of the Pledged Properties as set forth on
Schedule 4.3 is not correct;

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         8.23     Governmental/Operating Agreements. Each of the governmental or operating agreements with the related Contract Party are in full force and effect, and the Approved Lessee is in compliance with all terms and conditions contained therein;

         8.24 Tax Shelter Regulations. The Borrower does not intend to treat the Loans and/or Letters of Credit as being a "reportable transaction" (within the meaning of Treasury Regulation section 1.6011-4). If the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Agent thereof. The Borrower acknowledges that the Administrative Agent and/or one or more of the Lenders may treat the Loans and/or its interest in Swing Line Loans and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation section 1.6011-4 or section 301.6112-1, and the Administrative Agent and such Lender or Lenders, as applicable, may file such IRS forms or maintain such lists and other records as they may determine is required by such Treasury Regulations.

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                                   ARTICLE IX

                              AFFIRMATIVE COVENANTS

         Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, CPV and the Borrower shall, and where applicable shall cause each Subsidiary to:

         9.1 Financial Reports, Etc. (a) as soon as practical and in any event within 93 days after the end of each Fiscal Year of CPV, deliver or cause to be delivered to the Agent and each Lender (i) consolidated and consolidating balance sheets of CPV and its Subsidiaries as at the end of such Fiscal Year, and the notes thereto, and the related consolidated and consolidating statements of income, stockholders' equity and cash flows, and the respective notes thereto, for such Fiscal Year, setting forth (other than for consolidating statements) comparative financial statements for the preceding Fiscal Year, all prepared in accordance with GAAP applied on a Consistent Basis and containing, with respect to the consolidated financial statements, opinions of Ernst & Young LLP, or other such independent certified public accountants selected by CPV and approved by the Agent, which are unqualified as to the scope of the audit performed and as to the "going concern" status of CPV and without any exception not acceptable to the Lenders, and (ii) a Compliance Certificate dated as of the end of such Fiscal Year;

         (b) as soon as practical and in any event within 48 days after the end of each fiscal quarter (except the last fiscal quarter of the Fiscal Year), deliver to the Agent and each Lender (i) consolidated and consolidating balance sheets of CPV and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for such fiscal quarter and for the period from the beginning of the then current Fiscal Year through the end of such reporting period, and accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of CPV and its Subsidiaries as of the end of such fiscal period and the results of their operations and the changes in their financial position for such fiscal period, in conformity with the standards set forth in Section 8.6(a) with respect to interim financial statements, and (ii) a Compliance Certificate containing computations for such fiscal quarter and dated as of the end of such fiscal quarter;

         (c) together with each delivery of the financial statements required by Section 9.1(a)(i), deliver to the Agent and each Lender a letter from CPV's accountants specified in Section 9.1(a)(i) stating that in performing the audit necessary to render an opinion on the financial statements delivered under Section 9.1(a)(i), they obtained no knowledge of any Default or Event of Default having occurred, during the period reviewed, in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial matters; or if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

         (d) promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Agent and each Lender a copy of (i) all regular or special reports or effective registration statements which either the Borrower, CPV or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) any proxy statement distributed by the Borrower, CPV or any Subsidiary to its shareholders,

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bondholders or the financial community in general, and (iii) any management letter or other report submitted to the Borrower, CPV or any Subsidiary by independent accountants in connection with any annual, interim or special audit of the Borrower, CPV or any Subsidiary;

         (e) not later than the last Business Day of each Fiscal Year, deliver to the Agent and each Lender a projected consolidated balance sheet, income statement and statement of cash flows for CPV and its Subsidiaries for the next Fiscal Year, prepared in accordance with GAAP applied on a Consistent Basis;

         (f) as soon as practicable and in any event within 10 days following the end of each fiscal month, deliver to the Agent and each Lender a Borrowing Base Certificate prepared as of the last day of such month in the form of Exhibit J and certified to be true, correct and complete by an Authorized Representative;

         (g) as soon as practical and in any event within 180 days after the end of each fiscal year of any Lease Party that is not a Governmental Authority, deliver to the Agent and each Lender the audited financial statements of such Lease Party and as soon as practical and in any event within 48 days after the end of each fiscal quarter (except the last fiscal quarter of each fiscal year) of such Lease Party, the unaudited financial statements or reports of such Lease Party, all prepared in accordance with GAAP applied on a Consistent Basis; provided, however, that to the extent any such Lease Party has not released or issued its audited financial statements or unaudited financial statements or reports within such time periods set forth above, CPV and the Borrower shall use their best efforts to satisfy the above requirement as soon as practicable thereafter;

         (h) promptly, from time to time, deliver or cause to be delivered to the Agent and each Lender such other information regarding CPV's and any Subsidiary's operations, business affairs and financial condition, including tax returns, asset business plans and specific cash flow information, as the Agent or such Lender may reasonably request;

         (i) promptly upon their being delivered to the Borrower or any Guarantor, deliver to the Agent and each Lender each notice of termination or default from any Contract Party delivered to the Borrower or any Guarantor by a Lease Party pursuant to the terms of the Master Lease or any other Security Lease;

         (j) as soon as practicable and in any event within five (5) Business Days following the effective date of any Acquisition or Disposition, a certificate of an Authorized Representative certifying the amount of Consolidated Total Assets and Consolidated Total Liabilities as of such effective date, for purposes of determining the Applicable Margin;

         (k) promptly after the Borrower has notified the Agent of any intention by the Borrower to treat the Loans and/or Letters of Credit as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form.

         The Agent and the Lenders are hereby authorized to deliver a copy of any such financial or other information delivered hereunder to the Lenders (or any affiliate of any Lender) or to the Agent, to any Governmental Authority having jurisdiction over the Agent or any of the Lenders

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

pursuant to any written request therefor or in the ordinary course of examination of loan files, or to any other Person who shall acquire or consider the assignment of, or acquisition of any participation interest in, any Obligation permitted by this Agreement;

         9.2 Maintain Properties. Maintain or cause to be maintained all properties necessary to its operations including, without limitation, each of the Pledged Properties, in good working order and condition, make or cause to be made all needed repairs, replacements and renewals to such properties, and maintain free from Liens all trademarks, trade names, patents, copyrights, trade secrets, know-how, and other intellectual property and proprietary information (or adequate licenses thereto), in each case as are reasonably necessary to conduct its business as currently conducted or as contemplated hereby, all in accordance with customary and prudent business practices;

         9.3 Existence, Qualification, Etc. Except as otherwise expressly permitted under Section 10.8, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary except where the failure to so qualify would not have a Material Adverse Effect;

         9.4 Regulations and Taxes. Comply in all material respects with or contest in good faith all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, would become a Lien against any of its properties except liabilities being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves acceptable to CPV's independent certified public accountants have been established unless and until any Lien resulting therefrom attaches to any of its property and becomes enforceable against its creditors;

         9.5 Insurance. (a) Keep or cause to be kept all of its insurable properties adequately insured at all times with responsible insurance carriers against loss or damage by fire and other hazards to the extent and in the manner as are customarily insured against by similar businesses owning such properties similarly situated and, with respect to the Pledged Properties, as otherwise required by the Security Instruments, (b) maintain general public liability insurance at all times with responsible insurance carriers against liability on account of damage to persons and property and (c) maintain insurance under all applicable workers' compensation laws (or in the alternative, maintain required reserves if self-insured for workers' compensation purposes) and against loss by reason of business interruption, such policies of insurance to have such limits, deductibles, exclusions, co-insurance and other provisions providing no less coverages than are maintained by similar businesses that are similarly situated, such insurance policies to be in form reasonably satisfactory to the Agent. Each of the policies of insurance described in this Section 9.5 shall provide that the insurer shall give the Agent not less than thirty (30) days' prior written notice before any such policy shall be terminated, lapse or be altered in any manner;

         9.6 True Books. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes,

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assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements;

         9.7 Right of Inspection. Permit any Person designated by a Lender, at such Lender's or designated Person's expense, to visit and inspect any of the properties, corporate books and financial reports of CPV or any Subsidiary and to discuss its affairs, finances and accounts with its principal officers and independent certified public accountants, all at reasonable times, at reasonable intervals and with reasonable prior notice and permit any Lender to discuss the Borrower's or CPV's affairs, finances and accounts with its principal officers at all reasonable times, at reasonable intervals and with reasonable prior notice; provided, that if an Event of Default exists, any Lender and its designees may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice;

         9.8 Observe all Laws. Conform to and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any Governmental Authority with respect to the conduct of its business;

         9.9 Governmental Licenses. Obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and as contemplated by the Loan Documents;

         9.10 Covenants Extending to Other Persons. Cause each of its Subsidiaries to do with respect to itself, its business and its assets, all of the things required of CPV or the Borrower in Sections 9.2 through 9.9, 9.13,
9.14 and 9.18, inclusive;

         9.11 Officer's Knowledge of Default. Upon any officer of the Borrower or CPV obtaining knowledge of any Default or Event of Default hereunder or under any other obligation of the Borrower or other Credit Party to any Lender, or any event, development or occurrence which could reasonably be expected to have a Material Adverse Effect, cause such officer or an Authorized Representative to promptly notify the Agent of the nature thereof, the period of existence thereof, and what action the Borrower or other Credit Party proposes to take with respect thereto;

         9.12 Suits or Other Proceedings. Upon any officer of the Borrower or CPV obtaining knowledge of any litigation or other proceedings being instituted against the Borrower or any other Credit Party, or any attachment, levy, execution or other process being instituted against any assets of the Borrower or any other Credit Party, making a claim or claims in an aggregate amount greater than $500,000 not otherwise covered by insurance, promptly deliver to the Agent written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process;

         9.13 Notice of Environmental Complaint or Condition. Immediately provide notice to the Agent of, and promptly provide to the Agent true, accurate and complete copies of, any and all notices, complaints, orders, directives, claims or citations received by the Borrower or any other Credit Party relating to any (a) violation or alleged violation by the Borrower or any other Credit Party or any Lease Party of any applicable Environmental Law; (b) release or threatened release by the Borrower or any other Credit Party or any Lease Party, or by any Person handling,

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

transporting or disposing of any Hazardous Material on behalf of the Borrower or any other Credit Party or any Lease Party, or at any facility or property owned or leased or operated by the Borrower or any other Credit Party or any Lease Party, of any Hazardous Material, except where occurring legally pursuant to a permit or license; or (c) liability or alleged liability of the Borrower or any other Credit Party or any Lease Party for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials. Such notice shall comply with Section 4.23 of the Mortgage;

         9.14 Environmental Compliance. If the Borrower or any other Credit Party shall receive any letter, notice, complaint, order, directive, claim or citation alleging that the Borrower or any other Credit Party or any Lease Party has violated any Environmental Law, has released any Hazardous Material, or is liable for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, the Borrower and any other Credit Party shall, within the time period permitted and to the extent required by the applicable Environmental Law or the Governmental Authority responsible for enforcing such Environmental Law, remove or remedy, or cause the applicable Subsidiary or Lease Party to remove or remedy, such violation or release or satisfy such liability;

         9.15 Indemnification. Without limiting the generality of Section 13.9, jointly and severally indemnify and hold the Agent and the Lenders and their respective officers, directors, employees and agents, harmless from and against any and all claims, costs, expenses, losses, penalties, liabilities and damages (including, without limitation, assessment and cleanup costs and reasonable attorneys', consultants' or other expert fees, expenses and disbursements) and all judgments, fines and penalties incurred, entered or levied against the Agent, the Lenders or any of their respective officers, directors, employees and agents, by any governmental agency or authority arising directly or indirectly from, or as a result of or in connection with (a) the use of any Pledged Property; (b) the use of the facilities thereon; (c) the use, generation, storage, transportation, treatment, emission, discharge, disposal, release or handling of any Hazardous Materials at, upon or from any Pledged Property; or (d) the violation or alleged violation of any Environmental Law by CPV or any Subsidiary. The foregoing indemnity shall include without limitation of the foregoing indemnity, the indemnity of each of the parties indemnified herein with respect to claims, demands, losses, damages (including consequential damages) liabilities, causes of action, judgments, penalties, costs and expenses (including reasonable attorneys' fees and court costs) and matters which in whole or in part are caused by or arise out of the negligence (whether sole, contributory, comparative, or otherwise) of such and/or any other indemnified party or for which such indemnified party may have strict liability. The provisions of this Section 9.15 shall survive the Facility Termination Date and expiration or termination of this Agreement;

         9.16 Further Assurances. At its cost and expense, upon request of the Agent, duly execute and deliver or cause to be duly executed and delivered, to the Agent such further instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement, the Security Instruments and the other Loan Documents;

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         9.17     Employee Benefit Plans.

         (a)      With reasonable promptness, and in any event within thirty
(30) days thereof, give notice to the Agent of (a) the establishment of any new Employee Benefit Plan (which notice shall include a copy of such plan), (b) the commencement of contributions to any Employee Benefit Plan to which the Borrower, CPV or any of its or their ERISA Affiliates was not previously contributing, (c) any material increase in the benefits of any existing Employee Benefit Plan, (d) each funding waiver request filed with respect to any Employee Benefit Plan and all communications received or sent by the Borrower, CPV or any of its or their ERISA Affiliates with respect to such request and (e) the failure of the Borrower, CPV or any of its or their ERISA Affiliates to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code by the due date;

         (b) Promptly and in any event within fifteen (15) days of becoming aware of the occurrence or forthcoming occurrence of any (a) Termination Event or (b) nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Employee Benefit Plan or any trust created thereunder, deliver to the Agent a notice specifying the nature thereof, what action the Borrower, CPV or any of its or their ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and

         (c)      With reasonable promptness but in any event within fifteen
(15) days for purposes of clauses (a), (b) and (c), deliver to the Agent copies of (a) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code, (b) all notices received by the Borrower, CPV or any of its or their ERISA Affiliates of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (c) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by CPV or any ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan and (d) all notices received by the Borrower, CPV or any of its or their ERISA Affiliates from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA. The Borrower will notify the Agent in writing within five (5) Business Days of the Borrower, CPV or any of its or their ERISA Affiliates obtaining knowledge or reason to know that the Borrower, CPV or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

         9.18 Continued Operations. Continue at all times to conduct its business and engage principally in the same line or lines of business substantially as heretofore conducted;

         9.19 New Subsidiaries. Within thirty (30) days of the acquisition or creation of any Subsidiary but in any event prior to the acquisition by such Subsidiary of any Qualifying Property, other than a Subsidiary that the Borrower has elected by notice in writing to the Agent to treat as an Unrestricted Subsidiary cause to be delivered to the Agent for the benefit of the Lenders each of the following:

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         (a)      a Facility Guaranty executed by such Subsidiary substantially in the form of Exhibit I;

         (b) an opinion of counsel to the Subsidiary dated as of the date of delivery of the Facility Guaranty provided for in this Section 9.19 and addressed to the Agent and the Lenders, in form and substance reasonably acceptable to the Agent (which opinion may include assumptions and qualifications of similar effect to those contained in the opinions of counsel delivered pursuant to Section 7.1(a)), to the effect that:

                  (A) such Subsidiary is duly organized, validly existing and in good standing in the jurisdiction of its formation, has the requisite power and authority to own its properties and conduct its business as then owned and then conducted and proposed to be conducted, and is duly qualified to transact business and is in good standing as a foreign corporation or partnership in each other jurisdiction in which the character of the properties owned or leased, or the business carried on by it, requires such qualification and the failure to be so qualified would reasonably be likely to result in a Material Adverse Effect; and

                  (B) the execution, delivery and performance of the Facility Guaranty described in this Section 9.19 to which such Subsidiary is a signatory have been duly authorized by all requisite corporate or partnership action (including any required shareholder or partner approval), such agreement has been duly executed and delivered and constitutes the valid and binding agreement of such Subsidiary, enforceable against such Subsidiary in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity);

         (c) current copies of the charter documents, including partnership agreements and certificate of limited partnership, if applicable, and bylaws of such Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees thereof (and, if required by such charter documents, bylaws or by applicable law, of the shareholders) of such Subsidiary authorizing the actions and the execution and delivery of documents described in this Section 9.19.

         9.20 REIT Status. With respect to CPV, do all things required or necessary to qualify as and maintain its status as a REIT and obtain, at the Agent's request an opinion of counsel acceptable to the Agent as to CPV's status as a REIT and as to CPV's power and authority to conduct its business as a REIT.

         9.21 Use of Proceeds. Use the proceeds of the Loans solely for the purposes specified in Section 2.12.

         9.22 Ownership of Borrower. With respect to CPV, remain the sole general partner of the Borrower and own not less than 66-2/3% of the Partnership Units of the Borrower and 100% of the stock of CPT Limited Partner Inc. Any dilution of CPV's ownership of the Borrower from its 99% interest on the Effective Date shall be solely related to the issuance of Partnership Units

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by the Borrower in connection with Acquisitions of Qualifying Properties. The
Borrower shall at all times constitute 100% of the combined book value of CPV and CPT Limited Partner, Inc,. and the revenues of the Borrower for each Fiscal Year shall constitute substantially all of the combined total revenues of CPV and CPT Limited Partner Inc. for such Fiscal Year.

         9.23 Interest Rate Hedging. Maintain at all times Swap Agreements or other similar arrangements providing protection from fluctuations in interest rates on its Indebtedness, having an aggregate notional amount, together with all Swap Agreements or other such similar agreements (collectively, "Hedges") previously entered into, of not less than 50% of the Revolving Credit Outstandings and not less than 75% of the Term Loan B Outstandings as of any date and having such other terms as shall be reasonably acceptable to the Agent; provided, however, that upon any increase in the amount of Outstandings, the Borrower shall have 60 days to increase the notional amount of its Hedges so as to satisfy the requirements of this Section 9.23; provided, further, however, during the six month period preceding the Revolving Credit Stated Termination Date, Revolving Credit Outstandings shall not be required to be hedged pursuant to this Section 9.23 to the extent they have an Interest Period that is not less than one-half of the remaining term of the Revolving Credit Facility.

         9.24 Notices. Immediately provide notice to the Agent, and promptly provide to the Agent true, accurate and complete copies, of (a) any notices of default received or sent in connection with any Security Lease, (b) any notices of default received in connection with any Lease Party's performance under the management or operating agreement to which such Lease Party is a party, and (c) any notice of material modification, withdrawal, cancellation, termination or suspension of such management or operating agreement.

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                                   ARTICLE X

                               NEGATIVE COVENANTS

         Until the Obligations have been paid and satisfied in full, no Letters of Credit remain outstanding and this Agreement has been terminated in accordance with the terms hereof, unless the Required Lenders shall otherwise consent in writing, CPV and the Borrower shall not, nor shall they permit any Subsidiary to:

         10.1     Financial Covenants.

         (a) Consolidated Net Worth. Permit Consolidated Net Worth to be less than $180,500,000 plus 85% of the aggregate amount of all increases in the stated capital and additional paid-in capital accounts of CPV and its Subsidiaries resulting from the issuance of equity securities or other capital investments after September 30, 2003.

         (b) Consolidated Interest Coverage Ratio. Permit at any time the Consolidated Interest Coverage Ratio to be less than 2.25 to 1.00.

         (c) Consolidated Total Liabilities. Permit at any time the ratio of Consolidated Total Liabilities to Consolidated Total Assets to be greater than 0.55 to 1.00.

         (d) Consolidated Total Indebtedness. Permit at any time Consolidated Total Indebtedness to exceed 3.75 times Consolidated Adjusted EBITDA.

         (e) Consolidated Secured Indebtedness. Permit at any time the ratio of (i) Consolidated Secured Indebtedness to (ii) the sum of (x) Consolidated Total Value, and (y) the aggregate value of all Qualifying Properties acquired with Indebtedness described in Section 10.5(h), to be greater than .50 to 1.00. For the purpose of this Section 10.1(e), the aggregate value of all Qualifying Properties acquired with Indebtedness described in
Section 10.5(h) shall be determined as the lesser of (i) the Historical Cost of all such Qualifying Properties and (ii) the Appraised Value of all such Qualifying Properties.

         (f) Consolidated Fixed Charges Coverage Ratio. Permit at any time the Consolidated Fixed Charges Coverage Ratio to be less than 2.00 to 1.00.

         (g) Borrowing Base. Permit at any time the sum of the aggregate amount of Revolving Credit Outstandings, Letter of Credit Outstandings, Swing Line Outstandings, and Term Loan B Outstandings to exceed the Borrowing Base, unless the Borrower shall have immediately complied with Section 2.13(d) and any prepayment or other applicable provision under the Supplemental Credit Documents with respect to each such excess.

         10.2 Acquisitions. (A) Enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition (other than an Acquisition of a Qualifying Property), or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition (other than an Acquisition of a Qualifying Property), unless (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and the line or lines of business of the Person or assets to be acquired are substantially the same as one or

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more line or lines of business conducted by CPV and its Subsidiaries, (ii) no
Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition and the Borrower shall have furnished to the Agent (A) pro forma historical financial statements as of the end of the most recently completed Fiscal Year of CPV and most recent interim fiscal quarter, if applicable, giving effect to such Acquisition and (B) a proforma Compliance Certificate prepared on a historical pro forma basis giving effect to such Acquisition, which certificate shall demonstrate that no Default or Event of Default would exist immediately after giving effect thereto, and (iii) the Person acquired shall be a wholly-owned Subsidiary, or be merged into CPV, the Borrower or a wholly-owned Subsidiary, immediately upon consummation of the Acquisition (or if assets are being acquired, the acquiror shall be either CPV, the Borrower or a wholly-owned Subsidiary);

         (B) Enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition of Additions or Enhancements unless (i) there is a commensurate increase in the base rental payments due under the related Security Lease for the Qualifying Property for which such Additions or Enhancements are made effective as of the completion of such Addition or Enhancement, or (ii) upon completion of such Addition or Enhancement to any Qualifying Property, such Qualifying Property is part of the Pledge Pool or a security interest in such Qualifying Property is given to the Agent for the benefit of the Lenders;

         (C) Enter into any agreement, contract, binding commitment or other arrangement providing for the Acquisition of a Qualifying Property to be financed with Non-Recourse Indebtedness or Indebtedness permitted under Section 10.5(h) unless the Borrower shall deliver to the Agent prior to such Acquisition
(A) historical (to the extent such Qualifying Property has been operational for a calendar quarter or more) and pro forma operating statements and occupancy reports (to the extent such statements or reports exist) with respect to such Eligible Property; (B) a Phase I environmental assessment (and, if required or recommended by the results of the Phase I environmental assessment, a Phase II environmental assessment) with respect to such Qualifying Property; (C) a site plan and as-built survey and certificates as to federally designated flood zones with respect to such Qualifying Property; (D) an appraisal by a Qualified Appraiser of such Qualifying Property (at the sole expense of the Borrower); (E) the Security Lease for such Qualifying Property and any sublease of the same in form and substance reasonably satisfactory to the Agent; (F) the management or operating agreement, if any, with the Contract Party for such Qualifying Property, in form and substance reasonably satisfactory to the Agent; (G) evidence of insurance for such Qualifying Property as required by Section 9.5; and (H) a general description of such Qualifying Property's location and features.

         10.3 Capital Expenditures. Make or become committed to make Capital Expenditures, except:

         (a) Capital Expenditures necessary to maintain in good condition and repair any Qualifying Property;

         (b) expenditures incurred in connection with the Acquisition of a Qualifying Property (i.e. not made in connection with renovations or improvements to a Qualifying Property) shall not be deemed to be Capital Expenditures;

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         (c)      Capital Expenditures incurred by the Borrower in connection with Additions or Enhancements provided that there shall be a commensurate increase in the base rental payments under the related Security Lease effective as of the completion of such Addition or Enhancement;

         (d) Capital Expenditures to finance the construction of a detention or correctional facility that is reasonably expected by the Borrower to be a Qualifying Property upon completion, so long as (i) such construction is undertaken pursuant to a lease agreement with a Pre-Approved Lessee or CCC providing for lease payments to commence upon completion of such facility and
(ii) the aggregate amount of such Capital Expenditures under this Section 10.3(d) at any time shall not exceed 25% of Consolidated Total Value.

         10.4 Liens. Incur, create or permit to exist any Lien, charge or other encumbrance of any nature whatsoever with respect to any property or assets now owned or hereafter acquired by CPV or any Subsidiary, other than

         (a) Liens created under the Security Instruments in favor of the Agent and the Lenders, and otherwise existing as of the date hereof and as set forth in Schedule 8.7;

         (b) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and which Liens are not yet enforceable against other creditors;

         (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and in existence less than 90 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and which Liens are not yet enforceable against other creditors;

         (d) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

         (e) easements (including reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of CPV or any Subsidiary and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to CPV or any Subsidiary;

         (f)      purchase money Liens to secure Indebtedness permitted under
Section 10.5(f) and incurred to purchase fixed assets other than Qualifying Properties, provided such Indebtedness

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represents not less than 75% of the purchase price of such assets as of the date of purchase thereof and no property other than the assets so purchased secures such Indebtedness;

         (g)      Liens to secure Non-Recourse Indebtedness permitted under
Section 10.5(g), which may only include a Lien on the Qualifying Property financed with such Non-Recourse Indebtedness and on all furniture, fixtures and equipment used in connection therewith, the related Security Lease, any related operating or management agreement and all other interests of the maker of such Non-Recourse Indebtedness in such Qualifying Property;

         (h) Liens to secure Indebtedness of the Borrower, or any Subsidiary that has executed a Facility Guaranty as required by Section 9.19, permitted under Section 10.5(h) on any Qualifying Property (which shall not be a Qualifying Property subject to the Mortgage), and on all furniture, fixtures and equipment used in connection therewith, the related Security Lease, any related operating or management agreement and all other interests of the Borrower in such Qualifying Property; and

         (i)      Permitted Encumbrances.

         10.5 Indebtedness. Incur, create, assume or permit to exist any Indebtedness of CPV, the Borrower or any Subsidiary, howsoever evidenced, except:

         (a)      Indebtedness existing as of the Effective Date as set forth in
Schedule 8.6; provided, none of the instruments and agreements evidencing or governing such Indebtedness shall be amended, modified or supplemented after the Effective Date to change any terms of subordination, repayment or rights of conversion, put, exchange or other rights from such terms and rights as in effect on the Effective Date;

         (b) Indebtedness owing to the Agent or any Lender in connection with this Agreement (including any Term Loan B), any Note or other Loan Document;

         (c) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

         (d) Indebtedness arising from Rate Hedging Obligations permitted under Section 10.16;

         (e) unsecured intercompany Indebtedness for loans and advances made by CPV, the Borrower or any Guarantor to CPV, the Borrower or any Guarantor, provided that such intercompany Indebtedness is evidenced by a promissory note or similar written instrument acceptable to the Agent which provides that such Indebtedness is subordinated to obligations, liabilities and undertakings of the holder or owner thereof under the Loan Documents on terms acceptable to the Agent;

         (f) purchase money Indebtedness described in Section 10.4(f) not to exceed an aggregate outstanding amount at any time of $1,000,000;

         (g)      Non-Recourse Indebtedness of Unrestricted Subsidiaries;

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         (h)      Indebtedness of the Borrower, or any Subsidiary that has
executed a Facility Guaranty, secured solely by Liens permitted under Section 10.4(h), provided, that (x) no such Indebtedness may be incurred pursuant to a revolving credit facility or a term loan facility substantially similar to the one contemplated in Section 2.9 hereof that provides for borrowings secured by more than one Qualifying Property, and (y) in no event may the principal amount of Indebtedness secured by a Qualifying Property exceed 100% of the Appraised Value of the Qualifying Property securing such Indebtedness; and

         (i) additional unsecured Indebtedness for Money Borrowed not otherwise covered by clauses (a) through (h) above, provided that the aggregate outstanding principal amount of all such other Indebtedness permitted under this clause (i) shall in no event exceed 5% of Consolidated Total Value at any time.

         10.6 Transfer of Assets. Sell, lease, transfer or otherwise dispose of any assets of CPV or any Subsidiary other than (a) dispositions of Qualifying Properties, (b) the lease of a Pledged Property pursuant to a Security Lease,
(c) transfers of assets necessary to give effect to merger or consolidation transactions permitted by Section 10.8, (d) the disposition of Non-Conforming Investments, (e) the disposition of Eligible Securities in the ordinary course of management of the investment portfolio of CPV and its Subsidiaries and (f) dispositions of personal property that is substantially worn, damaged, obsolete or, in the judgment of CPV or the Borrower, as the case may be, no longer best used or useful in its business or that of any Subsidiary.

         10.7 Investments. Purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities, or make or permit to exist any interest whatsoever in any other Person or permit to exist any loans or advances to any Person, except that CPV and the Borrower may maintain investments or invest in:

         (a)      Eligible Securities;

         (b)      investments existing as of the date hereof and as set forth in
Schedule 8.4;

         (c)      investments in Guarantors;

         (d) loans between the Borrower, CPV and the Guarantors described in Section 10.5(e); and

         (e) Non-Conforming Investments and loans and investments in Unrestricted Subsidiaries; provided, however, that the aggregate principal amount of such Non-Conforming Investments and loans and investments in Unrestricted Subsidiaries shall not at any time exceed 5% of Consolidated Total Value, with the amount of investment in any Unrestricted Subsidiary being measured as the excess of the aggregate purchase price of all Qualifying Properties owned by such Unrestricted Subsidiary over the aggregate principal amount of Indebtedness secured by such Qualifying Properties.

         10.8 Merger or Consolidation. (a) Consolidate with or merge into any other Person, or (b) permit any other Person to merge into it, or (c) liquidate, wind-up or dissolve or sell, transfer or lease or otherwise dispose of all or a substantial part of its assets (other than sales permitted under Sections 10.6(c) and (d); provided, however, (i) any Subsidiary may merge or transfer all

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

or substantially all of its assets into or consolidate with CPV, the Borrower or any wholly-owned Subsidiary, and (ii) any other Person may merge into or consolidate with CPV, the Borrower or any wholly-owned Subsidiary and any Subsidiary may merge into or consolidate with any other Person in order to consummate an Acquisition permitted by Section 10.2; provided further, that any resulting or surviving entity shall execute and deliver such agreements and other documents, including a Facility Guaranty, and take such other action as the Agent may require to evidence or confirm its express assumption of the obligations and liabilities of its predecessor entities under the Loan Documents.

         10.9 Restricted Payments. Make any Restricted Payment or apply or set apart any of their assets therefor or agree to do any of the foregoing; provided, however, in any fiscal period CPV may, if immediately prior to and immediately after giving effect thereto no Default or Event of Default shall exist or occur and be continuing, pay dividends on the common or preferred stock of CPV and make similar distributions in an amount not to exceed the lesser of
(i) 100% of Cash Available for Distribution or (ii) 95% of Funds from Operations plus, in either case, 100% of the amount of any capital gain from the Disposition of any real property; provided, further, however, that if a larger distribution is necessary for CPV to maintain its status as a REIT and if immediately prior to and immediately after giving effect thereto no Default or Event of Default shall exist or occur and be continuing, CPV may pay dividends or make similar distributions in such greater amount equal to the minimum distribution necessary for CPV to maintain such status.

         10.10 Transactions with Affiliates. Other than transactions permitted under Sections 10.7 and 10.8, enter into any transaction after the Effective Date, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, or the rendering of any service, with any Affiliate of CPV or the Borrower, except (a) that such Persons may render services to CPV or the Borrower or any Subsidiary for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services, (b) that CPV or the Borrower or any Subsidiary may render services to such Persons for compensation at the same rates generally charged by CPV or the Borrower or such Subsidiary and (c) in either case in the ordinary course of business and pursuant to the reasonable requirements of CPV or the Borrower's (or any Subsidiary's) business and upon fair and reasonable terms no less favorable to CPV or the Borrower (or any Subsidiary) than would be obtained in a comparable arm's length transaction with a Person not an Affiliate.

         10.11 Compliance with ERISA. With respect to any Pension Plan, Employee Benefit Plan or Multiemployer Plan:

         (a) permit the occurrence of any Termination Event which would result in a liability on the part of CPV, the Borrower or any of its or their ERISA Affiliates to the PBGC; or

         (b) permit the present value of all benefit liabilities under all Pension Plans to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities; or

         (c) permit any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived; or

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

         (d) fail to make any contribution or payment to any Multiemployer Plan which CPV, the Borrower or any of its or their ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

         (e) engage, or permit CPV, the Borrower or any of its or their ERISA Affiliates to engage, in any prohibited transaction under Section 406 of ERISA or Sections 4975 of the Code for which a civil penalty pursuant to Section 502(I) of ERISA or a tax pursuant to Section 4975 of the Code may be imposed; or

         (f) permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in a liability to CPV, the Borrower or any of its or their ERISA Affiliates or increase the obligation of CPV, the Borrower or any of its or their ERISA Affiliates to a Multiemployer Plan; or

         (g) fail, or permit CPV, the Borrower or any of its or their ERISA Affiliates to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code, all applicable Foreign Benefit Laws and all other applicable laws and the regulations and interpretations thereof.

         10.12    Fiscal Year. Change its Fiscal Year.

         10.13 Dissolution, etc. Wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with a merger or consolidation permitted pursuant to Section 10.8.

         10.14 Limitations on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by CPV, the Borrower or any Subsidiary of real or personal property, whether now owned or hereafter acquired in a related transaction or series of related transactions, which has been or is to be sold or transferred by CPV, the Borrower or any Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of CPV, the Borrower or any Subsidiary.

         10.15 Change of Control. Cause, suffer or permit to exist or occur any Change of Control.

         10.16    [Reserved].

         10.17 Negative Pledge Clauses. Enter into or cause, suffer or permit to exist any agreement with any Person other than the Agent and the Lenders pursuant to this Agreement or any other Loan Documents which prohibits or limits the ability of the Borrower, CPV or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except Qualifying Properties financed with Non-Recourse Indebtedness or Indebtedness permitted under Section 10.5(h).

         10.18 Unrestricted Subsidiaries. Cause, suffer or permit any Unrestricted Subsidiary to incur any Indebtedness whatsoever except for Non-Recourse

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Indebtedness, which Non-Recourse Indebtedness, together with all other
Non-Recourse Indebtedness of such Unrestricted Subsidiary, is owed to a single creditor or an agent on behalf of two or more creditors which have provided such Non-Recourse Indebtedness.

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                                   ARTICLE XI

                       EVENTS OF DEFAULT AND ACCELERATION

         11.1 Events of Default. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), that is to say:

         (a) if default shall be made in the due and punctual payment of the principal of any Loan, Reimbursement Obligation or other Obligation, when and as the same shall be due and payable whether pursuant to any provision of
Article II or Article III, at maturity, by acceleration or otherwise; or

         (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan, Reimbursement Obligation or other Obligation or of any fees or other amounts payable to any of the Lenders or the Agent on the date on which the same shall be due and payable and such default shall continue for three days or more; or

         (c) if default shall be made in the performance or observance of any covenant set forth in Sections 4.4(c), 9.7, 9.11, 9.12, 9.19 through 9.22 or
Article X;

         (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or the Notes (other than as described in clauses (a), (b) or (c) above) and such default shall continue for 30 or more days after the earlier of receipt of notice of such default by the Authorized Representative from the Agent, or an officer of the Borrower becomes aware of such default, or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (beyond any applicable grace period, if any, contained therein) or in any instrument or document evidencing or creating any obligation, guaranty, or Lien in favor of the Agent or any of the Lenders or delivered to the Agent or any of the Lenders in connection with or pursuant to this Agreement or any of the Obligations, or if any Loan Document ceases to be in full force and effect (other than by reason of any action by the Agent), or if without the written consent of the Lenders, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or by reason of any action by the Lenders or the Agent); or

         (e) if there shall occur (i) a default, which is not waived, in the payment of any principal, interest, premium or other amount with respect to any Indebtedness (other than the Loans and other Obligations) of CPV or any Subsidiary in an amount not less than $500,000 in the aggregate outstanding, or
(ii) a default, which is not waived, in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such Indebtedness may have been issued, created, assumed, guaranteed or secured by CPV, the Borrower or any Subsidiary, or (iii) any other event of default as specified in any agreement or instrument under or pursuant to which any such Indebtedness may have

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been issued, created, assumed, guaranteed or secured by CPV, the Borrower or any
Subsidiary, and such default or event of default shall continue for more than the period of grace, if any, therein specified, or such default or event of default as specified in clauses (i), (ii) or (iii) shall permit the holder of any such Indebtedness (or any agent or trustee acting on behalf of one or more holders) to accelerate the maturity thereof; or

         (f) if any representation, warranty or other statement of fact contained in any Loan Document or in any writing, certificate, report or statement at any time furnished to the Agent or any Lender by or on behalf of CPV, the Borrower or any other Credit Party pursuant to or in connection with any Loan Document, or otherwise, shall be false or misleading in any material respect when given; or

         (g) if CPV, the Borrower or any Subsidiary shall be unable to pay its debts generally as they become due or shall make an admission of its inability to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state (collectively "Debtor Relief Laws"); or

         (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of CPV, the Borrower, any other Credit Party, any Pre-Approved Lessee or any other Lease Party or Parties that, individually or collectively, are Lease Parties with respect to Pledged Properties having an aggregate Appraised Value or Historical Cost, whichever is less, of 25% or more of Consolidated Total Value (each a "Material Lease Party") or the whole or any substantial part of its properties or of any Pledged Property and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against CPV, the Borrower, any other Credit Party, any Pre-Approved Lessee or any Material Lease Party seeking liquidation, reorganization or arrangement or similar relief under any Debtor Relief Law which petition is not dismissed within sixty (60) days; or any proceeding under any Debtor Relief Law relating to any Credit Party or to all or any material part of its property is instituted without the consent of such Credit Party and continues undismissed or unstayed for 60 calendar days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of CPV, the Borrower, any other Credit Party, any Pre-Approved Lessee or any Material Lease Party or of the whole or any substantial part of its properties, or of any Pledge Property which control is not relinquished within sixty (60) days; or if there is commenced against CPV, the Borrower, any other Credit Party, any Pre-Approved Lessee or any Material Lease Party any proceeding or petition seeking reorganization, arrangement or similar relief under any Debtor Relief Law which proceeding or petition remains undismissed for a period of sixty (60) days; or if CPV, the Borrower, any other Credit Party, any Pre-Approved Lessee or any Material Lease Party takes any action to indicate its consent to or approval of any such proceeding or petition; or an order for relief is entered in any such proceeding; or

         (i) if (i) one or more judgments or orders where the amount not covered by insurance or as to which the insurer has denied coverage (or the amount as to which the insurer is found not

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to be liable) is in excess of $500,000 is rendered against CPV, the Borrower or any Subsidiary, or (ii) there is any attachment, injunction or execution against any of CPV, the Borrower's or any Subsidiary's properties for any amount in excess of $500,000 in the aggregate; and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of thirty (30) days; or

         (j) if CPV, the Borrower or any Subsidiary shall, other than in the ordinary course of business (as determined by past practices), suspend all or any part of its operations material to the conduct of the business of CPV, the Borrower or such Subsidiary for a period of more than 60 days; or

         (k) if CPV, the Borrower or any Subsidiary shall breach any of the material terms or conditions of any agreement under which any Rate Hedging Obligations permitted hereby is created and such breach shall continue beyond any grace period, if any, relating thereto pursuant to the terms of such agreement, or if CPV, the Borrower or any Subsidiary shall disaffirm or seek to disaffirm any such agreement or any of its obligations thereunder; or

         (l) if there shall occur and not be waived an Event of Default as defined in any of the other Loan Documents;

         (m) if there shall occur a default (which is not cured within the applicable cure period therein provided) under, or the breach, withdrawal, cancellation, rescission, termination, alteration (without the Agent's consent) of any Security Lease or Security Leases or a sublease with respect to any Security Lease or Security Leases the result of which reduces the total rental payments due during the then current Fiscal Year under all of the Security Leases then in effect by 20% or more;

         (n) if the Borrowing Base shall fall below $50,000,000 for a period of 45 or more consecutive days;

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived,

                  (A)      either or both of the following actions may be taken:
         (i) the Agent, with the consent of the Majority Lenders, may, and at the direction of the Majority Lenders shall, declare any obligation of the Lenders and the Issuing Bank to make further Revolving Loans and Swing Line Loans or to issue additional Letters of Credit terminated, whereupon the obligation of each Lender to make further Revolving Loans, of Bank of America to make further Swing Line Loans, and of the Issuing Bank to issue additional Letters of Credit, hereunder shall terminate immediately, and (ii) the Agent shall at the direction of the Majority Lenders, at their option, declare by notice to the Borrower any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrower to the Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the

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         above, if there shall occur an Event of Default under clause (g), (h)
         or (n) above, then the obligation of the Lenders to make Revolving Loans, of Bank of America to make Swing Line Loans, and of the Issuing Bank to issue Letters of Credit hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Majority Lenders or notice to the Agent or the Lenders;

                  (B) the Borrower shall, upon demand of the Agent or the Majority Revolving Lenders, deposit cash with the Agent in an amount equal to the amount of any Letter of Credit Outstandings, as collateral security for the repayment of any future drawings or payments under such Letters of Credit, and such amounts shall be held by the Agent pursuant to the terms of the LC Account Agreement; and

                  (C) the Agent and each of the Lenders shall have all of the rights and remedies available under the Loan Documents or under any applicable law.

         11.2 Agent to Act. In case any one or more Events of Default shall occur and not have been waived, the Agent may, and at the direction of the Majority Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

         11.3 Cumulative Rights. No right or remedy herein conferred upon the Lenders or the Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

         11.4 No Waiver. No course of dealing between the Borrower and any Lender or the Agent or any failure or delay on the part of any Lender or the Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

         11.5 Allocation of Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to Article XI hereof, all payments received by the Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder, shall be applied by the Agent in the following order:

         (a)      amounts due to the Lenders pursuant to Sections 2.10, 3.9,
3.10 and 13.5;

         (b)      amounts due to the Agent pursuant to Section 12.9;

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         (c)      payments of interest on Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders (with amounts payable in respect of Swing Line Outstandings being included in such calculation and paid to Bank of America);

         (d) payments of principal of Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders (with amounts payable in respect of Swing Line Outstandings being included in such calculation and paid to Bank of America);

         (e) payments of cash amounts to the Agent in respect of outstanding Letters of Credit pursuant to Section 11.1(B);

         (f)      amounts due to the Lenders pursuant to Sections 9.15 and 13.9;

         (g) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders;

         (h) amounts due to any of the Lenders in respect of Obligations consisting of liabilities under any Swap Agreement with any of the Lenders or affiliates thereof on a pro rata basis according to the amounts owed; and

         (i) any surplus remaining after application as provided for herein, to the Borrower or otherwise as may be required by applicable law.

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                                  ARTICLE XII

                                   THE AGENT

         12.1     Appointment and Authorization of Agent.

         (a) Each Lender hereby irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         (b) The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Issuing Bank shall have all of the benefits and immunities
(i) provided to the Agent in this Article XII with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the Applications and Agreements for Letters of Credit pertaining to such Letters of Credit as fully as if the term "Agent" as used in this Article XII and in the definition of "Agent-Related Person" included the Issuing Bank with respect to such acts or omissions, and
(ii) as additionally provided herein with respect to the Issuing Bank.

         12.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

         12.3 Liability of Agent. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or

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sufficiency of this Agreement or any other Loan Document, or for any failure of any Credit Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof.

         12.4     Reliance by Agent.

         (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Credit Party), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

         (b) For purposes of determining compliance with the conditions specified in Section 7.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

         12.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article XI; provided, however, that unless and until the Agent has received any such direction, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

         12.6 Credit Decision; Disclosure of Information by Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter,

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including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent herein, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

         12.7 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Credit Party and without limiting the obligation of any Credit Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Total Commitments, the payment of all other Obligations and the resignation of the Agent.

         12.8 Agent in its Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Credit Parties and their respective Affiliates as though Bank of America were not the Agent or the Issuing Bank hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Credit Party or its Affiliates (including

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information that may be subject to confidentiality obligations in favor of such
Credit Party or such Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Agent or the Issuing Bank, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

         12.9 Successor Agent. The Agent may resign as Agent upon 30 days' notice to the Lenders; provided that any such resignation by Bank of America shall also constitute its resignation as Issuing Bank and Swing Line Lender. If the Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor Agent for the Lenders, which successor Agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor Agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrower, a successor Agent from among the Lenders. Upon the acceptance of its appointment as successor Agent hereunder, the Person acting as such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent, Issuing Bank and Swing Line Lender and the respective terms "Agent," "Issuing Bank" and "Swing Line Lender" shall mean such successor Agent, Letter of Credit issuer and Swing Line Lender, and the retiring Agent's appointment, powers and duties as Agent shall be terminated and the retiring Issuing Bank's and Swing Line Lender's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of the Agent or such retiring Issuing Bank or Swing Line Lender or any other Lender, other than the obligation of the successor Issuing Bank to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XII and Sections
13.5 and 13.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

         12.10 Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Agent (irrespective of whether the principal of any Loan or Letter of Credit Outstanding shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

                  (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Outstandings and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agent

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         (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agent and their respective agents and counsel and all other amounts due the Lenders and the Agent under Sections 2.10, 3.9, 3.10 and 13.5) allowed in such judicial proceeding; and

                  (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Lenders, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Sections 2.10 and 13.5.

         Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Agent to vote in respect of the claim of any Lender in any such proceeding.

         12.11 Collateral and Guaranty Matters. The Lenders irrevocably authorize the Agent, at its option and in its discretion,

         (a) to release any Lien on any property granted to or held by the Agent under any Loan Document (i) upon termination of the Total Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 13.6, if approved, authorized or ratified in writing by the Required Lenders;

         (b) to subordinate any Lien on any property granted to or held by the Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 10.4(f);

         (c) to release any lien on any property granted to or held by the Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 10.4(g) and (h); and

         (d) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

         Upon request by the Agent at any time, the Required Lenders will confirm in writing the Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 12.11.

         12.12 Other Agents. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "book manager" or "lead arranger" shall have any right, power, obligation, liability, responsibility or

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duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

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                                  ARTICLE XIII

                                  MISCELLANEOUS

         13.1     Successors and Assigns.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (as defined in subsection (d) of this Section) to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Revolving Loans (including for purposes of this subsection (b), Participations in Letter of Credit Outstandings and in Swing Line Loans) at the time owing to it) or its Term Loans B (such Lender's portion of Loans, commitments and risk participations with respect to each of the Revolving Credit Facility and the Term Loan B Facility (each, an "Applicable Facility") being referred to in this
Section 13.1 as its "Applicable Share"); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Applicable Share of the Applicable Facility, or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in subsection (g) of this Section) with respect to a Lender, the aggregate amount of the Applicable Share with respect to each Applicable Facility of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if a "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000, or an integral multiple of $500,000 in excess thereof, unless each of the Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Applicable Facility, except that this clause (ii) shall not (x) apply to rights in respect of Swing Line Loans or (y) prohibit any Lender from assigning all or a portion of its rights and obligations among the Applicable Facilities on a non-pro rata basis, (iii) any assignment of a Revolving Credit Commitment must be approved by the Agent, the Issuing Bank and the Swing Line Lender (which consent shall not be unreasonably withheld) unless the person that is the proposed assignee is itself a Revolving Lender (whether or not the proposed assignee would otherwise

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qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 6.1, 6.4, 6.5, 13.5 and 13.9 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

         (c) The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Agent's Applicable Lending Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitments of, and principal amounts of the Loans and Letter of Credit Outstandings owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries ) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in Letter of Credit Outstandings and/or Swing Line Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
Section 13.6 that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 6.1, 6.4 and 6.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To

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the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.3 as though it were a Lender, provided such Participant agrees to be subject to Section 13.3 as though it were a Lender.

         (e) A Participant shall not be entitled to receive any greater payment under Section 6.1 or 6.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 6.1 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 6.1 as though it were a Lender.

         (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (g) As used herein, the following terms have the following meanings:

         "Eligible Assignee" means (a) a Lender; (b) an affiliate of a Lender;
(c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Agent, the Issuing Bank and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

         "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.

         (h) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Agent and the Borrower (an "SPC") the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 6.4), (ii) no SPC shall be liable for any indemnity or similar payment

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

obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Committed Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

         (i) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities, provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this
Section 13.1, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

         (j) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days' notice to the Borrower and the Lenders, resign as Issuing Bank and/or (ii) upon 30 days' notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as Issuing Bank or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Bank or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as Issuing Bank or Swing Line Lender, as the case may be. If Bank of America resigns as Issuing Bank, it shall retain all the rights and obligations of the Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all Letter of Credit Outstandings with respect thereto (including the right to require the Lenders to make Base Rate Loans or purchase Participations in Reimbursement Obligations pursuant to
Section 3.3). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or purchase Participations in outstanding Swing Line Loans pursuant to Section 2.14(c).

         13.2 Notices. Any notice shall be conclusively deemed to have been received by any party hereto and be effective (i) on the day on which delivered (including hand delivery by

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commercial courier service) to such party (against receipt therefor) (provided that if such day is not a Business Day, such date of delivery or receipt shall be deemed to be the next following Business Day), (ii) on the day of receipt (provided that if such day is not a Business Day, such date of delivery or receipt shall be deemed to be the next following Business Day) at such address, telefacsimile number or telex number as may from time to time be specified by such party in written notice to the other parties hereto or otherwise received, in the case of notice by telegram, telefacsimile or telex, respectively (where the receipt of such message is verified by return), or (iii) on the fourth Business Day after the day on which mailed, if sent prepaid by certified or registered mail, return receipt requested, in each case delivered, transmitted or mailed, as the case may be, to the address, telex number or telefacsimile number, as appropriate, set forth below or such other address or number as such party shall specify by notice hereunder:

         (a)      if to the Borrower or Guarantor:

                  c/o CPT Operating Partnership L.P.
                  3300 PGA Boulevard, Suite 750
                  Palm Beach Gardens, Florida 33410
                  Attn:  David Obernesser
                  Telephone: (561) 630-6336
                  Telefacsimile: (561) 630 6311

                  with a copy to:

                  Greenberg Traurig, P.A.
                  777 South Flagler Drive, Suite 300 - East Tower
                  West Palm Beach, Florida   33401
                  Attn: Morris C. Brown, Esq.
                  Telephone: (561) 650-7928
                  Telefacsimile: (561) 805-7841

         (b)      if to the Agent:

                  Bank of America, N.A.
                  101 North Tryon Street
                  NC1-001-15-04
                  Charlotte, North Carolina  28255
                  Attention: Richard Wright, Agency Services
                  Telephone: (704) 387-2472
                  Telefacsimile: (704) 409-0127

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

                  with a copy to:

                  Bank of America, N.A.
                  NC1-007-17-15
                  100 N. Tryon Street, 17th Floor
                  Charlotte, NC 28255
                  Attention: Robert Mauriello
                  Telephone: (704) 386-9134
                  Telefacsimile: (704) 388-0960

         (c)      if to the Lenders:

                  At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Assumption;

         (d) if to any other Credit Party, at the address set forth on the signature page of the Facility Guaranty or Security Instrument executed by such Credit Party, as the case may be.

In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

         13.3 Right of Set-off; Adjustments. (a) Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its affiliates) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 13.3 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

         (b) If any Lender (a "benefited Lender") shall at any time receive any payment of all or part of the Revolving Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Revolving Loans owing to it, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Revolving Loans owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded,

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

and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from a Lender pursuant to this Section 13.3 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of the Borrower in the amount of such participation.

         13.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Agent and each Lender, regardless of any investigation made by the Agent or any Lender or on their behalf and notwithstanding that the Agent or any Lender may have had notice or knowledge of any Default at the time of any Advance or issuance of any Letter of Credit, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

         13.5 Attorney Costs, Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Agent for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Agent and the cost of independent public accountants and other outside experts retained by the Agent or any Lender. All amounts due under this Section 13.5 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Total Commitments and repayment of all other Obligations.

         13.6 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Credit Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Credit Party, as the case may be, and acknowledged by the Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent:

         (a) shall waive any condition set forth in Section 7.1(a) without the written consent of each Lender except to the extent otherwise provided for in Section 7.1(a);

         (b) except as expressly provided for in Section 2.9, shall extend or increase (i) the Revolving Credit Commitment (or reinstate any Revolving Credit Commitment terminated

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

pursuant to Section 2.7 or 11.1) of any Revolving Lender without the written consent of such Revolving Lender, or (ii) the applicable Term Loan B Commitment Percentage (measured in Dollars) or the Term Loan B Commitment of any Term Loan B Lender without the written consent of such Term Loan B Lender;

         (c) shall waive or postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Aggregate Revolving Credit Commitments hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, (x) that only the consent of the Required Revolving Lenders shall be necessary to waive or extend or postpone any mandatory prepayment in respect of the Revolving Credit Facility required under Section 2.13 and (y) unless otherwise specified in the Supplemental Credit Documents for the Term Loan B Facility, only the consent of the Required Term Loan B Lenders shall be necessary to waive or extend or postpone any mandatory prepayment in respect of the Term Loan B Facility required hereunder (including the applicable Supplemental Credit Documents;

         (d) shall reduce the principal of, or the rate of interest specified herein on, any Loan or Letter of Credit Outstandings, or (subject to clause (iv) of the second proviso to this Section 13.6) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate;

         (e) shall change Section 13.3 or Section 11.5 in a manner that would alter the sharing of payments required thereby without the written consent of each Lender directly affected thereby;

         (f) shall change any provision of this Section 13.6, the definition of any of "Majority Lenders," "Required Lenders," "Required Revolving Lenders" or "Required Term Loan B Lenders," or any other provision hereof, in each case to the extent such change would alter the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby;

         (g) which has the effect of enabling the Borrower to satisfy any condition to a Borrowing contained in Section 7.2 hereof which, but for such amendment, waiver or consent would not otherwise be satisfied, shall be effective to require the Revolving Lenders, the Swing Line Lender or the Issuing Bank to make any additional Revolving Loan or Swing Line Loan, or to issue any additional or renew any existing Letter of Credit, unless and until the Required Revolving Lenders shall consent thereto;

         (h) shall release all or substantially all of the Guarantors from the Facility Guaranty without the written consent of each Lender, except to the extent such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder, in which case such release may be made by the Agent acting alone as provided in Section 12.15; or

         (i) shall release all or a material part of the Collateral without the written consent of each Lender, except to the extent such Collateral is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, in which case such release may be made by the Agent acting alone as provided in Section 12.15;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Lenders otherwise required under this Section 13.6, affect the rights or duties of the Issuing Bank under this Agreement or any Application and Agreement for Letter of Credit relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders otherwise required under this Section 13.6, affect the rights or duties of the Swing Line Lender under this Agreement;
(iii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders otherwise required under this Section 13.6, affect the rights or duties of the Agent under this Agreement or any other Loan Document; and (iv) Section 13.1(i) may not be amended, waived or otherwise modified without the consent of each Granting Lender (as defined in Section 13.1(h)) all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification. Notwithstanding anything to the contrary herein, no Lender whose Voting Percentage is deemed to be zero under the definition of "Voting Percentage" shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (A) the Revolving Credit Commitment of such Lender may not be increased or extended without the consent of such Lender, and (B) the pro rata portion (measured in Dollars) of the Outstanding Term Loan Outstandings of such Lender may not be increased without the consent of such Lender.

         13.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart.

         13.8 Termination. The termination of this Agreement shall not affect any rights of the Borrower, the Lenders or the Agent or any obligation of the Borrower or CPV, the Lenders or the Agent, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Agent for the benefit of the Lenders under the Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been paid in full after the termination hereof (other than Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable, which shall continue) or the Borrower have furnished the Lenders and the Agent with an indemnification satisfactory to the Agent and each Lender with respect thereto. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until payment in full of the Obligations unless otherwise provided herein. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrower shall be liable to, and shall indemnify and hold the Agent or such Lender harmless for, the amount of such payment surrendered until the Agent or such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Agent or the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

         13.9 Indemnification by the Borrower. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by CPV, the Borrower, any Subsidiary or any other Credit Party, or any Environmental Liability related in any way to CPV, the Borrower, any Subsidiary or any other Credit Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Effective Date). All amounts due under this Section 13.9 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Agent, the replacement of any Lender, the termination of the Total Commitments and the repayment, satisfaction or discharge of all the other Obligations.

         13.10 Severability. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such

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

provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

         13.11 Entire Agreement. This Agreement, together with the other Loan Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, Eurodollar Rate Loans and other communications between or among the parties, both oral and written, with respect thereto.

         13.12 Agreement Controls. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any express term of this Agreement, the terms and provisions of this Agreement shall control to the extent of such conflict.

         13.13 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Notes, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be canceled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         13.14 Payments. All principal, interest, and other amounts to be paid by the Borrower under this Agreement and the other Loan Documents shall be paid to the Agent at the Principal Office in Dollars and in immediately available funds, without setoff, deduction or counterclaim. Subject to the definition of "Interest Period" herein, whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of interest and fees, as applicable, and as the case may be.

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         13.15    Confidentiality. Each of the Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under or any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Documents or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from any Credit Party relating to any Credit Party or any of their respective businesses, other than any such information that is available to the Agent or any Lender on a nonconfidential basis prior to disclosure by any Credit Party, provided that, in the case of information received from a Credit Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, "Information" shall not include, and the Borrower, the Administrative Agent, each Lender and the respective Affiliates of each of the foregoing (and the respective partners, directors, officers, employees, agents, advisors and other representatives of each of the foregoing and their Affiliates) may disclose to any and all Persons, without limitation of any kind (a) any information with respect to the U.S. federal and state income tax treatment of the transactions contemplated hereby and any facts that may be relevant to the understanding of such tax treatment, which facts shall not include for this purpose the names of any parties or any other Person named herein, or information that would permit identification of the parties or other Persons, or any pricing terms or other nonpublic business or financial information that is unrelated to such tax treatment or facts, and (b) all materials of any kind (including opinions or other tax analyses) relating to such tax treatment or facts that are provided to any of the Persons referred to above.

         13.16    Tax Forms.

                  (a) (i) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender") shall deliver to the Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement,
         (B) promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and
         (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

                  (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

                  (iii) The Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 6.1 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 13.16(a) or
         (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 13.16(a); provided that if such Lender shall have satisfied the requirement of this Section 13.16(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this
         Section 13.16(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 6.1 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

                  (iv) The Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this Section 13.16(a).

         (b) Upon the request of the Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

         (c) If any Governmental Authority asserts that the Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, and costs and expenses (including Attorney Costs) of the Agent. The obligation of the Lenders under this Section shall survive the termination of the Total Commitments, repayment of all other Obligations hereunder and the resignation of the Agent.

         13.17    Governing Law; Waiver of Jury Trial.

         (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN THOSE SECURITY INSTRUMENTS WHICH EXPRESSLY PROVIDE THAT THEY SHALL BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

         (b) THE BORROWER AND CPV HEREBY EXPRESSLY AND IRREVOCABLY AGREE AND CONSENT THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF PALM BEACH, STATE OF FLORIDA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER AND CPV EXPRESSLY WAIVE ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE BORROWER AND CPV HEREBY IRREVOCABLY SUBMIT GENERALLY AND UNCONDITIONALLY TO

THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

         (c) THE BORROWER AND CPV AGREE THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED IN SECTION 13.2, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF FLORIDA.

         (d) NOTHING CONTAINED IN SUBSECTIONS (a) OR (b) HEREOF SHALL PRECLUDE THE AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE THE BORROWER OR CPV OR ANY OF THE BORROWER'S OR CPV'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE BORROWER AND CPV HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVE, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER THEM AND THEIR PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

         (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE BORROWER, CPV, THE AGENT AND THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

         13.18 USA Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

                         [Signatures on following pages]

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

                         CPT OPERATING PARTNERSHIP L.P.,
                         as Borrower

                         By: Correctional Properties Trust, General Partner

WITNESS:

/s/ Emily A. Sample      By: /s/ Charles R. Jones
--------------------        -------------------------------------
                         Name: Charles R. Jones
/s/ Terry L. Witcher     Title: President & Chief Executive Officer
--------------------

                         CORRECTIONAL PROPERTIES TRUST,
                         as Guarantor

WITNESS:

/s/ Emily A. Sample      By: /s/ Charles R. Jones
--------------------        -----------------------------------------
                         Name: Charles R. Jones
/s/ Terry L. Witcher     Title: President & Chief Executive Officer
--------------------

                         BANK OF AMERICA, N.A.,
                         as Administrative Agent for the Lenders

                         By: /s/ Mary F. Edwards
                            ------------------------------------------
                         Name: Mary F. Edwards
                         Title: Assistant Vice President

                         BANK OF AMERICA, N.A., as Lender

                         By: /s/ Robert Mauriello
                            -----------------------------------------
                         Name: Robert Mauriello
                         Title: Principal

                         Lending Office:
                                  Bank of America, N.A.
                                  101 N. Tryon Street
                                  Independence Center, 15th Floor
                                  NC1-001-15-04
                                  Charlotte, North Carolina  28255
                                  Attention: Agency Services
                                  Telephone: (704) 387-2472
                                  Telefacsimile: (704) 409-0127

                         Wire Transfer Instructions:
                                  Bank of America, N.A.
                                  ABA# 053000196
                                  Account No.: 1366212250600
                                  Reference: Correctional Properties Trust
                                  Attention: Agency Services

                         WACHOVIA BANK, NATIONAL ASSOCIATION,
                         as Lender and as Documentation Agent

                         By: /s/ J. Andrew Phelps
                            ------------------------------------------
                         Name: J. Andrew Phelps
                         Title: Vice President

                         Lending Office:
                                  Andy Phelps
                                  Vice President
                                  301 South College Street, TV-5
                                  Charlotte, NC 28288
                                  Telephone: (704) 383-7239
                                  Telefacsimile: (704) 374-4793
                                  E-Mail: andy.phelps@wachovia.com

                         Wire Transfer Instructions:
                                  Wachovia Bank, National Association
                                  Charlotte, NC
                                  ABA# 053000219
                                  Account No.: 145916 8104011
                                  Account Name: Business & Consumer
                                                Products
                                  Attention: Sharon Gibson

                         SOCIETE GENERALE, as Lender and as
                         Syndication Agent

                         By: /s/ Jeffrey C. Schultz
                            -----------------------------------------
                         Name: Jeffrey C. Schultz
                         Title: Vice President

                         Lending Office:
                                  2001 Ross Avenue, Suite 4800
                                  Dallas, TX 75201

                         Wire Transfer Instructions:
                                  Societe Generale
                                  New York, NY
                                  ABA# 026004226
                                  Account No.: 9051449
                                  Account Name: Correctional Properties
                                  Attention: Laura Fried
                                  Telephone: (212) 278-4615

                         CITICORP NORTH AMERICA, INC.

                         By: /s/ David Bouton
                            ----------------------------------------------
                         Name: David Bouton
                         Title: Vice President

                         Lending Office:
                                  2 Penns Way, Suite 100
                                  New Castle, DE 19720

                         Wire Transfer Instructions:
                                  Citicorp North America, Inc.
                                  New York, NY
                                  ABA# 021-000-089
                                  Account No.: 4078-4524
                                  Account Name: Salomon Smith Barney
                                  Reference: Correctional Properties Trust

                         SOUTHTRUST BANK

                         By: /s/ Juliette S. Stapf
                            -----------------------------------------
                         Name: Juliette S. Stapf
                         Title: Senior Vice President

                         Lending Office:
                                  420 North 20th Street
                                  Birmingham, AL 35203
                                  Facsimile: (727) 898-5319

                         Wire Transfer Instructions:
                                  SouthTrust Bank
                                  Birmingham, AL
                                  ABA# 062000080
                                  Account No.: 131009
                                  Reference: Correctional Properties Corp.
                                  Attention: Ann Akers - Loan Operations
                                  (205) 599-5192 upon receipt

                         RAYMOND JAMES BANK, FSB

                         By: /s/ William C. Beiler
                            -------------------------------------
                         Name: William C. Beiler
                         Title: EVP & CCO

                         Lending Office:
                                  710 Carillon Parkway
                                  St. Petersburg, FL 33716

                         Wire Transfer Instructions:
                                  Raymond James Bank, FSB
                                  Federal Home Loan Bank of Atlanta
                                  Atlanta, GA
                                  ABA# 061-008-766
                                  Account No.: 3574100
                                  Account Name: Raymond James Bank, FSB
                                  Attention: Commercial Loan
                                             Operations/Accounting

                                   EXHIBIT A-1

                   Applicable Revolving Commitment Percentages

                                                       Applicable
                                                        Revolving
                                 Revolving Credit      Commitment
           Lender                   Commitment         Percentage
----------------------------     ----------------     -------------
Bank of America                  $  22,000,000.00     23.1578947368%
Societe Generale                 $  20,000,000.00     21.0526315789%
Wachovia Bank, N.A.              $  20,000,000.00     21.0526315789%
Citicorp North America, Inc.     $  15,000,000.00     15.7894736842%
SouthTrust Bank                  $  10,000,000.00     10.5263157895%
Raymond James Bank, FSB          $   8,000,000.00      8.4210526316%

                                     A-1-1

                                   EXHIBIT A-2

                  Applicable Term Loan B Commitment Percentages

                                                      Applicable
                                   Term Loan B        Term Loan B
           Lender                  Commitment         Percentage
----------------------------     ----------------     -------------

                                      A-2-1

                                    EXHIBIT B

                            ASSIGNMENT AND ASSUMPTION

         This Assignment and Assumption (this "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

         For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Letters of Credit, Guarantees and Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

         1.       Assignor:      ______________________________

         2.       Assignee:      ______________________________ [and is an
                                 Affiliate/Approved Fund of [identify Lender] ]

         3.       Borrower(s):   ______________________________

         4.       Administrative
                  Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

         5.       Credit Agreement: The Amended and Restated Credit Agreement,
                                    dated as of November 25, 2003, among CPT
                                    Operating Partnership

                                    L.P., Correctional Properties Trust, the
                                    Lenders parties thereto, Bank of America, N.A., as Administrative Agent, Wachovia Bank, National Association, as Documentation Agent, and Societe Generale, as Syndication Agent.

         6.       Assigned Interest:

                     AGGREGATE AMOUNT OF       AMOUNT OF           PERCENTAGE
                       COMMITMENT/LOANS       COMMITMENT/          ASSIGNED OF
FACILITY ASSIGNED      FOR ALL LENDERS*     LOANS ASSIGNED*    COMMITMENT/LOANS(1)
___________________________________________________________________________________
_________________(2) $__________________    $______________    ___________________%
_________________    $__________________    $______________    ___________________%
_________________    $__________________    $______________    ___________________%

         * Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

         [7.      Trade Date: __________________]

         Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

         The terms set forth in this Assignment and Assumption are hereby agreed to:

                                 ASSIGNOR

                                 [NAME OF ASSIGNOR]

                                 By:__________________________________________
                                    Title:

                                 ASSIGNEE

                                 [NAME OF ASSIGNEE]

                                 By:__________________________________________
                                    Title:

________________

  1 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

  2 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. "Revolving Credit Commitment", "Term Loan B Commitment", etc.).

[CONSENTED TO AND] Accepted:

[NAME OF ADMINISTRATIVE AGENT],
as Administrative Agent

By:__________________________________________________
   Title:

[CONSENTED TO:]

CPT OPERATING PARTNERSHIP, L.P.

By:__________________________________________________
   Title:

                      ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

                              [___________________]

                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

         1.       Representations and Warranties.

         1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of CPV, the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by CPV, the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

         1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section __ thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

         2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

         3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Florida.

                                    EXHIBIT C

       Notice of Appointment (or Revocation) of Authorized Representative

         Reference is hereby made to the Amended and Restated Credit Agreement dated as of November 25, 2003 (the "Agreement") among CPT Operating Partnership L.P., a Delaware limited partnership (the "Borrower"), Correctional Properties Trust, a Maryland real estate investment trust, the Lenders (as defined in the Agreement), and Bank of America, N.A., as Administrative Agent ("Agent"), Wachovia Bank, National Association, as Documentation Agent, and Societe Generale, as Syndication Agent. Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrower hereby nominates, constitutes and appoints each individual named below as an Authorized Representative under the Loan Documents, and hereby represents and warrants that (i) set forth opposite each such individual's name is a true and correct statement of such individual's office (to which such individual has been duly elected or appointed), a genuine specimen signature of such individual and an address for the giving of notice, and (ii) each such individual has been duly authorized by the Borrower to act as Authorized Representative under the Loan Documents:

Name and Address          Office           Specimen Signature
________________    __________________     __________________
________________    __________________     __________________

The Borrower hereby revokes (effective upon receipt hereof by the Agent) the prior appointment of ________________ as an Authorized Representative.

This the ___ day of __________________, ____.

                         CPT OPERATING PARTNERSHIP L.P.

                         By: _____________________________________
                         Name: ___________________________________
                         Title: __________________________________

                                   EXHIBIT D-1

                            Form of Borrowing Notice

To:      Bank of America, N.A.,
         as Agent
         Independence Center, 15th Floor
         NC1-001-15-04
         Charlotte, North Carolina  28255
         Attention: Agency Services
         Telefacsimile:  (704)409-0127

         Reference is hereby made to the Amended and Restated Credit Agreement dated as of November 25, 2003 (the "Agreement") among CPT Operating Partnership L.P., a Delaware limited partnership (the "Borrower"), Correctional Properties Trust, a Maryland real estate investment trust, the Lenders (as defined in the Agreement), and Bank of America, N.A., as Administrative Agent ("Agent"), Wachovia Bank, National Association, as Documentation Agent, and Societe Generale, as Syndication Agent. Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrower through its Authorized Representative hereby gives notice to the Agent that Revolving Loans of the type and amount set forth below be made on the date indicated:

Type of Revolving Loan    Interest     Aggregate
(check one)               Period(1)    Amount(2)    Date of Revolving Loan(3)
Revolving Loan
Base Rate Loan            _________    _________    _________________________

Eurodollar Rate Loan      _________    _________    _________________________

_______________________________

(1)      For any Eurodollar Rate Loan, one, two, three, six or nine months.

(2) Must be $2,000,000 or if greater an integral multiple of $100,000, unless a Base Rate Refunding Loan.

(3)      At least three (3) Business Days later if a Eurodollar Rate Loan;

         The Borrower hereby requests that the proceeds of Revolving Loans described in this Borrowing Notice be made available to the Borrower as follows:
[insert transmittal instructions].

         The undersigned hereby certifies that:

         1. No Default or Event of Default exists either now or after giving effect to the borrowing described herein; and

                                      D-1-1

         2. All the representations and warranties set forth in Article VIII of the Agreement and in the Loan Documents (other than those expressly stated to refer to a particular date) are true and correct as of the date hereof except that the reference to the financial statements in Section 8.6(a) of the Agreement are to those financial statements most recently delivered to you pursuant to Section 9.1 of the Agreement (it being understood that any financial statements delivered pursuant to Section 9.1(b) have not been certified by independent public accountants) and attached hereto are any changes to the Schedules referred to in connection with such representations and warranties.

         3. All conditions contained in the Agreement to the making of any Loan requested hereby have been met or satisfied in full.

                         CPT OPERATING PARTNERSHIP L.P.

                         BY: ___________________________________
                             Authorized Representative

                         DATE:___________________________________

                                      D-1-2

                                   EXHIBIT D-2

                   Form of Borrowing Notice--Swing Line Loans

To:      Bank of America, N.A.,
         Independence Center, 15th Floor
         NC1-001-15-04
         Charlotte, North Carolina  28255
         Attention: Agency Services
         Telefacsimile:  (704)409-0127

         Reference is hereby made to the Amended and Restated Credit Agreement dated as of November 25, 2003 (the "Agreement") among CPT Operating Partnership L.P., a Delaware limited partnership (the "Borrower"), Correctional Properties Trust, a Maryland real estate investment trust, the Lenders (as defined in the Agreement), and Bank of America, N.A., as Administrative Agent ("Agent"), Wachovia Bank, National Association, as Documentation Agent, and Societe Generale, as Syndication Agent. Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrower through its Authorized Representative hereby gives notice to Bank of America that a Swing Line Loan of the amount set forth below be made on the date indicated:

Amount(1)     Date of Loan
_________     ____________

_______________

         (1) Must be an integral multiple of $200,000 and in increments of $100,000 in excess thereof.

         The Borrower hereby requests that the proceeds of Swing Line Loans described in this Borrowing Notice be made available to the Borrower as follows:
[insert transmittal instructions].

         The undersigned hereby certifies that:

         1. No Default or Event of Default exists either now or after giving effect to the borrowing described herein; and

         2. All the representations and warranties set forth in Article VIII of the Agreement and in the Loan Documents (other than those expressly stated to refer to a particular date) are true and correct as of the date hereof except that the reference to the financial statements in Section 8.6(a) of the Agreement are to those financial statements most recently delivered to you pursuant to Section 9.1 of the Agreement (it being understood that any financial statements delivered pursuant to Section 9.1(b) have not been certified by independent public accountants) and attached hereto are any changes to the Schedules referred to in connection with such representations and warranties.

                                      D-2-1

         3. All conditions contained in the Agreement to the making of any Loan requested hereby have been met or satisfied in full.

                         CPT OPERATING PARTNERSHIP L.P.

                         BY: _________________________________
                             Authorized Representative

                         DATE:________________________________

                                     D-2-2

                                   EXHIBIT E-1

              Form of Revolving Loan Interest Rate Selection Notice

To:      Bank of America, N.A.,
         as Agent
         Independence Center, 15th Floor
         NC1-001-15-04
         Charlotte, North Carolina  28255
         Attention:  Agency Services
         Telefacsimile:  (704) 409-0127

         Reference is hereby made to the Amended and Restated Credit Agreement dated as of November 25, 2003 (the "Agreement") among CPT Operating Partnership L.P., a Delaware limited partnership (the "Borrower"), Correctional Properties Trust, a Maryland real estate investment trust, the Lenders (as defined in the Agreement), and Bank of America, N.A., as Administrative Agent ("Agent"), Wachovia Bank, National Association, as Documentation Agent, and Societe Generale, as Syndication Agent. Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrower through its Authorized Representative hereby gives notice to the Agent of the following selection of a type of Revolving Loan and Interest
Period:

Type of Revolving Loan    Interest     Aggregate
     (check one)          Period(1)    Amount(2)    Date of Revolving Loan(3)
Base Rate Loan            _________    _________    _________________________

Eurodollar Rate Loan      _________    _________    _________________________

_________________

(1) For any Eurodollar Rate Loan, one, two, three, six or nine months.

(2) Must be $2,000,000 or if greater an integral multiple of $100,000, unless a Base Rate Refunding Loan.

(3)      At least three (3) Business Days later if a Eurodollar Rate Loan.

                         CPT OPERATING PARTNERSHIP L.P.

                         BY: _________________________________
                               Authorized Representative

                         DATE: _______________________________

                                      E-1-1

                                   EXHIBIT E-2

               Form of Term Loan B Interest Rate Selection Notice

To:      Bank of America, N.A.,
         as Agent
         Independence Center, 15th Floor
         NC1-001-15-04
         Charlotte, North Carolina  28255
         Attention:  Agency Services
         Telefacsimile:  (704) 409-0127

         Reference is hereby made to the Amended and Restated Credit Agreement dated as of November 25, 2003 (the "Agreement") among CPT Operating Partnership L.P., a Delaware limited partnership (the "Borrower"), Correctional Properties Trust, a Maryland real estate investment trust, the Lenders (as defined in the Agreement), and Bank of America, N.A., as Administrative Agent ("Agent"), Wachovia Bank, National Association, as Documentation Agent, and Societe Generale, as Syndication Agent. Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrower through its Authorized Representative hereby gives notice to the Agent of the following with respect to the Term Loan B Facility:

         [ ] An election of a subsequent Interest Period for Eurodollar Rate Segment(s)

         [ ] A Conversion of Eurodollar Rate Segment(s) into a Base Rate Segment(s)

         [ ]   A Conversion of Base Rate Segment(s) into Eurodollar Rate
               Segment(s)

      Type of Segment
        (check one)             Interest Period(1)    Aggregate Amount(2)    Date of Segment(3)
___________________________     __________________    ___________________    __________________
[ ] Base Rate Segment           __________________    ___________________    __________________
[ ] Eurodollar Rate Segment     __________________    ___________________    __________________

Such Conversion or election of a subsequent Interest Period, as applicable, to occur on ___________ ___, 20___ (a Business Day).

_________________

(1)      For any Eurodollar Rate Segment, [____, ____, ____ or ____ months].

(2)      Must be $_____________ or if greater an integral multiple of $________.

(3)      At least three (3) Business Days later if a Eurodollar Rate Segment

                                      E-2-1

                         CPT OPERATING PARTNERSHIP L.P.

                         BY: ______________________________
                               Authorized Representative

                         DATE: _______________________________

                                     E-2-2

                                   EXHIBIT F-1

                             Form of Revolving Note

                                 Promissory Note

$___________                                               ________,____________
                                                                 ______ __, 200_

         FOR VALUE RECEIVED, CPT OPERATING PARTNERSHIP L.P., a Delaware limited partnership having its principal place of business located in Palm Beach Gardens, Florida (the "Borrower"), hereby promises to pay to the order of ____________________________________ (the "Lender"), in its individual capacity, at the office of BANK OF AMERICA, N.A., as Administrative Agent (the "Agent"), located at One Independence Center, 101 North Tryon Street, NC1-001-15-02, Charlotte, North Carolina 28255 (or at such other place or places as the Agent may designate in writing) at the times set forth in the Amended and Restated Credit Agreement dated as of November 25, 2003 among the Borrower, Correctional Properties Trust, the financial institutions party thereto (collectively, the "Lenders"), the Agent, Wachovia Bank, National Association, as Documentation Agent, and Societe Generale, as Syndication Agent (the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of ___________ DOLLARS ($__________) or, if less than such principal amount, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Agreement on the Revolving Credit Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Article II of the Agreement. All or any portion of the principal amount of Loans may be prepaid or required to be prepaid as provided in the Agreement.

         If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement or if there shall have occurred an Event of Default, the then remaining principal amount and accrued but unpaid interest shall bear interest which shall be payable on demand at the rates per annum set forth in the proviso to Section 2.2(a) of the Agreement. Further, in the event of such acceleration, this Revolving Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Revolving Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest due hereunder thereon at the rates set forth above.

         Interest hereunder shall be computed as provided in the Agreement.

                                     F-1-1

         This Revolving Note is one of the Revolving Notes referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Revolving Loans evidenced hereby were or are made and are to be repaid. This Revolving Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

         Without limiting the generality of the foregoing, this Revolving Note is issued in substitution for, and replacement of, any notes that may have been previously issued to the Lender under the Original Credit Agreement as evidence for the Revolving Loans.

         All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issues against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Revolving Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

         IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.

                                      CPT OPERATING PARTNERSHIP L.P.

WITNESS:

____________________________          By:_______________________________________
                                      Name______________________________________
____________________________          Title:____________________________________

                                     F-1-2

                    ACKNOWLEDGMENT OF EXECUTION ON BEHALF OF
                         CPT OPERATING PARTNERSHIP L.P.

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

         Before me, the undersigned, Notary Public in and for said County and State on this ___ day of November, 2003 A.D., personally appeared ___________________________, known to be the ___________________ of the above-named limited partnership (the "Borrower"), who, being by me duly sworn, said he works at __________________________________________, Florida and that by authority duly given by, and as the act of, the Borrower, the foregoing and annexed Revolving Note dated November 25, 2003, was signed by him as said _______________________ on behalf of the Borrower.

         Witness my hand and official seal this ____ day of November, 2003.

                                        ________________________________________
                                                      Notary Public

(SEAL)

My commission expires: _______________________

                                     F-1-3

                        AFFIDAVIT OF ___________________

         The undersigned, being first duly sworn, deposes and says:

         1. [S]he is a ______________ Vice President of Bank of America, N.A., and works at ________________________.

         2. The Revolving Note of CPT Operating Partnership L.P. to Bank of America, N.A. (the "Agent") dated November ___, 2003 was executed before her/him and delivered to her/him on behalf of the Agent in Charlotte, North Carolina on November ___, 2003.

         This the _____ day of November, 2003.

                                        ________________________________________
                                        [name]

                           ACKNOWLEDGMENT OF EXECUTION

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

         Before me, the undersigned, a Notary Public in and for said County and State on this __ day of November, 2003 A.D., personally appeared
__________________________ who before me affixed her/his signature to the above Affidavit.

         Witness my hand and official seal this ___ day of November, 2003.

                                        ________________________________________
                                                     Notary Public

(SEAL)

My commission expires: ______________________

                                     F-1-4

                                   EXHIBIT F-2

                             Form of Swing Line Note

                                 Promissory Note
                                (Swing Line Note)

$7,500,000                                            __________, ______________
         __________, ________
         FOR VALUE RECEIVED, CPT OPERATING PARTNERSHIP L.P., a Delaware limited partnership having its principal place of business located in Palm Beach Gardens, Florida (the "Borrower"), hereby promises to pay to the order of BANK OF AMERICA, N.A., (the "Swing Line Lender"), in its individual capacity, at the office of BANK OF AMERICA, N.A., as Administrative Agent (the "Agent"), located at One Independence Center, 101 North Tryon Street, NC1-001-15-02, Charlotte, North Carolina 28255 (or at such other place or places as the Agent may designate in writing) at the times set forth in the Amended and Restated Credit Agreement dated as of November 25, 2003 among the Borrower, Correctional Properties Trust, the financial institutions party thereto (collectively, the "Lenders"), the Agent, Wachovia Bank, National Association, as Documentation Agent, and Societe Generale, as Syndication Agent, as amended, supplemented or replaced from time to time, (the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of SEVEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($7,500,000) or, if less than such principal amount, the aggregate unpaid principal amount of all Swing Line Loans made by the Swing Line Lender to the Borrower pursuant to the Agreement on the Facility Termination Date or such earlier date or dates as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Article II of the Agreement. All or any portion of the principal amount of Swing Line Loans may be prepaid or required to be prepaid as provided in the Agreement.

         This Swing Line Note is the Swing Line Note referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Swing Line Loans evidenced hereby were or are made and are to be repaid. This Swing Line Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

         The Agreement provides for the acceleration of the maturity of this Swing Line Note upon the occurrence of certain events and for prepayments of Swing Line Loans upon the terms and conditions specified therein.

         If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement or if there shall have occurred an Event of Default, the then remaining principal amount and accrued but unpaid interest shall bear interest which shall be payable on demand at the rates per annum set forth in Article II of the Agreement. Further, in the event of such acceleration, this Swing

                                     F-2-1

Line Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event any amount evidenced by this Swing Line Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest due hereunder thereon at the rates set forth above.

         Interest hereunder shall be computed as provided in the Agreement.

         Without limiting the generality of the foregoing, this Swing Line Note is issued in substitution for, and replacement of, any notes that may have been previously issued to the Lender under the Original Credit Agreement as evidence for the Swing Line Loans.

         All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issues against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Swing Line Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

         This Swing Line Note shall be governed by, and construed in accordance with, the law of the State of Florida.

         IN WITNESS WHEREOF, the Borrower has caused this Swing Line Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.

                                          CPT OPERATING PARTNERSHIP L.P.
WITNESS:

__________________________________        By:__________________________________
                                          Name:_________________________________
__________________________________        Title:________________________________

                                     F-2-2

                    ACKNOWLEDGMENT OF EXECUTION ON BEHALF OF
                         CPT OPERATING PARTNERSHIP L.P.

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

         Before me, the undersigned, Notary Public in and for said County and State on this ___ day of November, 2003 A.D., personally appeared ___________________________, known to be the ___________________ of the above-named limited partnership (the "Borrower"), who, being by me duly sworn, said he works at __________________________________________, Florida and that by authority duly given by, and as the act of, the Borrower, the foregoing and annexed Swing Line Note dated November __, 2003, was signed by him as said _______________________ on behalf of the Borrower.

         Witness my hand and official seal this __ day of November, 2003.

                                        ________________________________________
                                                      Notary Public

(SEAL)

My commission expires: _______________________

                                     F-2-3

                        AFFIDAVIT OF ___________________

         The undersigned, being first duly sworn, deposes and says:

         1. [S]he is a ______________ Vice President of Bank of America, N.A., and works at _____________________.

         2. The Swing Line Note of CPT Operating Partnership L.P. to Bank of America, N.A. (the "Agent") dated November __, 2003 was executed before her/him and delivered to her/him on behalf of the Agent in Charlotte, North Carolina on November ___, 2003.

         This the __ day of November, 2003.

                                      ________________________________________
                                      [name]

                           ACKNOWLEDGMENT OF EXECUTION

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

         Before me, the undersigned, a Notary Public in and for said County and State on this __ day of November, 2003 A.D., personally appeared
__________________________ who before me affixed her/his signature to the above Affidavit.

         Witness my hand and official seal this ___ day of November, 2003.

                                        ________________________________________
                                                      Notary Public

(SEAL)

My commission expires: ______________________

                                     F-2-4

                                   EXHIBIT F-3

                            Form of Term Loan B Note

                                 Promissory Note

$__________                                                    ________,________
                                                                 ______ __, 200_

         FOR VALUE RECEIVED, CPT OPERATING PARTNERSHIP L.P., a Delaware limited partnership having its principal place of business located in Palm Beach Gardens, Florida (the "Borrower"), hereby promises to pay to the order of _______________________________ (the "Lender"), in its individual capacity, at the office of BANK OF AMERICA, N.A., as Administrative Agent (the "Agent"), located at One Independence Center, 101 North Tryon Street, NC1-001-15-02, Charlotte, North Carolina 28255 (or at such other place or places as the Agent may designate in writing), on the Term Loan B Maturity Date (as defined in the Agreement, defined below), the Lender's Applicable Term Loan B Commitment Percentage of the Term Loan B Outstandings under that certain Amended and Restated Credit Agreement dated as of November 25, 2003 among the Borrower, Correctional Properties Trust, the financial institutions party thereto (collectively, the "Lenders"), the Agent, Wachovia Bank, National Association, as Documentation Agent, and Societe Generale, as Syndication Agent (the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement).

         The Borrower promises to pay interest on the unpaid principal amount of the portion of the Term Loan B made by the Lender from the funding date of the Term Loan B until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Agreement. All payments of principal and interest shall be made to the Agent at the address provided above in lawful money of the United States of America, in immediately available funds.

         If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement or if there shall have occurred an Event of Default, the then remaining principal amount and accrued but unpaid interest shall bear interest which shall be payable on demand at the rates per annum set forth in the proviso to Section 2.2(a) of the Agreement. Further, in the event of such acceleration, this Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest due hereunder thereon at the rates set forth above.

         Interest hereunder shall be computed as provided in the Agreement.

         This Note is one of the Term Loan B Notes referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is

                                     F-3-1
hereby made for a more complete statement of the terms and conditions upon which the Term Loan B evidenced hereby was made and is to be repaid. This Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

         All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issues against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.

                                     CPT OPERATING PARTNERSHIP L.P.

WITNESS:

____________________________         By:________________________________________
                                     Name_______________________________________
____________________________         Title:_____________________________________

                                     F-3-2

                    ACKNOWLEDGMENT OF EXECUTION ON BEHALF OF
                         CPT OPERATING PARTNERSHIP L.P.

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

         Before me, the undersigned, Notary Public in and for said County and State on this ___ day of __________, _______ A.D., personally appeared ___________________________, known to be the ___________________ of the above-named limited partnership (the "Borrower"), who, being by me duly sworn, said he works at __________________________________________, Florida and that by authority duly given by, and as the act of, the Borrower, the foregoing and annexed Term Loan B Note dated ________ ___, _____, was signed by him as said _______________________ on behalf of the Borrower.

      Witness my hand and official seal this ____ day of __________, ____.

                                        ________________________________________
                                                      Notary Public

(SEAL)

My commission expires: _______________________

                                     F-3-3

                        AFFIDAVIT OF ___________________

         The undersigned, being first duly sworn, deposes and says:

         1. [S]he is a ______________ Vice President of Bank of America, N.A., and works at___________________.

         2. The Term Loan B Note of CPT Operating Partnership L.P. to Bank of America, N.A. (the "Agent") dated __________, _____ was executed before her/him and delivered to her/him on behalf of the Agent in Charlotte, North Carolina on ___________, _____.

         This the _____ day of _________, _____.

                                            ____________________________________
                                            [name]

                           ACKNOWLEDGMENT OF EXECUTION

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

         Before me, the undersigned, a Notary Public in and for said County and State on this __ day of __________, ______ A.D., personally appeared __________________________ who before me affixed her/his signature to the above Affidavit.

         Witness my hand and official seal this ___ day of __________, ____.

                                            ____________________________________
                                                        Notary Public

(SEAL)

My commission expires: ______________________

                                     F-3-4

                                   EXHIBIT G-1

                      Form of Opinion of Borrower's Counsel

                                  See attached.

                                     G-1-1

                                   EXHIBIT G-2

                        Form of Opinion of Local Counsel

                                  See attached.

                                     G-2-1

                                    EXHIBIT H

                             Compliance Certificate

Bank of America, N.A., as Agent
Independence Center, 15th Floor
NC1-001-15-02
Charlotte, North Carolina  28255
Attention: Agency Management
Telefacsimile: (704) 409-0638

With a copy to:

Bank of America, N.A.
100 North Tryon Street
Charlotte, North Carolina  28255
Attention: Mr. Robert Mauriello
Telefacsimile: (704) 388-0960

Reference is hereby made to the Amended and Restated Credit Agreement dated as of November 25, 2003 (the "Agreement") among CPT Operating Partnership L.P., a Delaware limited partnership (the "Borrower"), Correctional Properties Trust, a Maryland real estate investment trust, the Lenders (as defined in the Agreement) and Bank of America, N.A., formerly known as NationsBank, N.A., as Administrative Agent for the Lenders ("Agent"), Wachovia Bank, National Association, as Documentation Agent, and Societe Generale, as Syndication Agent. Capitalized terms used but not otherwise defined herein shall have the respective meanings therefor set forth in the Agreement. The undersigned, a duly authorized and acting Authorized Representative, hereby certifies to you as of __________ (the "Determination Date") as follows:

1.       Calculations:

         A.       Compliance with Section 10.1(a):  Consolidated Net Worth

                  1.    Issued and outstanding share capital           $________

                  2.    Additional paid-in capital and retained
                        income (retained deficit to be expressed
                        as a negative)                                 $________

                  3.    Amount of foreign currency translation
                        adjustment (any negative adjustment
                        to be expressed as a negative)                 $________

                  4.    Amount of Treasury Stock                       $________

                  5.    Consolidated Shareholders' Equity
                        (A.1 + A.2 + A.3 - A.4)                        $________

                  6.    Reserves (other than contingency reserves
                        not allocated to any particular purpose)       $________

                  7.    A.5 minus A.6                                  $________

                        REQUIRED:

                        (I)   $180,500,000; PLUS                       $________

                        (II)  85% OF AGGREGATE
                              INCREASES IN STATED
                              CAPITAL AND PAID-IN CAPITAL FROM
                              THE ISSUANCE OF EQUITY SECURITIES
                              OR OTHER CAPITAL INVESTMENTS
                              AFTER SEPTEMBER 30, 2003;                $________
                              TOTAL REQUIREMENT                        $________

B.       Compliance with Section 10.1(b): Consolidated Interest Coverage Ratio

         1.       Consolidated Adjusted EBITDA
                  for most recent four Fiscal
                  Quarters* +

                  (i)   Consolidated Net Income, plus                  $________

                  (ii)  Consolidated Interest Expense,**
                        plus                                           $________

                  (iii) taxes on income, plus                          $________

                  (iv)  amortization, plus                             $________

                  (v)   depreciation, minus                            $________

                  (vi)  amount of actual cash expenditures
                        for maintenance-related Capital
                        Expenditures                                   $________
                                       Total                           $________

                  2.    Consolidated Interest Expense                  $________

                  3.    Ratio of Consolidated Adjusted
                        EBITDA (B.1) to Consolidated Interest
                        Expense (B.2) ____ to 1.00                     $________

                        REQUIRED:  NOT LESS THAN 2.25 TO 1.00.

                        * See Schedules I and II for calculation of Consolidated Adjusted EBITDA and Annualized EBITDA, if applicable, for any Qualifying Property.

                        ** See Schedule III for calculation of Interest Expense with respect to Qualifying Property not owned by the Borrower or any Subsidiary for the entire applicable Four-Quarter Period; Excludes interest expense relating to Non-Recourse Indebtedness and interest expense relating to a Qualifying Property subject to a Disposition during the applicable period.

                        + Excluding Qualifying Properties financed with Non-Recourse Indebtedness and those leased pursuant to a lease with a remaining term of less than 55 years or subject to a Disposition during the applicable period.

C. Compliance with Section 10.1(c): Ratio of Consolidated Total Liabilities to Consolidated Total Assets

         1.       Consolidated Total Liabilities                    $___________

         2.       Consolidated Total Assets                         $___________

         3.       Ratio of Consolidated Total Liabilities (C.1)
                  to Consolidated Total Assets (C.2)                ____ to 1.00

                  REQUIRED: NOT GREATER THAN .55 TO 1.00.

D.       Compliance with Section 10.1(d): Consolidated Total Indebtedness

         1.       Consolidated Total Indebtedness (excludes
                  Non-Recourse Indebtedness)                        $___________

         2.       Consolidated Adjusted EBITDA (see B.1) X 3.75     $___________

                  REQUIRED: CONSOLIDATED TOTAL INDEBTEDNESS
                  NOT TO EXCEED 3.75 TIMES CONSOLIDATED
                  ADJUSTED EBITDA

E.       Compliance with Section 10.1(e): Consolidated Secured Indebtedness

         1.       Consolidated Secured Indebtedness
                  (excludes Non-Recourse Indebtedness)              $___________

         2.       Consolidated Total Value                          $___________

         3.       Aggregate value of all Qualifying
                  Properties acquired with Indebtedness described in Section 10.5(h) (determined at the lower of the Historical Cost or Appraised Value of all such Qualifying Properties, collectively) $___________

         4.       E.2 + E.3                                         $___________

         5.       Ratio of E.1 to E.4                                 __ to 1.00

                  REQUIRED: NOT GREATER THAN .50 TO 1.00

F.       Compliance with Section 10.1(f): Consolidated Fixed Charges Coverage
Ratio

         1.       Consolidated Interest Expense (see B.1(ii))       $___________

         2.       Current maturities of Consolidated
                  Funded Indebtedness (excludes Non-Recourse
                  Indebtedness)                                     $___________

         3.       Restricted Payments paid or accrued
                  in respect of preferred stock                     $___________

         4.       Consolidated Rental Expenses**                    $___________

         5.       Consolidated Fixed Charges
                  (F.1 + F.2 + F.3 + F.4)                           $___________

         6.       Consolidated Adjusted EBITDA (see B.1)            $___________

         7.       Consolidated Rental Expenses**                    $___________

         8.       Consolidated Adjusted EBITDAR
                  (F.6 + F.7)                                       $___________

         9.       Ratio of Consolidated Adjusted EBITDAR (F.8)
                  to Consolidated Fixed Charges (F.5)

                  REQUIRED: NOT LESS THAN 2.00 TO 1.00

                  ** See Schedule III for calculation of Rental Expense with respect to Qualifying Property not owned by the Borrower or any Subsidiary for the entire applicable Four-Quarter Period, excluding rental expense relating to Qualifying Property financed with Non-Recourse Indebtedness and rental expense relating to a Qualifying Property subject to a Disposition during the applicable period.

G.       Borrowing Base
         See attached Borrowing Base Certificate

H.       Compliance with Section 10.3(d):  Capital Expenditures

         1.       Capital Expenditures for construction
                  of new facilities                                 $___________

         2.       Consolidated Total Value                          $___________

         3.       H.2 x 25%                                         $___________

                  REQUIRED: CAPITAL EXPENDITURES FOR NEW CONSTRUCTION (H.1) MAY NOT EXCEED H.3.

I.       Compliance with Section 10.5(f): Purchase Money Indebtedness

         1.       Purchase Money Indebtedness:                      $___________

                  REQUIRED: NOT GREATER THAN $1,000,000

J.       Compliance with Section 10.5(h):  Secured Indebtedness

         1.       Original principal amount of secured Indebtedness
                  complying with Section 10.5(h):                   $___________

         2.       Appraised Value
                  of each Qualifying
                  Property securing              Original Principal
                  any Indebtedness               Amount of Related
                  included in I.1                Indebtedness

                  $____________                  $______________
                  $____________                  $______________
                  $____________                  $______________
                  $____________                  $______________
                  $____________                  $______________

                  REQUIRED: AMOUNT OF INDEBTEDNESS MAY NOT EXCEED 100% OF APPRAISED VALUE OF QUALIFYING PROPERTY SECURING SUCH INDEBTEDNESS.

K. Compliance with Section 10.5(i): Additional unsecured Indebtedness for Money Borrowed

         1.       Additional Unsecured Indebtedness
                  for Money Borrowed:                               $___________

         2.       Consolidated Total Value                          $___________

         3.       K.2 x 5%                                          $___________

                  REQUIRED: ADDITIONAL UNSECURED INDEBTEDNESS (K.1) MAY NOT EXCEED K.3

L.       Compliance with Sections 10.7(e): Investments

         1.       Principal amount of Non-Conforming
                  Investments:                                      $___________

         2.       Loans and investments in
                  Unrestricted Subsidiaries:                        $___________

         3.       Total                                             $___________

         4.       5% of Consolidated Total Value (K.3)              $___________

                  REQUIRED:

                  NON-CONFORMING INVESTMENTS AND LOANS
                  AND INVESTMENTS IN UNRESTRICTED
                  SUBSIDIARIES (L.3) MAY NOT EXCEED
                  5% OF CONSOLIDATED TOTAL VALUE (L.4)

M.       Compliance with Section 10.9: Restricted Payments

         1.       Restricted Payments permitted under Section 10.9
                  during most recently ended
                  Fiscal Year:                                      $___________

         2.       Cash Available for Distribution                   $___________

         3.       Funds from Operations X 95%                       $___________

         4.       Lesser of M.2 and M.3                             $___________

         5.       Capital Gains during such Fiscal Year             $___________

                  REQUIRED: RESTRICTED PAYMENTS (M.1) MAY
                  NOT EXCEED THE SUM OF M.4 AND M.5.

2.       No Default

         1.       Since __________ (the date of the last similar certification),
                  (a) the Borrower has not defaulted in the keeping, observance, performance or fulfillment of its obligations pursuant to any of the Loan Documents; and (b) no Default or Event of Default specified in Article XI of the Agreement has occurred and is continuing.

         2. If a Default or Event of Default has occurred since __________ (the date of the last similar certification), the Borrower proposes to take the following action with respect to such Default or Event of Default:

                  (Note, if no Default or Event of Default has occurred, insert "Not Applicable").

The Determination Date is the date of the last required financial statements submitted to the Lenders in accordance with Section 9.1 of the Agreement.

IN WITNESS WHEREOF, I have executed this Certificate this _____ day of __________, _____.

                                        CPT OPERATING PARTNERSHIP L.P.

                                        By:_____________________________________
                                               Authorized Representative

                      Schedule I to Compliance Certificate
                          Consolidated Adjusted EBITDA

1.       Quarterly Consolidated Adjusted EBITDA:
                  (Including only properties operational for entire Four-Quarter period) +

                                               Q1         Q2        Q3        Q4      Rolling 4Q
                                               --         --        --        --      ----------
A.    Consolidated Net Income
      (from financial statements)         $        xx   $  xx    $    xx    $   xx    $    xx
B.    Less: Net Gains or other
      extraord. defined in
      Credit Agreement                             xx      xx         xx        xx         xx
C.    Plus:  Consolidated Interest Exp.            xx      xx         xx        xx         xx
D.    Taxes on Income                              xx      xx         xx        xx         xx
E.    Amortization                                 xx      xx         xx        xx         xx
F.    Depreciation                                 xx      xx         xx        xx         xx
                                          -----------   -----    -------    ------    -------
G.    Consolidated EBITDA                          xx      xx         xx        xx         xx

H.    Maintenance Capital Expend.                  xx      xx         xx        xx         xx
                                          -----------   -----    -------    ------    -------
I.    Consolidated Adjust EBITDA (G - H)                                              $______
J.    EBITDA of Unrestricted Subsidiaries                                             $______
K.    Annualized EBITDA (from Schedule 2 H-7)                                         $______
L.    Consolidated Adjusted EBITDA (I - J + K)                                        $______

        + Excludes Qualifying Properties financed with Non-Recourse Indebtedness and those leased pursuant to a lease with a remaining term of less than 55 years or subject to a Disposition during the applicable period.

                                   Schedule II

                                Annualized EBITDA

Annualized EBITDA for Qualifying Properties not operational for entire four-quarter period.

                                                       Prop 1       Prop 2      Prop 3       Prop 4       Total
                                                       ------       ------      ------       ------
A. Net Income

B. Interest Expense

C. Taxes on Income

D. Amortization

E. Depreciation

F. EBITDA

G. Time Operational

H. Applicable Multiple*

I. Annualized EBITDA (F. X H.)                         ------       ------      -------      ------       $-----

*The following are the applicable multiples:

Time Operational                                     Multiple
----------------                                     --------
Less than one quarter                                N/A**
one quarter                                          4
two quarters                                         2
three quarters                                       4/3

**If the property meets the requirements of the Credit Agreement, Annualized EBITDA will be based on pro forma project results of operations for a period of four quarters prepared by the Borrower and acceptable to the Agent.

                                  Schedule III

Annualized interest expenses for Qualifying Properties not owned or leased by Borrower or Subsidiary for entire four-quarter period.

                                                       Prop 1       Prop 2      Prop 3       Prop 4       Total
                                                       ------       ------      ------       ------       -----
A.  Interest Expense with respect to
    Qualifying Property

B.  Time owned or leased by Borrower or Subsidiary

C.  Applicable Multiple*

D.  Annualized Interest (A. X C.)                      ------       ------      ------       ------       $-----

*The following are the applicable multiples:

Time owned or leased by Borrower
of Subsidiary                                       Multiple
--------------------------------                    --------
Less than one quarter                               N/A**
one quarter                                         4
two quarters                                        2
three quarters                                      4/3

**If the property meets the requirements of the Credit Agreement, interest expense with respect to such property for purposes of calculating Consolidated Interest Expense will be based upon a pro forma annualized estimate of such interest expense prepared by the Borrower and acceptable to the Agent.

                                   Schedule IV

Annualized rental expenses for Qualifying Properties not owned or leased by Borrower or Subsidiary for entire four-quarter period.

                                                       Prop 1       Prop 2      Prop 3       Prop 4       Total
                                                       ------       ------      ------       ------
A.  Rental Expense with respect to
    Qualifying Property

B.  Time owned or leased by Borrower or Subsidiary

C.  Applicable Multiple*

D.  Annualized Rental Expense (A. X C.)                ------       ------      ------       ------       $-----

*The following are the applicable multiples:

Time owned or leased by Borrower
of Subsidiary                                      Multiple
--------------------------------                   --------
Less than one quarter                              N/A**
one quarter                                        4
two quarters                                       2
three quarters                                     4/3

**If the property meets the requirements of the Credit Agreement, rental expense with respect to such property for purposes of calculating Consolidated Rental Expense will be based upon a pro forma annualized estimate of such rental expense prepared by the Borrower and acceptable to the Agent.

                                    EXHIBIT I

                            Form of Facility Guaranty

                                  See attached.

                                    EXHIBIT J

                       Form of Borrowing Base Certificate

The undersigned Authorized Representative of CPT Operating Partnership L.P. hereby certifies the following to be true and correct as of the [last day of preceding month]:

A.       Appraised Values of Pledged Properties in Pledge Pool

         1._____________________________    $___________________________________

         2._____________________________    $___________________________________

         3._____________________________    $___________________________________

         4._____________________________    $___________________________________

         5._____________________________    $___________________________________

         6._____________________________    $___________________________________

         7._____________________________    $___________________________________

         8._____________________________    $___________________________________

         9.Total                            $___________________________________

         10.Line 9 x 50%                    $___________________________________

B.       Historical Cost of Pledged Properties on Pledge Pool

         1._____________________________    $___________________________________

         2._____________________________    $___________________________________

         3._____________________________    $___________________________________

         4._____________________________    $___________________________________

         5._____________________________    $___________________________________

         6._____________________________    $___________________________________

         7._____________________________    $___________________________________

         8._____________________________    $___________________________________

         9. Total                           $___________________________________

         10. Line 9 x 50%                   $___________________________________

C.       Lesser of A.___ and B.___          $___________________________________

D. [Since ____________ (the date of the last similar certification) and as of the date hereof, each Pledged Property indicated as constituting a part of the Pledge Pool on Schedule 4.3 has qualified and does qualify as an Eligible Property, as evidenced by the Eligible Property Compliance Certificate most recently delivered to the Agent with respect to such Pledged Property, there has been no material change in any of the information set forth in such Eligible Property Compliance Certificate and no amendment, modification or alteration has occurred with respect to the Security Lease and Operating Agreement, if any, attached thereto.][Since ______________ (the date of the last similar certification) the property known as ______________________________ has ceased to qualify as an Eligible Property or has been released from the Mortgage as provided in Section 4.4(b). A new Schedule 4.3 reflecting the deletion of such property from the Pledge Pool is being delivered herewith.]

         Capitalized terms used but not otherwise defined herein shall have the respective meanings therefor set forth in the Amended and Restated Credit Agreement dated as of November 25, 2003 among CPT Operating Partnership L.P., Correctional Properties Trust, Bank of America, N.A., as Administrative Agent, Wachovia Bank, National Association, as Documentation Agent, and Societe Generale, as Syndication Agent.

         EXECUTED THIS ___ DAY OF____________________________, ____.

                                              CPT OPERATING PARTNERSHIP L.P.

                                              By: ______________________________
                                                    Authorized Representative

                                    EXHIBIT K

                                Form of Mortgage

                                  See attached.

                                    EXHIBIT L

                    Eligible Property Compliance Certificate

Bank of America, N.A.,
    as Agent
Independence Center, 15th Floor
NC1-001-15-02
Charlotte, North Carolina  28255
Attention: Agency Management
Telefacsimile: (704) 409-0638

With a copy to:

Bank of America, N.A.
NC1-007-17-15
100 North Tryon Street, 17th Floor
Charlotte, NC 28255
Telefacsimile: (704) 388-0960

         Reference is hereby made to the Amended and Restated Credit Agreement dated as of November 25, 2003 (the "Agreement"), among CPT Operating Partnership L.P., a Delaware limited partnership (the "Borrower"), Correctional Properties Trust, a Maryland real estate investment trust, the Lenders (as defined in the Agreement), Bank of America, N.A., as Administrative Agent ("Agent"), Wachovia Bank, National Association, as Documentation Agent, and Societe Generale, as Syndication Agent. Capitalized terms used but not otherwise defined herein shall have the respective meanings therefor set forth in the Agreement. The undersigned, a duly authorized and acting Authorized Representative, hereby certifies to you as follows with respect to that certain real property and the improvements located thereon commonly known as __________________ (the "___________ Facility"):

         [The ____________ Facility qualifies as an Eligible Property by satisfying the requirements of items (a) through (g) of the definition thereof as follows:

         A.       The ____________ Facility is located in ______________ [must be within the United States or one of its territories]. [The $____________ Facility is owned in fee simple by CPV or the BORROWER.] [The Borrower or CPV has a leasehold interest in the _______________ Facility for a remaining term exceeding that of the related Security Lease and of at least 55 years in length.]

         B. As evidenced by the title report attached hereto as Exhibit A, the _________ Facility is unencumbered by any Liens, encumbrances, easements, restriction or other matters of record except for Permitted Encumbrances and the related Security Lease.

         C. Attached hereto as Exhibit B is a structural inspection report performed by ___________, which evidences that the ___________ Facility is free from structural defects.

         D. Attached hereto as Exhibit C is a Phase I environmental assessment dated not earlier than six months prior to the date hereof (and if required or recommended by the results of such Phase I environmental assessment, a Phase II environmental assessment).

         E. Attached hereto as Exhibit D is the Security Lease relating to the ________ Facility, with which the Borrower is in full compliance.

         F. The Lease Party to the Security Lease is [WCC] [CCA] [a Governmental Authority whose unsecured long-term Indebtedness is rated BBB-/Baa3 or better by S&P and Moody's][__[other entity approved by the Agent (or, in the case of the Delaney Hall Property only, CCC)]___].

         G. Attached hereto as Exhibit E is the operating or management agreement relating to the _________ Facility, under which the Lease Party is in full compliance; [in the case of Qualifying Properties located in New Jersey only, attached hereto, as Exhibits E and F are (i) in the case of the Delaney Hall Property, the Support Services Provider Agreement dated August 7, 1996 or, in the case of other Qualifying Properties located in New Jersey, a similar operating agreement, between CCC and Education & Health Centers of America, Inc. or a similar not-for-profit institution (a "Conduit Party") relating to the _____ Facility, and (ii) the management or operating agreement between the Conduit Party and the related Contract Party, under which all parties thereto are in full compliance]

         With respect to the Delaney Hall Property, in establishing or maintaining compliance with the requirements of paragraph G above, replacements to or substitutions for the Management Agreements described above shall be permitted so long as (i) one or more management and operating agreements are in effect between Education & Health Centers of America, Inc. and one or more Governmental Authority for the Delaney Hall Property, and (ii) the occupancy rate of the Delaney Hall Property does not fall below 70% for more than two consecutive months.

         [The _________ Facility qualifies as an Eligible Property under item
(h) of the definition thereof and [add listing of other items required by the Required Lenders under (h)].

         IN WITNESS WHEREOF, I have executed this Certificate this _____ day of __________, _____.

                                    By: _______________________________________
                                        Authorized Representative

                                    Name:_______________________________________

                                    Title:______________________________________

                                    EXHIBIT M

                          Form of Estoppel Certificate

                                  See attached.

                                    EXHIBIT N

                          Form of Consent to Assignment

                                  See attached.

                                    EXHIBIT O

         Form of Subordination, Non-Disturbance and Attornment Agreement

                                  See attached.

                                   EXHIBIT P-1

         Form of Amendment Agreement for Revolving Credit Discretionary Commitments

                              Amendment No. ___ to
                                Credit Agreement

         THIS AMENDMENT AGREEMENT is made and entered into this _____ day of __________, ____, by and among CPT OPERATING PARTNERSHIP L.P., a Delaware limited partnership (the "Borrower"), CORRECTIONAL PROPERTIES TRUST, a Maryland real estate investment trust ("CPV"), BANK OF AMERICA, N.A. as Administrative Agent (the "Agent") for the lenders (the "Lenders") party to a Credit Agreement dated November 25, 2003, among such Lenders, Borrower, the Agent, Wachovia Bank, National Association, as Documentation Agent, and Societe Generale, as Syndication Agent as amended (the "Agreement") and Lenders party to this Amendment Agreement.

                              W I T N E S S E T H:

         WHEREAS, the Borrower, CPV, the Lenders, the Agent, Wachovia Bank, National Association, as Documentation Agent, and Societe Generale, as Syndication Agent have entered into the Agreement pursuant to which the Lenders have agreed to make Revolving Loans to the Borrower in the principal amount of $95,000,000 as evidenced by the Notes (as defined in the Agreement); and

         WHEREAS, the undersigned Lenders have agreed to provide to Borrower Revolving Loans of up to $______________, thereby increasing the Total Revolving Credit Commitment to $______________, as indicated in Exhibit A-1 hereto, and the parties hereto desire to amend the Agreement in the manner herein set forth effective as of the date hereof;

         NOW, THEREFORE, the Borrower, the Agent and the undersigned Lenders do hereby agree as follows:

         1. Definitions. The term "Agreement" as used herein and in the Loan Documents (as defined in the Agreement) shall mean the Agreement as hereby amended and modified. Unless the context otherwise requires, all terms used herein without definition shall have the definition provided therefor in the Agreement.

         2. Amendments. Subject to the conditions hereof, the Agreement is hereby amended, effective as of the date hereof, by deleting Exhibit A-1 and inserting in lieu thereof Exhibit A-1 attached hereto, and each of the undersigned Lenders agrees by the execution of this Amendment Agreement that it shall be a party to the Agreement and shall provide to the Borrower its Revolving Credit Commitment.

         3. Representations and Warranties. The Borrower and CPV hereby certify that:

         (a)      The representations and warranties made by Borrower and CPV in
Article VIII thereof are true on and as of the date hereof except that the financial statements referred to in

                                     P-1-1

Section 8.6(a) shall be those most recently furnished to each Lender pursuant to
Section 9.1(a) and (b);

         (b) There has been no material change in the condition, financial or otherwise, of CPV, and its Subsidiaries since the date of the most recent financial reports of CPV received by each Lender under Section 9.1 thereof, other than changes in the ordinary course of business, none of which has been a material adverse change;

         (c) The business and properties of CPV and its Subsidiaries are not, and since the date of the most recent financial report of CPV and its Subsidiaries received by each Lender under Section 9.1 thereof have not been, adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

         (d) No event has occurred and no condition exists which, upon the consummation of the transaction contemplated hereby, constituted a Default or an Event of Default on the part of the Borrower under the Agreement or the Notes either immediately or with the lapse of time or the giving of notice, or both.

         4. Conditions. As a condition to the effectiveness of this Amendment Agreement, the Borrower and CPV shall deliver, or cause to be delivered to the Agent, the following:

         (a)      __________ (____) executed counterparts of this Amendment
Agreement;

         (b) A fully-executed executed Note payable to each of the undersigned Lenders in the amount of such Lender's Revolving Credit Commitment;

         (c)      All items, if any, required to be delivered pursuant to
Section 4.4(e) of the Agreement;

         (d) Resolutions of the governing bodies of the Borrower and CPV, respectively, authorizing the incurrence of such Discretionary Commitment and authorizing the appropriate officers of each such entity to execute and deliver all documentation reasonably required by the Agent and/or the Lender Party hereto relating to the Discretionary Increase; and

         (e) An opinion of counsel to each of the Borrower and CPT as to such matters as may be reasonably requested by the Agent and its counsel in connection with such Discretionary Increase.

         5. Other Documents. All instruments and documents incident to the consummation of the transactions contemplated hereby shall be satisfactory in form and substance to the Agent and its counsel; the Agent shall have received copies of all additional agreements, instruments and documents which it may reasonably request in connection therewith, including evidence of the authority of CPV and the Borrower to enter into the transactions contemplated by this Amendment Agreement, in each case such documents, when appropriate, to be certified by

                                     P-1-2
appropriate corporate or governmental authorities; and all proceedings of CPV and the Borrower relating to the matters provided for herein shall be satisfactory to the Agent and its counsel.

         6. Entire Agreement. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, conditions, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and no one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Amendment Agreement or otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any other party to the other. None of the terms of conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, signed by all the parties hereto, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.

         7. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

                                     P-1-3

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                       CPT OPERATING PARTNERSHIP L.P.
WITNESS:

_____________________________          By: Correctional Properties Trust,
                                           General Partner

_____________________________
                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                       CORRECTIONAL PROPERTIES TRUST
WITNESS:

_____________________________
                                       By:______________________________________
                                       Name:____________________________________
_____________________________          Title:___________________________________

                                     P-1-4

                                       BANK OF AMERICA, N.A.,
                                       as Agent

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                     P-1-5

                                       [Insert Name of Lender]

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                     P-1-6

                                   EXHIBIT A-1

                        Applicable Commitment Percentages

                                     P-1-7

                                   EXHIBIT P-2

            Form of Amendment Agreement for Discretionary Commitments
                       Providing for Term Loan B Facility

                              Amendment No. ___ to
                                Credit Agreement

         THIS AMENDMENT AGREEMENT is made and entered into this _____ day of ________, ____, by and among CPT OPERATING PARTNERSHIP L.P., a Delaware limited partnership (the "Borrower"), CORRECTIONAL PROPERTIES TRUST, a Maryland real estate investment trust ("CPV"), BANK OF AMERICA, N.A. (the "Agent"), as Administrative Agent for the lenders (the "Lenders") party to a Credit Agreement dated November 25, 2003 among such Lenders, Borrower and the Agent, as amended (the "Agreement") and the Term Loan B Lenders party to this Amendment Agreement.

                              W I T N E S S E T H:

         WHEREAS, the Borrower, CPV, the Agent and the Lenders have entered into the Agreement pursuant to which the Lenders have agreed to make Revolving Loans to the Borrower in the principal amount of $95,000,000 as evidenced by the Notes (as defined in the Agreement) and have agreed that upon the satisfaction of certain conditions set forth therein, a Term Loan B Facility may be provided; and

         WHEREAS, the undersigned Term Loan B Lenders have agreed to provide to Borrower a Term Loan B in the principal amount of $______________, thereby creating the Term Loan B Facility with each Term Loan B Lender having the respective Term Loan B Commitment as indicated in Exhibit A-2, and the parties hereto desire to amend the Agreement in the manner herein set forth effective as of the date hereof;

         NOW, THEREFORE, the Borrower, the Agent and the Term Loan B Lenders do hereby agree as follows:

         1. Definitions. The term "Agreement" as used herein and in the Loan Documents (as defined in the Agreement) shall mean the Agreement as hereby amended and modified. Unless the context otherwise requires, all terms used herein without definition shall have the definition provided therefor in the Agreement.

         2. Amendments. Subject to the conditions hereof, the Agreement is hereby amended, effective as of the date hereof, by deleting Exhibit A-2 and inserting in lieu thereof Exhibit A-2 attached hereto, and each of the undersigned Term Loan B Lenders agrees by the execution of this Amendment Agreement that it shall be a party to the Agreement and shall provide to the Borrower its Term Loan B Commitment.

         3.       Terms of Term Loan B Facility.

         (a) The principal amount of the Term Loan B Facility shall be $____________.

                                     P-2-1

         (b) The Term Loan B Facility shall become effective on the later to occur of the Term Loan B Effective Date, as defined in Section 6 below, or _______ __, 200_.

         (c) Principal of the Term Loan B shall be due in the following amounts on the following dates:

                  [to be completed]

         (d)      In addition to the mandatory prepayment set forth in Section
2.13 of the Agreement, the Term Loan B shall be subject to [optional and/or mandatory] prepayment as follows:

         (e) The Applicable Margin for the Term Loan B Facility shall be as follows:

         (f) There shall not be more than _____ (___) [three, maximum] Interest Periods in effect on any day with respect to the Term Loan B Facility.

         (g)      The Term Loan B Maturity Date shall be _________, _____.

         4. Representations and Warranties. The Borrower and CPV hereby certify that:

         (a)      The representations and warranties made by Borrower and CPV in
Article VIII thereof are true on and as of the date hereof except that the financial statements referred to in Section 8.6(a) shall be those most recently furnished to each Lender pursuant to Section 9.1(a) and (b);

         (b) There has been no material change in the condition, financial or otherwise, of CPV, and its Subsidiaries since the date of the most recent financial reports of CPV received by each Lender under Section 9.1 thereof, other than changes in the ordinary course of business, none of which has been a material adverse change;

         (c) The business and properties of CPV and its Subsidiaries are not, and since the date of the most recent financial report of CPV and its Subsidiaries received by each Lender under Section 9.1 thereof have not been, adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

         (d) No event has occurred and no condition exists which, upon the consummation of the transaction contemplated hereby, constituted a Default or an Event of Default on the part of the Borrower under the Agreement or the Notes either immediately or with the lapse of time or the giving of notice, or both.

         5. [Representations and Warranties of New Lender(s) Providing Discretionary Commitment(s). [Add applicable reps for any New Lender as are required of Eligible Assignee.]

                                     P-2-2

         6. Conditions. As a condition to the effectiveness of this Amendment Agreement and the Term Loan B Facility (the "Term Loan B Effective
Date), the Borrower and CPV shall deliver, or cause to be delivered to the Agent, the following:

         (a)      __________ (____) executed counterparts of this Amendment
Agreement;

         (b) A fully-executed executed Term Loan B Note payable to each of the undersigned Term Loan B Lenders in the amount of such Lender's Term Loan B Commitment;

         (c)      All items, if any, required to be delivered pursuant to
Section 4.4(e) of the Agreement;

         (d) The Borrower shall have prepaid Revolving Loans (and paid any additional amounts required pursuant to Section 6.5 of the Agreement) to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Applicable Revolving Commitment Percentage arising from any nonratable increase in the Revolving Credit Commitments pursuant to this Amendment Agreement;

         (e) Resolutions of the governing bodies of the Borrower and CPV, respectively, authorizing the incurrence of such Discretionary Commitment and authorizing the appropriate officers of each such entity to execute and deliver all documentation reasonably required by the Agent and/or the Lender Party hereto relating to the Discretionary Increase; and

         (f) An opinion of counsel to each of the Borrower and CPT as to such matters as may be reasonably requested by the Agent and its counsel in connection with such Discretionary Increase.

         7. Other Documents. All instruments and documents incident to the consummation of the transactions contemplated hereby shall be satisfactory in form and substance to the Agent and its counsel; the Agent shall have received copies of all additional agreements, instruments and documents which it may reasonably request in connection therewith, including evidence of the authority of CPV and the Borrower to enter into the transactions contemplated by this Amendment Agreement, in each case such documents, when appropriate, to be certified by appropriate corporate or governmental authorities; and all proceedings of CPV and the Borrower relating to the matters provided for herein shall be satisfactory to the Agent and its counsel.

         8. Entire Agreement. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, conditions, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and no one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Amendment Agreement or otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any other party to the other. None of the terms of conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, signed by all the parties hereto, specifying such

                                     P-2-3
change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.

         9. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

                                     P-2-4

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                       CPT OPERATING PARTNERSHIP L.P.
WITNESS:
_______________________________        By: Correctional Properties Trust,
                                           General Partner

_______________________________        By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                       CORRECTIONAL PROPERTIES TRUST
WITNESS:

_______________________________
                                       By:______________________________________
                                       Name:____________________________________
_______________________________        Title:___________________________________

                                     P-2-5

                                       BANK OF AMERICA, N.A.,
                                       as Agent

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                     P-2-6

                                       [Insert Name of Lender]

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                     P-2-7

                                   EXHIBIT A-2

                  Applicable Term Loan B Commitment Percentages

                                                Applicable
                                                Term Loan
                         Term Loan B           B Commitment
Term Loan B Lender       Commitment             Percentage
------------------       -----------            ----------
                         $                               %

                         ---------               --------
         Total    $      $                            100%


                                     P-2-8

                                    EXHIBIT Q

          Certificate Regarding Compliance with Governmental Contracts

                             _________________, 2003

VIA TELECOPY AND U. S. MAIL

CPT OPERATING PARTNERSHIP L.P.
3300 PGA Boulevard
Suite 750
Palm Beach Gardens, Florida 33410

BANK OF AMERICA, N.A., as Agent
101 North Tryon Street
NC1-001-15-02
Charlotte, North Carolina 28255
Attention:  Agency Management

         Re: [Describe Operating Agreement] by and between Wackenhut Corrections Corporation, a Florida corporation ("Wackenhut") and ________________________________ (the "Governmental Entity")
               dated ______________________________ (the "Operating Agreement")
               for the facility known as __________________________, with an address of ___________________________________ (the "Facility")

Dear Sir or Madam:

         The undersigned, on behalf of Wackenhut, a party to the Operating Agreement described above, hereby confirms and certifies to Bank of America, N.A. (the "Agent") and its successors and assigns as follows:

                  (1) Attached hereto as Exhibit A is a true and complete copy of the Operating Agreement and all amendments and modifications thereto. There are no oral agreements or understandings between Wackenhut and the Governmental Entity with respect to the Operating Agreement or any obligations of any party thereunder, and the Operating Agreement contains the entire agreement between Wackenhut and the Governmental Entity.

                  (2) The Operating Agreement is in full force and effect and is a valid and binding obligation of Wackenhut and the Governmental Entity.

                  (3) Wackenhut has been paid in full for its services as of the date of this letter and no delinquent payments are currently owed to Wackenhut under the Operating Agreement.

                  (4) Wackenhut and the Governmental Entity are in compliance with all terms and conditions of the Operating Agreement and there is no existing breach of the terms of the Operating Agreement by either party thereto. Wackenhut knows of no conditions that, with the passage of time, could become a default by either party to the Operating Agreement. Wackenhut has neither given nor received a notice of default or noncompliance with the terms and conditions of the Operating Agreement.

                  (5) Subject to renewal periods exercisable by the Governmental Entity, the initial term of the Operating Agreement shall expire on _______________________. The term of the Operating Agreement may be extended as provided therein for additional _____ period(s) of _________ months each.

                  (6) As of the date of this letter, Wackenhut has completed and fulfilled all of its construction and/or development obligations under the Operating Agreement.

                  (7) Wackenhut has obtained any and all licenses, permits and approvals that are necessary to perform its obligations under the Operating Agreement and to operate the Facility.

                  (8) As of the date of this letter, ______________ inmates/residents are detained/housed in the Facility.

                  (9) Wackenhut acknowledges that the Agent will rely on the information contained in this letter in determining whether to loan money to __________________________. The representations made herein shall inure to the benefit of Agent and its successors and assigns.

                                        WACKENHUT CORRECTIONS CORPORATION,
                                        a Florida corporation

                                        By:_____________________________________

                                        Name:___________________________________

                                        Its:____________________________________

                                  Schedule 4.1

                        Mortgages for Initial Properties

1. Credit Line Deed of Trust, Mortgage, Open-End Mortgage, Deed of Trust, Deed to Secure Debt, Leasehold Mortgage, Open-End Leasehold Mortgage, Leasehold Deed of Trust, Leasehold Deed to Secure Debt, Security Agreement, Fixture Filing, Assignment of Leases and Rents and Financing Statement dated as of October 2, 1998 and recorded in Book 5489, Page 40 in the Real Estate Records of Adams County, Colorado, as modified by Modification to Credit Line Deed of Trust, Mortgage, Open-End Mortgage, Deed of Trust, Deed to Secure Debt, Leasehold Mortgage, Open-End Leasehold Mortgage, Leasehold Deed of Trust, Leasehold Deed to Secure Debt, Security Agreement, Fixture Filing, Assignment of Leases and Rents and Financing Statement dated as of September 30, 2003 and recorded as Reception Number C 1229050 in the aforesaid Real Estate Records, and further modified by Second Modification to Credit Line Deed of Trust, Mortgage, Open-End Mortgage, Deed of Trust, Deed to Secure Debt, Leasehold Mortgage, Open-End Leasehold Mortgage, Leasehold Deed of Trust, Leasehold Deed to Secure Debt, Security Agreement, Fixture Filing, Assignment of Leases and Rents and Financing Statement dated as of __________ and recorded as Reception Number _____________ in the aforesaid Real Estate Records (Aurora, Colorado Facility).

2. Credit Line Deed of Trust, Mortgage, Open-End Mortgage, Deed of Trust, Deed to Secure Debt, Leasehold Mortgage, Open-End Leasehold Mortgage, Leasehold Deed of Trust, Leasehold Deed to Secure Debt, Security Agreement, Fixture Filing, Assignment of Leases and Rents and Financing Statement dated as of January 16, 1999 and recorded in Book 931, Page 777 in the Real Estate Records of Lea County, New Mexico, as modified by Modification to Credit Line Deed of Trust, Mortgage, Open-End Mortgage, Deed of Trust, Deed to Secure Debt, Leasehold Mortgage, Open-End Leasehold Mortgage, Leasehold Deed of Trust, Leasehold Deed to Secure Debt, Security Agreement, Fixture Filing, Assignment of Leases and Rents and Financing Statement dated as of September 30, 2003 and recorded as Instrument Number 46726 in the aforesaid Real Estate Records, and further modified by Second Modification to Credit Line Deed of Trust, Mortgage, Open-End Mortgage, Deed of Trust, Deed to Secure Debt, Leasehold Mortgage, Open-End Leasehold Mortgage, Leasehold Deed of Trust, Leasehold Deed to Secure Debt, Security Agreement, Fixture Filing, Assignment of Leases and Rents and Financing Statement dated as of __________ and recorded as Instrument Number ____________ in the aforesaid Real Estate Records (Lea County, New Mexico Facility).

3. Amended and Restated Credit Line Deed of Trust, Mortgage, Open-End Mortgage, Deed of Trust, Deed to Secure Debt, Leasehold Mortgage, Open-End Leasehold Mortgage, Leasehold Deed of Trust, Leasehold Deed to Secure Debt, Security Agreement, Fixture Filing, Assignment of Leases and Rents and Financing Statement dated as of January 15, 1999 and recorded in Book 3164, Page 18 in the Real Estate Records of Comanche County, Oklahoma, as modified by Modification to Amended and Restated Credit Line Deed of Trust, Mortgage, Open-End Mortgage, Deed of Trust, Deed to Secure Debt,

                                  Schedule 4.1

         Leasehold Mortgage, Open-End Leasehold Mortgage, Leasehold Deed of Trust, Leasehold Deed to Secure Debt, Security Agreement, Fixture Filing, Assignment of Leases and Rents and Financing Statement dated as of September 30, 2003 and recorded in Book _______, Page _________ in the aforesaid Real Estate Records, and further modified by Second Modification to Amended and Restated Credit Line Deed of Trust, Mortgage, Open-End Mortgage, Deed of Trust, Deed to Secure Debt, Leasehold Mortgage, Open-End Leasehold Mortgage, Leasehold Deed of Trust, Leasehold Deed to Secure Debt, Security Agreement, Fixture Filing, Assignment of Leases and Rents and Financing Statement dated as of __________ and recorded in Book _________, Page _________ in the aforesaid Real Estate Records (Lawton, Oklahoma Facility).

4. Credit Line Deed of Trust, Mortgage, Open-End Mortgage, Deed of Trust, Deed to Secure Debt, Leasehold Mortgage, Open-End Leasehold Mortgage, Leasehold Deed of Trust, Leasehold Deed to Secure Debt, Security Agreement, Fixture Filing, Assignment of Leases and Rents and Financing Statement dated as of October 2, 1998 and recorded in Volume 720, Page 495 in the Official Records of Karnes County, Texas, as modified by Modification to Credit Line Deed of Trust, Mortgage, Open-End Mortgage, Deed of Trust, Deed to Secure Debt, Leasehold Mortgage, Open-End Leasehold Mortgage, Leasehold Deed of Trust, Leasehold Deed to Secure Debt, Security Agreement, Fixture Filing, Assignment of Leases and Rents and Financing Statement dated as of September 30, 2003 and recorded as Clerk's File Number 65166 in the aforesaid Official Records, and further modified by Second Modification to Credit Line Deed of Trust, Mortgage, Open-End Mortgage, Deed of Trust, Deed to Secure Debt, Leasehold Mortgage, Open-End Leasehold Mortgage, Leasehold Deed of Trust, Leasehold Deed to Secure Debt, Security Agreement, Fixture Filing, Assignment of Leases and Rents and Financing Statement dated as of __________ and recorded as Clerk's File Number ____________ in the aforesaid Official Records (Karnes, Texas Facility).

5. Credit Line Deed of Trust, Mortgage, Open-End Mortgage, Deed of Trust, Deed to Secure Debt, Leasehold Mortgage, Open-End Leasehold Mortgage, Leasehold Deed of Trust, Leasehold Deed to Secure Debt, Security Agreement, Fixture Filing, Assignment of Leases and Rents and Financing Statement dated as of October 2, 1998 and recorded in Book 28890, Page 686 in the Official Records of Broward County, Oklahoma, as modified by Modification to Credit Line Deed of Trust, Mortgage, Open-End Mortgage, Deed of Trust, Deed to Secure Debt, Leasehold Mortgage, Open-End Leasehold Mortgage, Leasehold Deed of Trust, Leasehold Deed to Secure Debt, Security Agreement, Fixture Filing, Assignment of Leases and Rents and Financing Statement dated as of September 30, 2003 and recorded in Book 36322, Page 1060 in the aforesaid Official Records, and further modified by Second Modification to Credit Line Deed of Trust, Mortgage, Open-End Mortgage, Deed of Trust, Deed to Secure Debt, Leasehold Mortgage, Open-End Leasehold Mortgage, Leasehold Deed of Trust, Leasehold Deed to Secure Debt, Security Agreement, Fixture Filing, Assignment of Leases and Rents and Financing Statement dated as of __________ and recorded in Book ________, Page ______ in the aforesaid Official Records (Broward County, Florida Facility)

                                  Schedule 4.1

6. Mortgage, Security Agreement, Fixture Filing, Assignment of Leases and Rents and Financing Statement dated as of May 29, 2003 and recorded in Book 8912, Page 790 in the Register of Deeds of Essex County, New Jersey, as modified by Modification to Mortgage, Security Agreement, Fixture Filing, Assignment of Leases and Rents and Financing Statement dated as of ____________ and recorded in Book ________, Page ________ in the aforesaid Register of Deeds (Delaney Hall, New Jersey Facility)

7. Credit Line Deed of Trust, Mortgage, Open-End Mortgage, Deed of Trust, Deed to Secure Debt, Leasehold Mortgage, Open-End Leasehold Mortgage, Leasehold Deed of Trust, Leasehold Deed to Secure Debt, Security Agreement, Fixture Filing, Assignment of Leases and Rents and Financing Statement dated as of February 10, 2000 and recorded in Mortgage Book 225, Page 414 in the Mortgage Records of LaSalle Parish, Louisiana, as modified by Modification to Credit Line Deed of Trust, Mortgage, Open-End Mortgage, Deed of Trust, Deed to Secure Debt, Leasehold Mortgage, Open-End Leasehold Mortgage, Leasehold Deed of Trust, Leasehold Deed to Secure Debt, Security Agreement, Fixture Filing, Assignment of Leases and Rents and Financing Statement dated as of September 30, 2003 and recorded in Mortgage Book 269, Page 28 in the aforesaid Mortgage Records, and further modified by Second Modification to Credit Line Deed of Trust, Mortgage, Open-End Mortgage, Deed of Trust, Deed to Secure Debt, Leasehold Mortgage, Open-End Leasehold Mortgage, Leasehold Deed of Trust, Leasehold Deed to Secure Debt, Security Agreement, Fixture Filing, Assignment of Leases and Rents and Financing Statement dated as of _________________ and recorded in Mortgage Book _________, Page _________ in the aforesaid Mortgage Records (Jena, Louisiana Facility)

8. Credit Line Deed of Trust, Mortgage, Open-End Mortgage, Deed of Trust, Deed to Secure Debt, Leasehold Mortgage, Open-End Leasehold Mortgage, Leasehold Deed of Trust, Leasehold Deed to Secure Debt, Security Agreement, Fixture Filing, Assignment of Leases and Rents and Financing Statement dated as of October 2, 1998 and recorded as Instrument Number 0198137549 in the Official Records of Kern County, California, as modified by Modification to Credit Line Deed of Trust, Mortgage, Open-End Mortgage, Deed of Trust, Deed to Secure Debt, Leasehold Mortgage, Open-End Leasehold Mortgage, Leasehold Deed of Trust, Leasehold Deed to Secure Debt, Security Agreement, Fixture Filing, Assignment of Leases and Rents and Financing Statement dated as of September 30, 2003 and recorded as Instrument Number 203234819 in the aforesaid Official Records, and further modified by Second Modification to Credit Line Deed of Trust, Mortgage, Open-End Mortgage, Deed of Trust, Deed to Secure Debt, Leasehold Mortgage, Open-End Leasehold Mortgage, Leasehold Deed of Trust, Leasehold Deed to Secure Debt, Security Agreement, Fixture Filing, Assignment of Leases and Rents and Financing Statement dated as of _________________ and recorded as Instrument Number ___________ in the aforesaid Official Records (McFarland Community Correctional Facility)

9. Credit Line Deed of Trust, Mortgage, Open-End Mortgage, Deed of Trust, Deed to Secure Debt, Leasehold Mortgage, Open-End Leasehold Mortgage, Leasehold Deed of Trust, Leasehold Deed to Secure Debt, Security Agreement, Fixture Filing, Assignment

                                  Schedule 4.1
         of Leases and Rents and Financing Statement dated as of October 2, 1998 and recorded as Instrument Number 19980425335 in the Official Records of San Bernardino County, California, as modified by Modification to Credit Line Deed of Trust, Mortgage, Open-End Mortgage, Deed of Trust, Deed to Secure Debt, Leasehold Mortgage, Open-End Leasehold Mortgage, Leasehold Deed of Trust, Leasehold Deed to Secure Debt, Security Agreement, Fixture Filing, Assignment of Leases and Rents and Financing Statement dated as of September 30, 2003 and recorded as Instrument Number 810302 in the aforesaid Official Records, and further modified by Second Modification to Credit Line Deed of Trust, Mortgage, Open-End Mortgage, Deed of Trust, Deed to Secure Debt, Leasehold Mortgage, Open-End Leasehold Mortgage, Leasehold Deed of Trust, Leasehold Deed to Secure Debt, Security Agreement, Fixture Filing, Assignment of Leases and Rents and Financing Statement dated as of _________________ and recorded as Instrument Number ___________ in the aforesaid Official Records (Desert View Correctional Facility)

10. Credit Line Deed of Trust, Mortgage, Open-End Mortgage, Deed of Trust, Deed to Secure Debt, Leasehold Mortgage, Open-End Leasehold Mortgage, Leasehold Deed of Trust, Leasehold Deed to Secure Debt, Security Agreement, Fixture Filing, Assignment of Leases and Rents and Financing Statement dated as of October 2, 1998 and recorded as Instrument Number 0198137545 in the Official Records of Kern County, California, as modified by Modification to Credit Line Deed of Trust, Mortgage, Open-End Mortgage, Deed of Trust, Deed to Secure Debt, Leasehold Mortgage, Open-End Leasehold Mortgage, Leasehold Deed of Trust, Leasehold Deed to Secure Debt, Security Agreement, Fixture Filing, Assignment of Leases and Rents and Financing Statement dated as of September 30, 2003 and recorded as Instrument Number 203234820 in the aforesaid Official Records, and further modified by Second Modification to Credit Line Deed of Trust, Mortgage, Open-End Mortgage, Deed of Trust, Deed to Secure Debt, Leasehold Mortgage, Open-End Leasehold Mortgage, Leasehold Deed of Trust, Leasehold Deed to Secure Debt, Security Agreement, Fixture Filing, Assignment of Leases and Rents and Financing Statement dated as of _________________ and recorded as Instrument Number ___________ in the aforesaid Official Records (Golden State Correctional Facility)

11. Credit Line Deed of Trust, Mortgage, Open-End Mortgage, Deed of Trust, Deed to Secure Debt, Leasehold Mortgage, Open-End Leasehold Mortgage, Leasehold Deed of Trust, Leasehold Deed to Secure Debt, Security Agreement, Fixture Filing, Assignment of Leases and Rents and Financing Statement dated as of October 2, 1998 and recorded as Instrument Number 0198137553 in the Official Records of Kern County, California, as modified by Modification to Credit Line Deed of Trust, Mortgage, Open-End Mortgage, Deed of Trust, Deed to Secure Debt, Leasehold Mortgage, Open-End Leasehold Mortgage, Leasehold Deed of Trust, Leasehold Deed to Secure Debt, Security Agreement, Fixture Filing, Assignment of Leases and Rents and Financing Statement dated as of September 30, 2003 and recorded as Instrument Number 203234821 in the aforesaid Official Records, and further modified by Second Modification to Credit Line Deed of Trust, Mortgage, Open-End Mortgage, Deed of Trust, Deed to Secure Debt, Leasehold Mortgage, Open-End Leasehold Mortgage, Leasehold Deed of Trust,

                                  Schedule 4.1

         Leasehold Deed to Secure Debt, Security Agreement, Fixture Filing, Assignment of Leases and Rents and Financing Statement dated as of _________________ and recorded as Instrument Number ___________ in the aforesaid Official Records (Central Valley Correctional Facility)

                                  Schedule 4.1

                                  Schedule 4.3

        Information Regarding Collateral; Pledged Properties; Pledge Pool

i)       Chief Executive Office:

         CPT Operating Partnership, L.P.
         3300 PGA Boulevard, Suite 750
         Palm Beach Gardens, Florida 33410

ii)      a.       None

         b.       Chief Executive Office:

                  CPT Operating Partnership, L.P.
                  3300 PGA Boulevard, Suite 750
                  Palm Beach Gardens, Florida 33410

         c.       Real Estate Owned (Street Addresses and Legal Descriptions):

                  i)       Aurora INS Processing Center

                           11901 East 30th Avenue
                           Aurora, Colorado 80010

                  Legal Description:

                           SEE ATTACHED

                  ii)      McFarland Community Correctional Facility

                           120 Taylor Avenue
                           McFarland, California 93250

                  Legal Description:

                           SEE ATTACHED

                  iii)     Central Valley Correctional Facility

                           254 Taylor Avenue
                           McFarland, California 93250

                  Legal Description:

                           SEE ATTACHED

                                  Schedule 4.3

                  iv)      Golden State Correctional Facility

                           611 Frontage Road
                           McFarland, California 93250

                  Legal Description:

                           SEE ATTACHED

                  v)       Desert View Correctional Facility

                           10450 Rancho Road
                           Adelanto, California 92301

                  Legal Description:

                           SEE ATTACHED

                  vi)      Broward County Work Release Center

                           3900 North Powerline Road
                           Pompano Beach, Florida 33073

                  Legal Description:

                           SEE ATTACHED

                  vii)     Karnes County Correctional Center

                           810 Commerce Street
                           Karnes City, Texas 78118

                  Legal Description:

                           SEE ATTACHED

                  viii)    Lea County Correctional Facility

                           6900 West Millen Drive
                           Hobbs, New Mexico 88244

                  Legal Description:

                           SEE ATTACHED

                                  Schedule 4.3

                  ix)      Lawton Correctional Facility

                           8607 South East Flower Mound Road
                           Lawton, Oklahoma 73501

                  Legal Description:

                                 SEE ATTACHED

                  x)       Jena Juvenile Justice Center

                           830 Pine Hill Road
                           Jena, Louisiana 71342

                  Legal Description:

                                 SEE ATTACHED

                  xi)      Delaney Hall Facility

                           451-479 Doremus Avenue
                           Newark, New Jersey 07105

                  Legal Description:

                                 SEE ATTACHED

         d.       Same as c. above

         e.       i)       Aurora INS Processing Center
                           11901 East 30th Avenue
                           Aurora, Colorado 80010

                  ii)      McFarland Community Correctional Facility
                           120 Taylor Avenue
                           McFarland, California 93250

                  iii)     Central Valley Correctional Facility
                           254 Taylor Avenue
                           McFarland, California 93250

                  iv)      Golden State Correctional Facility
                           611 Frontage Road
                           McFarland, California 93250

                                  Schedule 4.3

                  v)       Desert View Correctional Facility
                           10450 Rancho Road
                           Adelanto, California 92301

                  vi)      Broward County Work Release Center
                           3900 North Powerline Road
                           Pompano Beach, Florida 33073

                  vii)     Karnes County Correctional Center

                           810 Commerce Street
                           Karnes City, Texas 78118

                  viii)    Lea County Correctional Facility

                           6900 West Millen Drive
                           Hobbs, New Mexico 88244

                  ix)      Lawton Correctional Facility

                           8607 South East Flower Mound Road
                           Lawton, Oklahoma 73501

                  x)       Jena Juvenile Justice Center

                           830 Pine Hill Road
                           Jena, Louisiana 71342

                  xi)      Delaney Hall Facility

                           451-479 Doremus Avenue
                           Newark, New Jersey 07105

         f. Pledged Properties (i) thru (x) - Subject to a Master Agreement to Lease between CPT Operating Partnership, L.P., and Wackenhut Corrections Corporation, dated April 28, 1998 together will the individual supplemental agreements on each specific property.

                  Pledged Property (xi) - Subject to a Master Agreement to Lease made and entered into the 29th day of May, 2003, by and between CPT Operating Partnership, L.P., a Delaware limited partnership, referred to as ("Landlord"); and Community Education Centers, Inc., a Delaware corporation, referred to as ("Tenant") together with the individual supplemental agreement on the specific property.

                                  Schedule 4.3

                                  Schedule 4.4

                             Appraisal Requirements

                      CREDIT AGREEMENT AMONG CPT OPERATING
                   PARTNERSHIP L.P. ("BORROWER"), CORRECTIONAL
                         PROPERTIES TRUST ("GUARANTOR"),
                       BANK OF AMERICA, N.A. ("AGENT") AND
                 THE LENDERS PARTY THERETO ("CREDIT AGREEMENT")

The following is a statement of the appraisal requirements relating to any Qualifying Property which becomes an Eligible Property and is included in the Borrowing Base. Capitalized terms used herein shall have the meaning set forth in the Credit Agreement except that the following terms shall have the following meanings:

                  "Appraisal" means a report made by a Qualified Appraiser setting forth such Qualified Appraiser's opinion as to the current market value (based upon modelings of the "income approach", the "sales approach" and the "cost approach" unless otherwise acceptable to the Agent) of a Qualifying Property and in form and content reasonably acceptable to the Agent;

                  "Validation" means a report by a Qualified Appraiser extending an original Appraisal prepared by such Qualified Appraiser of an Eligible Property which validation meets the following conditions: (i) the appraiser continues to be acceptable to the Agent, (ii) the Qualifying Property has not undergone a significant change since the original Appraisal, and (iii) the original Appraisal is dated within three (3) years of the date of the Validation. A Validation shall contain an opinion as to the current validity of the prior estimate of market value for the subject property. If the Validation concludes that the prior value conclusion is not significantly different from that set forth in the original report, then a new appraisal is not necessary. If the Validation concludes that the prior value is significantly different from that set forth in the original report, then a new appraisal is necessary.

In order for a Qualifying Property to become an Eligible Property the Appraisal furnished to the Agent must meet the following requirements:

                  1. The Appraisal must be dated not more than six months prior to the date of delivery to the Agent; or

                  2. If the Appraisal is dated earlier than six months prior to the date of delivery to the Agent such Appraisal shall be accompanied by a Validation dated within thirty (30) days of delivery to the Agent which Validation shall state that the then fair market value of the Qualifying Property is not significantly different from that set forth in the original Appraisal.

                                  Schedule 4.4

The Agent shall order (at the Borrower's expense), for receipt not later than thirty (30) days following the annual anniversary of a Qualifying Property, becoming an Eligible Property either of the following:

                  1. An Appraisal dated not more than six months prior to the date of delivery to the Agent; or

                  2. A Validation dated within thirty days of delivery to the Agent which Validation shall state that the current market value of the Qualifying Property is not significantly different from that set forth in the original Appraisal.

Notwithstanding the foregoing, the Agent may, in its sole discretion, and at the request of the Required Lenders shall, at any time reject a Validation of an Eligible Property and require a current Appraisal.

                                  Schedule 4.4

                                  Schedule 8.4

                 Subsidiaries and Investments in Other Persons

[FLOW CHART]

                                  Schedule 8.4

                                  Schedule 8.6

                                  Indebtedness

                                      None.

                                  Schedule 8.6

                                  Schedule 8.7

                                      Liens

                                      None.

                                  Schedule 8.7

                                  Schedule 8.8

                                   Tax Matters

                                      None.

                                  Schedule 8.8

                                  Schedule 8.10

                                   Litigation

                                      None.

                                  Schedule 8.10

                                      -1-